==============================================================================

                      TARGET RECEIVABLES CORPORATION,
                                 Transferor


                          RETAILERS NATIONAL BANK,
                                  Servicer


                                    and


               NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION,
                                  Trustee



                      TARGET CREDIT CARD MASTER TRUST


                            AMENDED AND RESTATED
                      POOLING AND SERVICING AGREEMENT


                         Dated as of April 28, 2000


==============================================================================



                                 TABLE OF CONTENTS


                                                                         Page


ARTICLE I

      Definitions...........................................................2
      Section 1.1.  Definitions.............................................2
      Section 1.2.  Other Definitional Provisions..........................27

ARTICLE II

      Conveyance of Receivables............................................29
      Section 2.1.  Conveyance of Receivables..............................29
      Section 2.2.  Acceptance by Trustee..................................31
      Section 2.3.  Representations and Warranties of the Transferor
                    Relating to the Transferor.............................32
      Section 2.4.  Representations and Warranties of the Transferor
                    Relating to this Agreement and any Supplement and the
                    Receivables............................................34
      Section 2.5.  Reassignment of Ineligible Receivables.................37
      Section 2.6.  Reassignment of Receivables in Trust Portfolio
             ..............................................................39
      Section 2.7.  Covenants of the Transferor............................40
      Section 2.8.  Covenants of the Transferor with Respect to the
                    Bank Purchase Agreement................................46
      Section 2.9.  Addition of Accounts...................................47
      Section 2.10. Removal of Accounts....................................55
      Section 2.11. Discount Option........................................58
      Section 2.12. Additional Transferors.................................58
      Section 2.13. Account Allocations....................................59

ARTICLE III

      Administration and Servicing of Receivables...........................61
      Section 3.1.  Acceptance of Appointment and Other Matters
                    Relating to the Servicer................................61
      Section 3.2.  Servicing Compensation..................................62
      Section 3.3.  Representations, Warranties and Covenants of the
                    Servicer................................................63
      Section 3.4.  Report to the Trustee...................................68
      Section 3.5.  Annual Certificate of Servicer..........................70
      Section 3.6.  Annual Servicing Report of Independent Public
                    Accountants; Copies of Reports Available................70
      Section 3.7.  Tax Treatment...........................................72
      Section 3.8.  Notices to Retailers National Bank......................72
      Section 3.9.  Adjustments.............................................72

ARTICLE IV

      Rights of Certificateholders and
      Allocation and Application of Collections.............................74
      Section 4.1.  Rights of Certificateholders............................74
      Section 4.2.  Establishment of Collection Account and Special
                    Funding Account.........................................74
      Section 4.3.  Collections and Allocations.............................78
      Section 4.4.  Shared Principal Collections............................80
      Section 4.5.  Excess Finance Charge Collections.......................80
      Section 4.6.  Allocations During Funding Period.......................81

ARTICLE V

      Distributions and Reports to Certificateholders.......................82

ARTICLE VI

      The Certificates......................................................83
      Section 6.1.  The Certificates........................................83
      Section 6.2.  Authentication of Certificates..........................84
      Section 6.3.  New Issuances...........................................84
      Section 6.4.  Registration of Transfer and Exchange of
                    Certificates............................................87
      Section 6.5.  Mutilated, Destroyed, Lost or Stolen Certificates.......91
      Section 6.6.  Persons Deemed Owners...................................92
      Section 6.7.  Appointment of Paying Agent.............................93
      Section 6.8.  Access to List of Registered Certificateholders'
                    Names and Addresses.....................................93
      Section 6.9.  Authenticating Agent....................................94
      Section 6.10. Book-Entry Certificates.................................95
      Section 6.11. Notices to Clearing Agency..............................96
      Section 6.12. Definitive Certificates.................................97
      Section 6.13. Global Certificate......................................97
      Section 6.14. Uncertificated Classes..................................98

ARTICLE VII

      Other Matters Relating to the Transferor..............................99
      Section 7.1.  Liability of the Transferor.............................99
      Section 7.2.  Merger or Consolidation of, or Assumption of the
                    Obligations of, the Transferor..........................99
      Section 7.3.  Limitations on Liability of the Transferor.............101
      Section 7.4.  Liabilities............................................101

ARTICLE VIII

      Other Matters Relating to the Servicer...............................103
      Section 8.1.  Liability of the Servicer..............................103
      Section 8.2.  Merger or Consolidation of, or Assumption of the
      Section 8.3.  Limitation on Liability of the Servicer and
                    Others.................................................104
      Section 8.4.  Servicer Indemnification of the Trust and the
                    Trustee................................................105
      Section 8.5.  The Servicer Not To Resign.............................105
      Section 8.6.  Access to Certain Documentation and Information
                    Regarding the Receivables..............................106
      Section 8.7.  Delegation of Duties...................................107
      Section 8.8.  Examination of Records.................................107

ARTICLE IX

      Early Amortization Events............................................108
      Section 9.1.  Early Amortization Events..............................108
      Section 9.2.  Additional Rights upon the Occurrence of Certain
                    Events.................................................109

ARTICLE X..................................................................110

      Section 10.1.  Servicer Defaults.....................................110
      Section 10.2.  Trustee to Act; Appointment of Successor..............114
      Section 10.3.  Notification to Certificateholders....................116

ARTICLE XI

      The Trustee..........................................................117
      Section 11.1.  Duties of Trustee.....................................117
      Section 11.2.  Certain Matters Affecting the Trustee.................119
      Section 11.3.  Trustee Not Liable for Recitals in Certificates
             ..............................................................120
      Section 11.4.  Trustee May Own Certificates..........................121
      Section 11.5.  The Servicer To Pay Trustee's Fees and Expenses.......121
      Section 11.6.  Eligibility Requirements for Trustee..................122
      Section 11.7.  Resignation or Removal of Trustee.....................122
      Section 11.8.  Successor Trustee.....................................123
      Section 11.9.  Merger or Consolidation of Trustee....................123
      Section 11.10.  Appointment of Co-Trustee or Separate Trustee........124
      Section 11.11.  Tax Return...........................................125
      Section 11.12.  Trustee May Enforce Claims Without Possession
                     of Certificates.......................................126
      Section 11.13.  Suits for Enforcement................................126
      Section 11.14.  Rights of Certificateholders to Direct Trustee.......126
      Section 11.15.  Representations and Warranties of Trustee............127
      Section 11.16.  Maintenance of Office or Agency......................128
      Section 11.17.  Confidentiality......................................128

ARTICLE XII

      Termination..........................................................129
      Section 12.1.  Termination of Trust..................................129
      Section 12.2.  Final Distribution....................................129
      Section 12.3.  Transferor's Termination Rights.......................131
      Section 12.4.  Defeasance............................................131

ARTICLE XIII

      Miscellaneous Provisions.............................................133
      Section 13.1.  Amendment; Waiver of Past Defaults....................133
      Section 13.2.  Protection of Right, Title and Interest to Trust
                     Assets................................................135
      Section 13.3.  Limitation on Rights of Certificateholders............137
      Section 13.4.  Governing Law; Jurisdiction...........................138
      Section 13.5.  Notices, Payments.....................................138
      Section 13.6.  Rule 144A Information.................................140
      Section 13.7.  Severability of Provisions............................140
      Section 13.8.  Assignment............................................140
      Section 13.9.  Certificates Nonassessable and Fully Paid.............140
      Section 13.10. Further Assurances....................................140
      Section 13.11. Nonpetition Covenant..................................141
      Section 13.12. No Waiver; Cumulative Remedies........................141
      Section 13.13. Counterparts..........................................141
      Section 13.14. Third-Party Beneficiaries.............................141
      Section 13.15. Actions by Certificateholders.........................141
      Section 13.16. Merger and Integration................................142
      Section 13.17. Headings..............................................142
      Section 13.18. No Proceedings........................................142


                                     EXHIBITS

Exhibit A         Form of Transferor Certificate
Exhibit B         Form of Assignment of Receivables in Supplemental
                  Accounts
Exhibit C         Form of Reassignment of Receivables in Removed
                  Accounts
Exhibit D         Form of Annual Servicer's Certificate
Exhibit E-1       Private Placement Legend
Exhibit E-2       Form of Undertaking Letter
Exhibit E-3       ERISA Legend
Exhibit F         Example of a Credit Card Agreement
Exhibit G         Reserved
Exhibit H-1       Form of Opinion of Counsel with respect to Amendments
Exhibit H-2       Form of Opinion of Counsel with respect to Addition
                  of Supplemental Accounts




            AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT, dated as of April 28, 2000 among TARGET RECEIVABLES CORPORATION, a Minnesota corporation, as Transferor, RETAILERS NATIONAL BANK, a national banking association, as Servicer, and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association, as Trustee.

            WHEREAS, the Transferor, the Servicer and the Trustee have heretofore executed and delivered a Pooling and Servicing Agreement, dated as of September 13, 1995 (as amended, supplemented or otherwise modified, the "Original Pooling and Servicing Agreement"), by and between Target Receivables Corporation (formerly known as Dayton Hudson Receivables Corporation), as the Transferor, Retailers National Bank, as the Servicer, and the Trustee for the issuance by the Dayton Hudson Credit Card Master Trust of the Investor Certificates and the Exchangeable Transferor Certificate;

            WHEREAS, the Transferor, formerly known as Dayton Hudson Receivables Corporation, has been renamed Target Receivables Corporation and desires to amend and restate the Original Pooling and Servicing Agreement to read in its entirety as set forth below and to, among other things, rename the Trust the Target Credit Card Master Trust;

            WHEREAS, Section 13.1(a) of the Original Pooling and Servicing Agreement provides that the Servicer, the Transferor and the Trustee, without the consent of any of the Certificateholders, may amend the Original Pooling and Servicing Agreement from time to time so long as (x) the Transferor shall have delivered to the Trustee an Officer's Certificate to the effect that the Transferor reasonably believes that such action shall not adversely affect in any material respect the interests of any Investor Certificateholder, (y) the Rating Agency Condition shall have been satisfied with respect to such amendment and (z) a Tax Opinion is delivered in connection with such amendment;

            WHEREAS, all conditions precedent to the execution of this Agreement have been complied with;

            NOW, THEREFORE, pursuant to Section 13.1(a) of the Original Pooling and Servicing Agreement, the Servicer, the Transferor and the Trustee hereby agree that effective on and as of the date hereof, the Original Pooling and Servicing Agreement is hereby amended and restated in its entirety as follows:

          In consideration of the mutual agreements herein contained, each party agrees as follows for the benefit of the other parties, the Certificateholders and any Enhancement Provider to the extent provided herein and in any Supplement:


                                 ARTICLE I

                                Definitions

            Section 1.1. Definitions. Whenever used in this Agreement, the following words and phrases shall have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

            "Account" shall mean each Initial Account, each Automatic Additional Account and each Supplemental Account, but shall exclude any Account all the Receivables in which are either reassigned or assigned to the Transferor or its designee or the Servicer in accordance with the terms of this Agreement and any inactive Accounts which in accordance with the Credit Card Guidelines have been removed from the active computer records of the Credit Card Originator. The definition of Account shall include each account into which an Account is transferred (a "Transferred Account"); provided that (i) such transfer is made in accordance with the Credit Card Guidelines and (ii) such Transferred Account can be traced or identified, by reference to or by way of the computer files, microfiche lists or printed lists delivered to the Trustee pursuant to Section 2.1 or 2.9(f), as an account into which an Account has been transferred. The term "Account" shall be deemed to refer to an Automatic Additional Account or a Supplemental Account only from and after the Addition Date with respect thereto, and the term "Account" shall be deemed to refer to any Removed Account only prior to the Removal Date with respect thereto.

            "Accumulation Period" shall mean, with respect to any Series, the period, if any, specified as such in the related Supplement.

            "Act" shall mean the Securities Act of 1933, as amended.

            "Addition" shall mean the designation of additional Eligible Accounts to be included as Accounts pursuant to subsection 2.9(a), (b) or
(d) or of Participation Interests to be included as Trust Assets pursuant to subsection 2.9(a) or (b), as applicable.

            "Addition Cut-Off Date" shall mean the date as of which any Supplemental Accounts or Participation Interests are designated for inclusion in the Trust, as specified in the related Assignment.

            "Addition Date" shall mean (i) with respect to Supplemental Accounts, the date on which the Receivables in such Supplemental Accounts are conveyed to the Trust pursuant to subsection 2.9(a) or (b), as applicable, (ii) with respect to Automatic Additional Accounts, the date on which such accounts are created, and (iii) with respect to Participation Interests, the date from and after which such Participation Interests are to be included as Trust Assets pursuant to subsection 2.9(a) or (b).

            "Additional Account" shall mean an Automatic Additional Account or a Supplemental Account.

            "Affiliate" shall mean, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" shall mean the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Aggregate Addition Limit" shall mean, with respect to any Series, the number of accounts which may be included as Automatic Additional Accounts without confirmation from each Rating Agency that such action will satisfy the Rating Agency Condition and which may be designated as Supplemental Accounts pursuant to subsection 2.9(a), without the prior Rating Agency notice described under subsection 2.9(c)(iv), which would either (x) with respect to any of the three consecutive Monthly Periods commencing in January, April, July and October of each calendar year commencing October, 1995, may not exceed 15% of the number of Accounts as of the first day of the calendar year during which such Monthly Periods commence (or the Trust Cut-Off Date, in the case of 1995) or (y) with respect to any twelve-month period, equal 20% of the number of Accounts as of the first day of such twelve-month period.

            "Agreement" shall mean this Amended and Restated Pooling and Servicing Agreement and all amendments hereof and supplements hereto, including, with respect to any Series or Class, the related Supplement.

            "Amortization Period" shall mean, with respect to any Series or any Class within a Series, a period following the Revolving Period, which shall be the controlled amortization period, the principal amortization period, the rapid accumulation period, the early amortization period, or other amortization period or accumulation period, in each case as defined with respect to such Series in the related Supplement.

            "Applicants" shall have the meaning specified in Section 6.8.

            "Assignment" shall have the meaning specified in subsection
2.9(f).

            "Authorized Newspaper" shall mean any newspaper or newspapers of general circulation in the Borough of Manhattan, The City of New York printed in the English language (and, with respect to any Series or Class, if and so long as the Investor Certificates of such Series or Class are listed on the Luxembourg Stock Exchange and such exchange shall so require, in Luxembourg, printed in any language satisfying the requirements of such exchange) and customarily published on each business day at such place, whether or not published on Saturdays, Sundays or holidays.

            "Automatic Addition Suspension Date" shall mean the Business Day specified in subsection 2.9(d)(i) or the Determination Date specified in subsection 2.9(d)(ii), as applicable.

            "Automatic Addition Termination Date" shall mean the Business Day specified by the Transferor pursuant to subsection 2.9(d)(i) hereof as of which new open end credit card accounts owned by the Credit Card Originator shall cease to become Automatic Additional Accounts.

            "Automatic Additional Account" shall mean each open end credit card account established pursuant to a Credit Card Agreement coming into existence (i) after the Trust Cut-Off Date and prior to the earlier of the Automatic Addition Termination Date or an Automatic Addition Suspension Date and (ii) following an Automatic Addition Suspension Date and after a Restart Date and prior to a subsequent Automatic Addition Suspension Date or any Automatic Addition Termination Date; provided however with respect to any accounts initially originated by parties other than Retailers National Bank and its successors or assigns and/or any transferees of Accounts from Retailers National Bank, such accounts shall be deemed to be Automatic Additional Accounts only upon satisfaction of the Rating Agency Condition.

            "Bank Purchase Agreement" shall mean (i) the amended and restated receivables purchase agreement, dated as of April 28, 2000, between Retailers National Bank, as seller, and Target Capital Corporation (formerly known as Dayton Hudson Capital Corporation), as purchaser, and
(ii) in the event of a transfer of Accounts by Retailers National Bank to any other entity in accordance with this Agreement, the receivables purchase agreement between Retailers National Bank and such other entity, substantially in the form of the receivables purchase agreement referred to in clause (i) above.

            "Base Rate" shall have the meaning, with respect to any Series, specified in the related Supplement.

            "Bearer Certificate" shall have the meaning specified in
Section 6.1.

            "Benefit Plan" shall have the meaning specified in subsection
6.4(c).

            "Book-Entry Certificates" shall mean beneficial interests in the Investor Certificates, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 6.10.

            "Business Day" shall mean any day other than (a) a Saturday or Sunday, (b) any other day on which national banking associations or state banking institutions in New York, New York, Minneapolis, Minnesota or Sioux Falls, South Dakota are authorized or obligated by law, executive order or governmental decree to be closed or (c) for purposes of any particular Series, any other day specified in the related Supplement.

            "Certificate" shall mean any one of the Investor Certificates or the Transferor Certificate.

            "Certificateholder" or "Holder" shall mean an Investor Certificateholder or a Person in whose name the Transferor Certificate is registered.

            "Certificateholders' Interest" shall have the meaning specified in Section 4.1.

            "Certificate Owner" shall mean, with respect to a Book-Entry Certificate, the Person who is the owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

            "Certificate Rate" shall mean, with respect to any Series or Class, the certificate rate specified therefor in the related Supplement.

            "Certificate Register" shall mean the register maintained pursuant to Section 6.4, providing for the registration of the Registered Certificates and the Transferor Certificate and transfers and exchanges thereof.

            "Class" shall mean, with respect to any Series, any one of the classes of Investor Certificates of that Series.

            "Clearing Agency" shall mean an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended.

            "Clearing Agency Participant" shall mean a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

            "Closing Date" shall mean, with respect to any Series, the closing date specified in the related Supplement.

            "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

            "Collection Account" shall have the meaning specified in
Section 4.2.

            "Collections" shall mean all payments (including Recoveries of Principal Receivables or Finance Charge Receivables) received by the Servicer with respect to the Receivables, in the form of cash, checks (to the extent collected), wire transfers or other form of payment in accordance with the Credit Card Agreements in effect from time to time on any Receivables and all payments received by the Servicer with respect to Merchant Fees and Deferred Billing Fees. If so specified in any Supplement, Collections shall also include any payments received by the Servicer with respect to Participation Interests.

            "Commission" shall mean the Securities and Exchange Commission.

            "Confidential Information" shall have the meaning specified in
Section 11.17.

            "Corporate Trust Office" shall have the meaning specified in
Section 11.16.

            "Coupon" shall have the meaning specified in Section 6.1.

            "Credit Card Agreement" shall mean, with respect to an Account, the agreements between the Credit Card Originator which owns such Account and the related Obligor, governing the terms and conditions of such Account, as such agreements may be amended, modified or otherwise changed from time to time and as distributed (including any amendments and revisions thereto) to such Obligors. An example of a Credit Card Agreement is attached as Exhibit F.

            "Credit Card Guidelines" shall mean written policies and procedures of the Credit Card Originator relating to the operation of its consumer revolving lending business, including, without limitation, the written policies and procedures for determining the creditworthiness of credit card customers, the extension of credit to credit card customers and relating to the maintenance of credit card accounts and collection of receivables with respect thereto, as such policies and procedures may be amended, modified, or otherwise changed from time to time in conformance with all Requirements of Law, the failure to comply with which would have a material adverse effect on interests hereunder of Investor Certificateholders.

            "Credit Card Originator" shall mean Retailers National Bank, and its successors or assigns and/or any transferee of the Accounts from Retailers National Bank or any other originator of Accounts.

            "Daily Report" shall have the meaning specified in subsection
3.4(a).

            "Date of Processing" shall mean, with respect to any transaction, the Business Day on which such transaction is first recorded pursuant to the Servicer's customary and usual servicing practices on the Servicer's computer file of consumer open-end credit card accounts (without regard to the effective date of such recordation).

            "Debtor Relief Laws" shall mean the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, readjustment of debt, marshalling of assets or similar debtor relief laws of the United States, any state or any foreign country from time to time in effect, affecting the rights of creditors generally.

            "Defaulted Amount" shall mean, with respect to any Monthly Period, an amount (which shall not be less than zero) equal to (a) the amount of Defaulted Receivables for each day in such Monthly Period, minus
(b) the sum of (i) the amount of any Defaulted Receivables for which the Transferor Amount is reduced as a result of the assignment of a principal balance of zero thereto for purposes of determining the aggregate amount of Principal Receivables or the Servicer became obligated to accept reassignment or assignment in accordance with the terms of this Agreement during such Monthly Period, (ii) the aggregate amount of Recoveries received in such Monthly Period with respect to Finance Charge Receivables and Principal Receivables previously charged off as uncollectible and (iii) the excess, if any, for the immediately preceding Monthly Period, of the sum computed pursuant to this clause (b) over the amount of Principal Receivables that became Defaulted Receivables during such Monthly Period; provided, however, that, if an Insolvency Event occurs with respect to the Transferor, the amount of such Defaulted Receivables which are subject to reassignment to the Transferor in accordance with the terms of this Agreement shall not be added to the sum so subtracted and, if any of the events described in subsection 10.1(d) occur with respect to the Servicer, the amount of such Defaulted Receivables which are subject to reassignment or assignment to the Servicer in accordance with the terms of this Agreement shall not be added to the sum so subtracted.

            "Defaulted Receivable" shall mean, with respect to any date of determination, all Principal Receivables in any Account which are charged off as uncollectible on such day in accordance with the Credit Card Guidelines and the Servicer's customary and usual servicing procedures for servicing open end credit card account receivables comparable to the Receivables. A Principal Receivable in any Account shall become a Defaulted Receivable on the day on which such Principal Receivable is recorded as charged off on the Servicer's computer master file of consumer credit card accounts in accordance with the Credit Card Guidelines.

            "Defeasance" shall have the meaning specified in Section 12.4.

            "Defeased Series" shall have the meaning specified in Section
12.4.

            "Deferred Billing Fees" shall mean the fees paid with respect to the Accounts by the Dayton's, Hudson's, Marshall Field's, Mervyn's and Target Stores to Retailers National Bank as compensation for Accounts which make charges on a deferred billing basis.

            "Definitive Certificates" shall have the meaning specified in
Section 6.10.

            "Definitive Euro-Certificates" shall have the meaning specified in Section 6.13.

            "Demand Note" shall have the meaning specified in subsection
2.7(i).

            "Depositary" shall mean the Person specified in the applicable Supplement, in its capacity as depositary for the respective accounts of any Clearing Agency or, with respect to Global Certificates, any foreign clearing agencies set forth in the related Supplement.

            "Depository Agreement" shall mean, with respect to any Series or Class, the agreement among the Transferor, the Trustee and the applicable Clearing Agency.

            "Determination Date" shall mean the third Business Day preceding each Distribution Date.

            "Discount Option Receivables" shall mean, on any Date of Processing on and after the date on which the Transferor's exercise of its discount option pursuant to Section 2.11 takes effect, the sum of (a) the aggregate Discount Option Receivables at the end of the prior day (which amount, prior to the date on which the Transferor's exercise of its discount option takes effect and with respect to Receivables generated prior to such date, shall be zero) plus (b) any New Discount Option Receivables created on such day minus (c) any Discount Option Receivables Collections received on such Date of Processing.

            "Discount Option Receivables Collections" shall mean on any Date of Processing on and after the date on which the Transferor's exercise of its discount option pursuant to Section 2.11 takes effect, the product of (a) a fraction the numerator of which is the amount of the Discount Option Receivables and the denominator of which is the sum of the Principal Receivables plus the amount of Discount Option Receivables, in each case (for both numerator and denominator) at the end of the prior Monthly Period and (b) Collections of Principal Receivables, prior to any reduction for Finance Charge Receivables which are Discount Option Receivables, received on such Date of Processing.

            "Discount Percentage shall have the meaning specified in subsection 2.11(a).

            "Distribution Date" shall mean, with respect to any Series, the date specified in the related Supplement.

            "Document Delivery Date" shall mean the first Closing Date in the case of Initial Accounts, the Addition Date in the case of Supplemental Accounts and the Removal Date in the case of Removed Accounts.

            "Early Amortization Event" shall mean, with respect to any Series, each event specified in Section 9.1 and each additional event, if any, specified in the relevant Supplement as an Early Amortization Event with respect to such Series.

            "Eligible Account" shall mean an open end credit card account, which is not a commercial account, owned by the Credit Card Originator which as of the Trust Cut-Off Date with respect to an Initial Account, on the date of creation thereof, with respect to an Automatic Additional Account, or as of the related Addition Cut-Off Date with respect to a Supplemental Account, meets the requirement of either clause (i) or (ii) below: (i) (a) is in existence and serviced at certain facilities of the Credit Card Originator or an Affiliate thereof; (b) is payable in United States dollars; (c) except as provided below, has not been identified as an account the credit cards with respect to which have been reported to the Credit Card Originator as having been lost or stolen; (d) has not been, and does not have any Receivables that have been, sold, pledged, assigned or otherwise conveyed to any person (except pursuant to this Agreement or the Bank Purchase Agreement), unless any such pledge or assignment is released on or before the initial Closing Date or the Addition Date, as applicable;
(e) except as provided below, does not have any Receivables that are Defaulted Receivables; (f) except as provided below, does not have any Receivables which have been identified by the Credit Card Originator or the relevant Obligor as having been incurred as a result of fraudulent use of any related credit card; and (g) has an Obligor who has provided as his or her most recent billing address, an address located in the United States or its territories or possessions or a United States military address; provided, however, that as of any date of determination, up to 4% (or such greater percentage if prior written notice thereof has been given by the Transferor to each Rating Agency and the Rating Agency Condition has been satisfied) of the number of Accounts may have Obligors who have provided addresses outside of such jurisdictions or (ii) with respect to Supplemental Accounts, the addition of such Accounts (other than an addition required pursuant to subsection 2.9(a)(i)) shall have satisfied the Rating Agency Condition.

            "Eligible Deposit Account" shall mean either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), and acting as a trustee for funds deposited in such account, so long as any of the securities of such depository institution shall have a credit rating from each Rating Agency in one of its generic credit rating categories which signifies investment grade.

            "Eligible Institution" shall mean (a) a depository institution (which may be the Trustee or an Affiliate) organized under the laws of the United States or any one of the states thereof which at all times (i) has either (x) a long-term unsecured debt rating of "A2" or better by Moody's or (y) a certificate of deposit rating of "P-1" by Moody's, (ii) has either
(x) a long-term unsecured debt rating of "AAA" by Standard & Poor's or (y) a certificate of deposit rating of "A-l+" by Standard & Poor's and (iii) is a member of the FDIC or (b) any other institution that is acceptable to Moody's and Standard & Poor's.

            "Eligible Investments" shall mean book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

            (a) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America;

            (b) demand deposits, time deposits or certificates of deposit (having original maturities of no more than 365 days) of depository institutions or trust companies incorporated under the laws of the United States of America or any state thereof (or domestic branches of foreign banks) and subject to supervision and examination by Federal or state banking or depository institution authorities; provided that at the time of the Trust's investment or contractual commitment to invest therein, the short-term debt rating of such depository institution or trust company shall be in the highest investment category of each Rating Agency;

            (c) commercial paper or other short-term obligations having, at the time of the Trust's investment or contractual commitment to invest therein, a rating from each Rating Agency in its highest investment category;

            (d) demand deposits, time deposits and certificates of deposit which are fully insured by the FDIC, with a Person the commercial paper of which has a credit rating from each Rating Agency in its highest investment category;

            (e) notes or bankers' acceptances (having original maturities of no more than 365 days) issued by any depository institution or trust company referred to in clause (b) above;

            (f) time deposits, other than as referred to in clause (d) above, with a Person the commercial paper of which has a credit rating from each Rating Agency in its highest investment category; or

            (g) any other investments approved in writing by each Rating Agency which would not cause the Trust to become an "investment company" within the meaning of the Investment Company Act.

            "Eligible Receivable" shall mean each Receivable:

            (a)  which has arisen under an Eligible Account;

            (b) which was created in compliance with the Credit Card Guidelines and all Requirements of Law applicable to the Credit Card Originator, the failure to comply with which would have a material adverse effect on Investor Certificateholders, and pursuant to a Credit Card Agreement which complies with all Requirements of Law applicable to the Credit Card Originator, the failure to comply with which would have a material adverse effect on Investor Certificateholders;

            (c) with respect to which all consents, licenses, approvals or authorizations of, or registrations with, any Governmental Authority required to be obtained or given by the Credit Card Originator in connection with the creation of such Receivable or the execution, delivery and performance by the Credit Card Originator under the related Credit Card Agreement, have been duly obtained or given and are in full force and effect as of the date of creation of such Receivable, if, and to the extent that the failure to so obtain or give any such consent, license, approval, authorization or registration would have a material adverse effect on the Investor Certificateholders;

            (d) as to which, at the time of its transfer to the Trust, the Transferor or the Trust will have good title free and clear of all Liens (other than any Lien for municipal or other local taxes if such taxes are not then due and payable or if the Transferor is then contesting the validity thereof in good faith by appropriate proceedings and has set aside on its books adequate reserves with respect thereto);

            (e) which has been the subject of a valid transfer and assignment from the Transferor to the Trust of all the Transferor's right, title and interest therein or the grant of a "security interest" (as defined in the UCC) therein;

            (f) which at and after the time of transfer to the Trust is the legal, valid and binding payment obligation of the Obligor thereof, legally enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

            (g) which constitutes an "account," a "general intangible" or "chattel paper" under and as defined in Article 9 of the UCC;

            (h) which, at the time of its transfer to the Trust, has not been waived or modified except as permitted in accordance with subsection 3.3(h);

            (i) which, at the time of its transfer to the Trust, is not subject to any right of rescission, setoff, counterclaim or any other defense of the Obligor (including the defense of usury), other than defenses arising out of Debtor Relief Laws or other similar laws affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity) or as to which the Servicer is required by Section 3.9 to make an adjustment;

            (j) as to which, at the time of its transfer to the Trust, the Transferor has satisfied all obligations to be fulfilled at the time it is transferred to the Trust; and

            (k) as to which, at the time of its transfer to the Trust, the Transferor has not taken any action which, or failed to take any action the omission of which, would, at the time of its transfer to the Trust, impair the rights of the Trust or the Certificateholders therein.

            "Eligible Servicer" shall mean the Trustee, a wholly owned subsidiary of the Trustee or an entity which, at the time of its appointment as Servicer, (a) is servicing a portfolio of consumer open end credit card accounts or other consumer open end credit accounts, (b) is legally qualified and has the capacity to service the Accounts, (c) is qualified (or licensed) to use the software that is then being used to service the Accounts or obtains the right to use, or has its own, software which is adequate to perform its duties under this Agreement, (d) has, in the reasonable judgment of the Trustee, the ability to professionally and competently service a portfolio of similar accounts and (e) has a net worth of at least $50,000,000 as of the end of its most recent fiscal quarter.

            "Enhancement" shall mean the rights and benefits provided to the Investor Certificateholder of any Series or Class pursuant to any letter of credit, surety bond, insurance policy, cash collateral account, cash collateral guaranty, collateral invested amount, spread account, reserve account, guaranty, guaranteed rate agreement, maturity guaranty facility, tax protection agreement, interest rate swap agreement, interest rate cap agreement or other similar arrangement. The subordination of any Class to another Class, or a cross support feature which requires collections on Receivables allocated to one Series to be paid as principal and/or interest with respect to another Series shall be deemed to be an Enhancement.

            "Enhancement Agreement" shall mean any agreement, instrument or document governing the terms of any Enhancement or pursuant to which any Enhancement is issued or outstanding.

            "Enhancement Invested Amount" with respect to any Series, shall have the meaning specified in the related Supplement.

            "Enhancement Provider" shall mean the Person or Persons providing any Enhancement, other than the Investor Certificateholders of any Class which is subordinated to another Class.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

            "Excess Finance Charge Collections" shall have the meaning specified in Section 4.5.

            "FASIT" means a financial asset securitization investment trust.

            "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor.

            "Finance Charge Receivables" shall mean, with respect to any Monthly Period, the sum of (i) all amounts billed to the Obligors on any Account at the beginning of such Monthly Period in respect of Periodic Finance Charges, (ii) certain fees and charges, including Late Fees, overlimit fees, return check fees, Deferred Billing Fees and Merchant Fees,
(iii) Discount Option Receivables and (iv) all amounts (other than amounts already included in clause (i) of this definition) billed in respect of Receivables that are not Eligible Receivables.

            "Finance Charge Shortfalls" shall have the meaning specified in
Section 4.5.

            "Floating Allocation Percentage" shall mean, with respect to any Series, the floating allocation percentage specified in the related Supplement.

            "Funding Period" shall have the meaning specified in Section
4.6.

            "Global Certificate" shall have the meaning specified in
Section 6.13.

            "Governmental Authority" shall mean the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "Group" shall mean, with respect to any Series, the group of Series, if any, in which the related Supplement specifies such Series is to be included.

            "Ineligible Receivables" shall have the meaning specified in subsection 2.5(a).

            "Initial Account" shall mean each open end credit card account established pursuant to a Credit Card Agreement between the Credit Card Originator and any Person existing on the Trust Cut-Off Date.

            "Insolvency Event" shall have the meaning specified in subsection 9.1(a).

            "Insurance Proceeds" shall mean any amounts recovered by the Servicer pursuant to any credit insurance policies covering any Obligor with respect to Receivables under such Obligor's Account.

            "Interest Funding Account" shall mean, with respect to any Series, the account, if any, specified as such in the related Supplement.

            "Invested Amount" shall have, with respect to any Series, the meaning specified in the related Supplement.

            "Investment Company Act" shall mean the Investment Company Act of 1940, as amended.

            "Investor Certificateholder" shall mean the Person in whose name a Registered Certificate is registered in the Certificate Register or the holder of any Bearer Certificate (or the Global Certificate, as the case may be) or Coupon.

            "Investor Certificates" shall mean any one of the certificates (including the Bearer Certificates, the Registered Certificates or any Global Certificate) executed by the Transferor and authenticated by or on behalf of the Trustee, substantially in the form attached to the related Supplement, other than the Transferor Certificate, the Supplemental Certificates, if any, and any Participation.

            "Investor Percentage" shall have, for any Series, with respect to Principal Receivables, Finance Charge Receivables and Receivables in Defaulted Accounts, the meaning specified in the related Supplement.

            "Late Fees" shall mean the fees specified in the Credit Card Agreement applicable to each Account for late fees with respect to such Account.

            "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, participation or equity interest, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing, excluding any lien or filing pursuant to this Agreement; provided, however, that any assignment or transfer pursuant to subsection 6.3(c) or (d) or Section 7.2 shall not be deemed to constitute a Lien.

            "Loss" shall have the meaning specified in subsection 7.4(b).

            "Merchant Fees" shall mean the fees paid with respect to the Accounts by the Dayton's, Hudson's, Marshall Field's, Mervyn's and Target Stores to Retailers National Bank, in its capacity as Credit Card
Originator, in connection with Obligor charges for goods and services.

            "Monthly Period" shall mean, with respect to each Distribution Date, the immediately preceding fiscal month of the Transferor, unless otherwise defined in any Supplement.

            "Monthly Report" shall have the meaning specified in subsection 3.4(b).

            "Monthly Servicing Fee" shall have the meaning specified in the related Supplement.

            "Moody's" shall mean Moody's Investors Service, Inc., or its successor.

            "New Discount Option Receivables" shall mean, as of any date of determination, the product of the Discount Percentage and the amount of Principal Receivables (before subtracting out Finance Charge Receivables which are Discount Option Receivables) arising on such date of determination.

            "Notices" shall have the meaning specified in subsection
13.5(a).

            "Obligor" shall mean, with respect to any Account, the Person or Persons obligated to make payments with respect to such Account, including any guarantor thereof.

            "Officer's Certificate" shall mean, unless otherwise specified in this Agreement, a certificate delivered to the Trustee signed by the Chief Executive Officer, Chairman of the Board, President, any Vice President or the Treasurer of the Transferor or the Servicer, as the case may be.

            "Opinion of Counsel" shall mean a written opinion of counsel, who may be counsel for, or an employee of, the Person providing the opinion and which opinion shall be reasonably acceptable to the Trustee.

            "Participation" shall have the meaning specified in subsection
6.3(e).

            "Participation Interests" shall have the meaning specified in subsection 2.9(a).

            "Participation Percentage," with respect to any Participation, shall have the meaning specified in the related Participation Supplement.

            "Participation Supplement" shall mean a supplement to this Agreement under which the Trustee issues Participations at the Transferor's direction.

            "Paying Agent" shall mean any paying agent and co- paying agent appointed pursuant to Section 6.7.

            "Periodic Finance Charges" shall have the meaning specified in the Credit Card Agreement applicable to each Account for finance charges (due to periodic rate) or any similar term.

            "Person" shall mean any legal person, including any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity or other entity of similar nature.

            "Portfolio Yield" shall have the meaning, with respect to any Series, specified in the related Supplement.

            "Pre-Funding Account" shall have the meaning specified in
Section 4.6.

            "Principal Allocation Percentage" shall mean, with respect to any Series, the principal allocation percentage specified in the related Supplement.

            "Principal Receivable" shall mean all Eligible Receivables which are not Finance Charge Receivables (and which are not Deferred Billing Fees or Merchant Fees). In calculating the aggregate amount of Principal Receivables on any day, the amount of Principal Receivables shall not include Defaulted Receivables and shall be reduced by the aggregate amount of credit balances in the Accounts on such day.

            "Principal Sharing Series" shall mean a Series that, pursuant to the Supplement therefor, is entitled to receive Shared Principal Collections.

            "Principal Shortfalls" shall have the meaning specified in
Section 4.4.

            "Principal Terms" shall mean, with respect to any Series, (i) its name or designation; (ii) its initial principal amount (or method for calculating such amount) and its invested amount in the Trust; (iii) its Certificate Rate (or method for the determination thereof); (iv) the payment date or dates and the date or dates from which interest shall accrue; (v) the method for allocating Collections to Certificateholders of such Series; (vi) the designation of any Series Accounts and the terms governing the operation of any such Series Accounts; (vii) the percentage used to calculate the servicing fee with respect thereto; (viii) the provider, if any, and the terms of any form of Enhancement with respect thereto; (ix) the terms on which the Investor Certificates of such Series may be repurchased by the Transferor or any Affiliate of the Transferor or remarketed to other investors; (x) the Series Termination Date; (xi) the number of Classes of Investor Certificates of such Series and, if such Series consists of more than one Class, the rights and priorities of each such Class; (xii) the extent to which the Investor Certificates of such Series will be issuable in temporary or permanent global form (and, in such case, the depositary for such Global Certificate or Certificates, the terms and conditions, if any, upon which such Global Certificates may be exchanged, in whole or in part, for Definitive Certificates, and the manner in which any interest payable on a Global Certificate will be paid); (xiii) whether the Investor Certificates of such Series may be issued as Bearer Certificates and any limitation imposed thereon; (xiv) the priority of such Series with respect to any other Series; (xv) the Group, if any, to which such Series belongs; and (xvi) any other relevant terms of, or with respect to, such Series.

            "Rating Agency" shall mean, with respect to any outstanding Series or Class, each statistical rating agency selected by the Transferor to rate the Investor Certificates of such Series or Class.

            "Rating Agency Condition" shall mean, with respect to any action requiring rating agency approval or consent, that each Rating Agency shall have notified the Transferor, the Servicer and the Trustee in writing that such action will not result in a reduction or withdrawal of the rating of any outstanding Series or Class with respect to which it is a Rating Agency.

            "Reassignment" shall have the meaning specified in Section
2.10.

            "Receivable" shall mean any amount owing from time to time by an Obligor under an Account, including amounts owing for purchases of goods and services, and amounts payable for Finance Charge Receivables (exclusive of Deferred Billing Fees and Merchant Fees). A Receivable shall be deemed to have been created at the end of the day on the Date of Processing of such Receivable. Receivables which become Defaulted Receivables shall not be shown on the Servicer's records as amounts payable (and shall cease to be included as Receivables) on the day on which they become Defaulted Receivables.

            "Receivables Purchase Agreement" shall mean (i) the amended and restated receivables purchase agreement, dated as of April 28, 2000, between Target Capital Corporation (formerly known as Dayton Hudson Capital Corporation) and the Transferor and (ii) any receivables purchase agreement between a transferor of the Accounts other than TCC and the Transferor, substantially in the form of the receivables purchase agreement referred to in clause (i) above.

            "Record Date" shall mean, with respect to any Series Date, the date specified in the related Supplement.

            "Recoveries" shall mean all amounts, including Insurance Proceeds, received by the Servicer with respect to Principal Receivables which have previously become Defaulted Receivables and, with respect to Finance Charge Receivables, which have been charged off as uncollectible in accordance with the Credit Card Guidelines and the Servicer's customary and usual servicing procedures for servicing open end credit card account receivables comparable to the Receivables, including the net proceeds of any sale of such Defaulted Receivables and Finance Charge Receivables which have been charged off as uncollectible by the Transferor or the Servicer regardless of whether such Defaulted Receivables and Finance Charge Receivables have been transferred, set over or otherwise conveyed to the Transferor pursuant to Section 2.10.

            "Registered Certificateholder" shall mean the Holder of a Registered Certificate.

            "Registered Certificates" shall have the meaning specified in
Section 6.1.

            "Removal Date" shall have the meaning specified in subsection
2.10(a).

            "Removal Notice Date" shall have the meaning specified in subsection 2.10(a).

            "Removed Accounts" shall have the meaning specified in Section
2.10.

            "Required Designation Date" shall have the meaning specified in subsection 2.9(a).

            "Required Principal Balance" shall mean, as of any date of determination, the sum of the numerators used at such date to calculate (i) the Investor Percentage with respect to Principal Receivables for all Series outstanding on such date and (ii) the Participation Percentages for all Participations outstanding on such date, less the amount on deposit in the Special Funding Account as of the date of determination.

            "Required Retained Transferor's Percentage" shall mean, as of any date of determination, the highest of the Required Retained
Transferor's Percentages specified in the Supplements for all outstanding
Series.

            "Required Retained Transferor Amount" shall mean, as of any date of determination, the product of (i) the sum of (a) the aggregate Principal Receivables and (b) the amounts on deposit in the Special Funding Account and any other accounts specified in a Supplement and (ii) the Required Retained Transferor's Percentage.

            "Requirements of Law" with respect to any Person shall mean the certificate of incorporation, articles of incorporation or articles of association and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether Federal, state or local.

            "Responsible Officer" shall mean any officer within the Corporate Trust Department (or any successor group of the Trustee), including any vice president, assistant vice president, assistant secretary or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred at the Trustee's Corporate Trust Office because of such officer's knowledge of and familiarity with the particular subject.

            "Restart Date" shall mean the date specified in the notice delivered by the Transferor to the Trustee pursuant to subsection 2.9(d)(i) or 2.9(d)(iii).

            "Revolving Period" shall mean, with respect to any Series, the period specified as such in the related Supplement.

            "Rule 144A" shall mean Rule 144A under the Act, as such Rule may be amended from time to time.

            "Series" shall mean any series of Investor Certificates established pursuant to a Supplement.

            "Series Account" shall mean any deposit, trust, escrow or similar account maintained for the benefit of the Investor
Certificateholders of any Series or Class, as specified in any Supplement.

            "Series Allocation Percentage" shall mean with respect to any Series, on any date of determination, the percentage equivalent of a fraction the numerator of which is the Series Invested Amount of such Series and the denominator of which is the sum of the Series Invested Amounts of all Series then outstanding.

            "Series Invested Amount" shall have, with respect to any Series, the meaning specified in the related Supplement.

            "Series Issuance Date" shall mean, with respect to any Series, the date on which the Investor Certificates of such Series are to be originally issued in accordance with Section 6.3 and the related
Supplement.

            "Series Termination Date" shall mean, with respect to any Series, the termination date specified in the related Supplement.

            "Service Transfer" shall have the meaning specified in Section
10.1.

            "Servicer" shall mean Retailers National Bank, in its capacity as Servicer pursuant to this Agreement, and, after any Service Transfer, the Successor Servicer.

            "Servicer Default" shall have the meaning specified in Section
10.1.

            "Servicing Fee" shall mean, with respect to any Series, the servicing fee specified in Section 3.2.

            "Servicing Fee Rate" shall mean, with respect to any Series, the servicing fee rate specified in the related Supplement.

            "Servicing Officer" shall mean any officer of the Servicer involved in, or responsible for, the administration and servicing of the Receivables whose name appears on a list of servicing officers furnished to the Trustee by the Servicer on the initial Closing Date, as such list may from time to time be amended.

            "Shared Principal Collections" shall have the meaning specified in Section 4.4.

            "Special Funding Account" shall have the meaning specified in
Section 4.2.

            "Standard & Poor's" shall mean Standard & Poor's Ratings Group, a division of The McGraw Hill Companies or its successor.

            "Successor Servicer" shall have the meaning specified in subsection 10.2(a).

            "Supplement" shall mean, with respect to any Series, a Supplement to this Agreement, executed and delivered in connection with the original issuance of the Investor Certificates of such Series pursuant to
Section 6.3, and all amendments thereof and supplements thereto.

            "Supplemental Account" shall mean each open end credit card account established pursuant to a Credit Card Agreement, which account is designated pursuant to subsection 2.9(a) or 2.9(b) to be included as an Account, and is identified in a computer file, microfiche list or printed list delivered to the Trustee by the Transferor pursuant to Section 2.1.

            "Supplemental Certificate" shall have the meaning specified in subsection 6.3(c).

            "Tax Opinion" shall mean, with respect to any action, an Opinion of Counsel to the effect that, for Federal income tax purposes, (a) such action will not adversely affect the tax characterization as debt of Investor Certificates of any outstanding Series or Class with respect to which an Opinion of Counsel was delivered at the time of their issuance that such Investor Certificates would be characterized as debt, (b) such action will not cause the Trust to be classified, for federal income tax purposes, as an association (or publicly traded partnership) taxable as a corporation and (c) such action will not cause or constitute an event in which gain or loss would be recognized by any Investor Certificateholder.

            "TCC" shall mean Target Capital Corporation (formerly known as Dayton Hudson Capital Corporation), a Minnesota corporation.

            "Termination Notice" shall have the meaning specified in
Section 10.1.

            "Transfer Agent and Registrar" shall have the meaning specified in subsection 6.4(a).

            "Transfer Date" shall mean the Business Day immediately preceding each Distribution Date.

            "Transferor" shall mean Target Receivables Corporation (formerly known as Dayton Hudson Receivables Corporation), a Minnesota corporation, or its permitted successors or assigns under this Agreement and additional transferors, if any, designated in accordance with Sections
2.12 or 6.3(d).

            "Transferor Amount" shall mean, on any date of determination, the aggregate amount of Principal Receivables on such day, minus the sum of the Series Invested Amounts with respect to all Series then outstanding, minus the amount of any Participation, plus the principal amount on deposit in the Special Funding Account or other account specified in a Supplement.

            "Transferor Certificate" shall mean the certificate executed by the Transferor and authenticated by or on behalf of the Trustee, substantially in the form of Exhibit A.

            "Transferor Retained Certificates" shall mean Investor Certificates of any Series which the Transferor retained pursuant to the terms of any Supplement.

            "Transferor's Interest" shall have the meaning specified in
Section 4.1.

            "Transferor's Percentage" shall mean, with respect to Finance Charge Receivables and Defaulted Receivables, 100% less the sum of the Floating Allocation Percentages with respect to all outstanding Series, less the sum of the Participation Percentages with respect to all Participations and with respect to Principal Receivables, 100% less the sum of the Principal Allocation Percentages with respect to all outstanding Series, less the sum of the Participation Percentages with respect to all Participations.

            "Transferred Account" shall have the meaning set forth in the definition of "Account."

            "Transfer Restriction Event" shall have the meaning specified in Section 2.13.

            "Trust" shall mean the Target Credit Card Master Trust (formerly known as Dayton Hudson Credit Card Master Trust) created by this Agreement.

            "Trust Assets" shall have the meaning specified in Section 2.1.

            "Trust Cut-Off Date" shall mean June 30, 1995.

            "Trust Portfolio Yield" shall mean, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is an amount equal to the aggregate amount of Collections of Finance Charge Receivables for such Monthly Period, and the denominator of which is the aggregate amount of Principal Receivables in the Trust as of the first day of such Monthly Period.

            "Trustee" shall mean Norwest Bank Minnesota, National
Association, a national banking association, in its capacity as trustee on behalf of the Trust, or its successor in interest, or any successor trustee appointed as herein provided.

            "UCC" shall mean the Uniform Commercial Code, as amended from time to time, as in effect in the State of Delaware and in any other state where the filing of a financing statement is required to perfect the Transferor's or the Trust's interest in the Receivables and the proceeds thereof or in any other specified jurisdiction.

            "United States" shall mean the United States of America (including the states and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

            "Variable Funding Certificates" shall have the meaning specified in any Variable Funding Supplement.

            "Variable Funding Supplement" shall mean a Supplement executed in connection with the issuance of, and otherwise specifying the terms governing the issuance of, Variable Funding Certificates provided for therein.

            Section 1.2. Other Definitional Provisions. (a) With respect to any Series, all terms used herein and not otherwise defined herein shall have meanings ascribed to them in the related Supplement.

            (b) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

            (c) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

            (d) The agreements, representations and warranties of Target Receivables Corporation and Retailers National Bank in this Agreement in each of their respective capacities as Transferor and as Servicer, shall be deemed to be the separate agreements, representations and warranties of Target Receivables Corporation and Retailers National Bank solely in each such respective capacity for so long as Target Receivables Corporation and Retailers National Bank act in each such capacity under this Agreement.

            (e) Any reference to each Rating Agency shall only apply to any specific rating agency if such rating agency is then rating any outstanding Series.

            (f) Unless otherwise specified, references to any amount as on deposit or outstanding on any particular date shall mean such amount at the close of business on such day.

            (g) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; references to any Section, Schedule or Exhibit are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term "including" means "including without limitation."

                                ARTICLE II

                         Conveyance of Receivables

            Section 2.1. Conveyance of Receivables. By execution of this Agreement, the Transferor does hereby transfer, assign, set over and otherwise convey to the Trust, for the benefit of the Certificateholders, all its right, title and interest in, to and under (i) the Receivables existing at the close of business on the Trust Cut-Off Date and thereafter created from time to time and arising in the Initial Accounts and the Receivables existing on each applicable Addition Date and thereafter created from time to time and arising in any Automatic Additional Accounts owned by the Credit Card Originator, and in each case, thereafter created from time to time until the termination of the Trust, all Recoveries allocable to the Trust as provided herein, all monies due or to become due and all amounts received with respect to any of the foregoing and all proceeds (including "proceeds" as defined in the UCC) of any of the foregoing, (ii) any Merchant Fees and Deferred Billing Fees, (iii) the Receivables Purchase Agreement and (iv) the Bank Purchase Agreement. Such property, together with all monies on deposit in the Collection Account, the Special Funding Account, the Series Accounts and any Enhancement shall constitute the assets of the Trust (the "Trust Assets"). The foregoing does not constitute and is not intended to result in the creation or assumption by the Trust, the Trustee, any Investor Certificateholders or any Enhancement Provider of any obligation of the Credit Card Originator, the Servicer, the Transferor or any other Person in connection with the Accounts or the Receivables or under any agreement or instrument relating thereto, including any obligation to obligors, merchant banks, merchants clearance systems or insurers.

            The Transferor agrees to record and file, at its own expense, financing statements (and continuation statements when applicable) with respect to the Receivables now existing and hereafter created in Accounts and other Trust Assets meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain the perfection of, the assignment of such Receivables to the Trust, and to deliver a file-stamped copy of each such financing statement or other evidence of such filing (which may, for purposes of this Section
2.1 consist of telephone confirmation of such filing promptly followed by delivery to the Trustee of a file-stamped copy) to the Trustee on or prior to the initial Closing Date, in the case of such Receivables arising in the Initial Accounts and Automatic Additional Accounts, and (if any additional filing is so necessary) the applicable Addition Date, in the case of such Receivables arising in Supplemental Accounts. The Trustee shall be under no obligation whatsoever to file such financing or continuation statements or to make any other filing under the UCC in connection with such assignment.

            The Transferor further agrees, at its own expense, (a) on (x) the Automatic Addition Termination Date or any Automatic Addition Suspension Date, in the case of the Initial Accounts and any Additional Accounts designated pursuant hereto prior to such date, (y) the applicable Addition Date, in the case of Supplemental Accounts, and (z) the applicable Removal Date, in the case of Removed Accounts, to indicate in the appropriate computer files that Receivables created in connection with the Accounts owned by the Credit Card Originator (other than Removed Accounts) have been conveyed to the Trust pursuant to this Agreement for the benefit of the Certificateholders (or conveyed to the Transferor or its designee in accordance with Section 2.10, in the case of Removed Accounts) by including in such computer files the code identifying each such Account (or, in the case of Removed Accounts, either including such a code identifying the Removed Accounts only if the removal occurs prior to the Automatic Addition Termination Date or any Automatic Addition Suspension Date, or subsequent to a Restart Date, or deleting such code thereafter) and (b) on the date referred to in clause (x), (y) or (z) above, as applicable, to deliver to the Trustee a computer file, microfiche list or printed list containing a true and complete list of all such Accounts, specifying for each such Account, as of the Automatic Addition Termination Date or any Automatic Addition Suspension Date, in the case of clause (x) above, the applicable Addition Cut-Off Date, in the case of Supplemental Accounts, and the Removal Date, in the case of Removed Accounts, its account number, the aggregate amount outstanding in such Account and the aggregate amount of Principal Receivables outstanding in such Account. Such file or list shall be supplemented from time to time to reflect Supplemental Accounts and Removed Accounts. Once the code referenced in this paragraph has been included with respect to any Account, the Transferor further agrees not to alter such code during the remaining term of this Agreement unless and until (a) such Account becomes a Removed Account, (b) a Restart Date has occurred on which the Transferor starts including Automatic Additional Accounts as Accounts or (c) the Transferor shall have delivered to the Trustee at least 30 days' prior written notice of its intention to do so and has taken such action as is necessary or advisable to cause the interest of the Trustee in the Receivables and other Trust Assets to continue to be perfected with the priority required by this Agreement.

            The Transferor hereby grants and transfers to the Trustee, for the benefit of the Certificateholders, a security interest in all of the Transferor's right, title and interest in, to and under the Receivables and all other Trust Assets, to secure a loan in an amount equal to the unpaid principal amount of the Investor Certificates issued hereunder or to be issued pursuant to this Agreement and the interest accrued at the related Certificate Rate, and agrees that this Agreement shall constitute a security agreement under applicable law.

            Section 2.2. Acceptance by Trustee. (a) The Trustee hereby acknowledges its acceptance on behalf of the Trust of all right, title and interest to the property, now existing and hereafter created, conveyed to the Trust pursuant to Section 2.1 and declares that it shall maintain such right, title and interest, upon the trust herein set forth, for the benefit of all Certificateholders.

            (b) The Trustee hereby agrees not to disclose to any Person any of the account numbers or other information contained in any computer files, microfiche lists or printed lists delivered to the Trustee from time to time, except (i) to a Successor Servicer or as required by a Requirement of Law applicable to the Trustee, (ii) in connection with the performance of the Trustee's duties hereunder or (iii) in enforcing the rights of Certificateholders. The Trustee (i) agrees to take such measures as shall be reasonably requested by the Transferor to protect and maintain the security and confidentiality of such information and (ii) in any event will maintain and preserve such files or lists and the confidentiality of the information contained in such files or lists in the same manner and with the same degree of care that it would exercise with respect to similar files, lists or information maintained by it for its own account. The Trustee will also, upon two Business Days' prior notice, allow the Transferor to inspect the Trustee's security and confidentiality arrangements from time to time during normal business hours. The Trustee shall provide the Transferor with notice no later than five Business Days prior to any disclosure pursuant to this Section or any shorter period of time as required by any Requirements of Law.

            (c) The Trustee shall have no power to create, assume or incur indebtedness or other liabilities in the name of the Trust other than as contemplated in this Agreement or any Supplement.

            (d) The Trustee hereby agrees not to use any information it obtains pursuant to this Agreement, including any of the account numbers or other information contained in the computer files, microfiche lists or printed lists delivered by the Transferor to the Trustee pursuant to this Agreement, including Sections 2.1, 2.9, 2.10 or 3.4(c), other than to perform its duties hereunder.

            Section 2.3. Representations and Warranties of the Transferor Relating to the Transferor. The Transferor hereby represents and warrants to the Trust (and agrees that the Trustee may rely on each such representation and warranty in accepting the Receivables in trust and in authenticating the Certificates) as of each Closing Date that:

            (a) Organization and Good Standing. The Transferor is a corporation validly existing in good standing under the laws of the State of Minnesota, and has full corporate power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, to execute, deliver and perform its obligations under this Agreement and each Supplement and to execute and deliver to the Trustee the Certificates pursuant hereto.

            (b) Due Qualification. The Transferor is duly qualified to do business and is in good standing as a foreign corporation (or is exempt from such requirements), and has obtained all necessary licenses and approvals in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would render any Credit Card Agreement relating to an Account owned by the Credit Card Originator or any Receivable transferred to the Trust by the Transferor unenforceable by the Credit Card Originator, the Transferor, the Servicer or the Trustee and would have a material adverse effect on the interests of the Certificateholders hereunder or under any Supplement.

            (c) Due Authorization. The execution, delivery and performance of this Agreement and each Supplement by the Transferor, the execution and delivery to the Trustee of the Certificates by the Transferor and the consummation by the Transferor of the transactions provided for in this Agreement and each Supplement have been duly authorized by the Transferor by all necessary corporate action on the part of the Transferor and this Agreement and each Supplement will remain, from the time of its execution, an official record of the Transferor.

            (d) No Conflict. The execution and delivery by the Transferor of this Agreement, each Supplement and the Certificates, the performance by the Transferor of the transactions contemplated by this Agreement and each Supplement and the fulfillment by the Transferor of the terms hereof and thereof will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Transferor is a party or by which it or any of its properties are bound.

            (e) No Violation. The execution and delivery by the Transferor of this Agreement, each Supplement and the Certificates, the performance by the Transferor of the transactions contemplated by this Agreement and each Supplement and the fulfillment by the Transferor of the terms hereof and thereof will not conflict with or violate any Requirements of Law applicable to the Transferor.

            (f) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of the Transferor, threatened against the Transferor, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement, any Supplement or the Certificates, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, any Supplement or the Certificates,
      (iii) seeking any determination or ruling that, in the reasonable judgment of the Transferor, would materially and adversely affect the performance by the Transferor of its obligations under this Agreement or any Supplement, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement, any Supplement or the Certificates or (v) seeking to affect adversely the income tax attributes of the Trust under the Federal or applicable state income or franchise tax systems.

            (g) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any governmental body or official required in connection with the execution and delivery by the Transferor of this Agreement, each Supplement and the Certificates, the performance by the Transferor of the transactions contemplated by this Agreement and each Supplement and the fulfillment by the Transferor of the terms hereof and thereof, have been obtained.

            (h) Insolvency. No Insolvency Event with respect to the Credit Card Originator, TCC or the Transferor has occurred and the transfer of the Receivables by the Transferor to the Trust has not been made in contemplation of the occurrence thereof.

            The representations and warranties of the Transferor set forth in this Section 2.3 shall survive the transfer and assignment by the Transferor of the respective Receivables to the Trust. Upon discovery by the Transferor, the Servicer or the Trustee of a breach of any of the representations and warranties by the Transferor set forth in this Section 2.3, the party discovering such breach shall give prompt written notice to the others and to each Enhancement Provider, if any, entitled thereto pursuant to the relevant Supplement. The Transferor agrees to cooperate with the Servicer and the Trustee in attempting to cure any such breach. For purposes of the representations and warranties set forth in this
Section 2.3, each reference to a Supplement shall be deemed to refer only to those Supplements in effect as of the relevant Closing Date.

            Section 2.4. Representations and Warranties of the Transferor Relating to this Agreement and any Supplement and the Receivables. (a) Representations and Warranties. The Transferor hereby represents and warrants to the Trust (and agrees that the Trustee may rely on each such representation and warranty in accepting the Receivables in trust and in authenticating the Certificates) as of the date of this Agreement and the date of each Supplement, as of each Closing Date and, with respect to Additional Accounts, as of the related Addition Date that:

                  (i) this Agreement, each Supplement and, in the case of
            Supplemental Accounts, the related Assignment, each constitutes a legal, valid and binding obligation of the Transferor, enforceable against the Transferor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

                  (ii) as of the Automatic Addition Termination Date or any
            Automatic Addition Suspension Date and as of each subsequent Addition Date with respect to Supplemental Accounts, and as of the applicable Removal Date with respect to the Removed Accounts, the related computer file, microfiche list or printed list delivered pursuant to this Agreement, as supplemented to such date, is an accurate and complete listing in all material respects of all the Accounts owned by the Credit Card Originator as of such date, such Addition Cut-Off Date or such Removal Date, as the case may be, and the information contained therein with respect to the identity of such Accounts and the Receivables existing in such Accounts is true and correct in all material respects as of such date, such Addition Cut-Off Date or such Removal Date, as the case may be;

                  (iii) the Transferor is the legal and beneficial owner of
            all right, title and interest in each Receivable and the Transferor has the full right to transfer such Receivables to the Trust, and each Receivable conveyed to the Trust by the Transferor has been conveyed to the Trust free and clear of any Lien of any Person claiming through or under the Transferor or any of its Affiliates (other than Liens permitted under subsection 2.7(b)) and in compliance, in all material respects, with all Requirements of Law applicable to the Transferor;

                  (iv) all authorizations, consents, orders or approvals of
            or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Transferor in connection with the conveyance by the Transferor of Receivables to the Trust have been duly obtained, effected or given and are in full force and effect;

                  (v) this Agreement or, in the case of Supplemental
            Accounts, the related Assignment constitutes either a valid transfer and assignment to the Trust of all right, title and interest of the Transferor in the Receivables and other Trust Assets conveyed to the Trust by the Transferor and all monies due or to become due with respect thereto and the proceeds thereof or this Agreement or a grant of a "security interest" (as defined in the UCC) in such property to the Trust, which, in the case of existing Receivables and the proceeds thereof, is enforceable upon execution and delivery of this Agreement, or, with respect to then existing Receivables in Additional Accounts, as of the applicable Addition Date, and which will be enforceable with respect to such Receivables hereafter and thereafter created and the proceeds thereof upon such creation, in each case except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity). Upon the filing of the financing statements pursuant to Section 2.1 and, in the case of Receivables hereafter created and the proceeds thereof, upon the creation thereof, the Trust shall have a first priority security interest in such property and "proceeds" (as defined in the UCC) except for Liens permitted under subsection 2.7(b);

                  (vi) except as otherwise expressly provided in this
            Agreement or any Supplement, neither the Transferor nor any Person claiming through or under the Transferor has any claim to or interest in the Collection Account, the Special Funding Account, any Series Account or any Enhancement;

                  (vii) on the Trust Cut-Off Date, with respect to each
            Initial Account, on the date of its creation, with respect to each Automatic Additional Account and, on the applicable Addition Cut-Off Date, with respect to each related Supplemental Account each Account classified as an "Eligible Account" by the Transferor in any document or report delivered hereunder will satisfy the requirements contained in the definition of Eligible Account and each Receivable classified as an "Eligible Receivable" by the Transferor in any document or report delivered hereunder will satisfy the requirements contained in the definition of Eligible Receivable;

                  (viii) on the Trust Cut-Off Date, each Receivable then
            existing is an Eligible Receivable, on the date of creation of each Automatic Additional Account, each Receivable contained in such Automatic Additional Account is an Eligible Receivable and, on the applicable Addition Cut-Off Date, each Receivable contained in any related Supplemental Account is an Eligible Receivable; and

                  (ix) as of the date of the creation of any new
            Receivable, such Receivable is an Eligible Receivable.

            (b) Notice of Breach. The representations and warranties of the Transferor set forth in this Section 2.4 shall survive the transfer and assignment by the Transferor of Receivables to the Trust. Upon discovery by the Transferor, the Servicer or the Trustee of a breach of any of the representations and warranties by the Transferor set forth in this Section 2.4, the party discovering such breach shall give prompt written notice to the others and to each Enhancement Provider, if any, entitled thereto pursuant to the relevant Supplement. The Transferor agrees to cooperate with the Servicer and the Trustee in attempting to cure any such breach. For purposes of the representations and warranties set forth in this
Section 2.4, each reference to a Supplement shall be deemed to refer only to those Supplements in effect as of the date of the relevant representations or warranties.

            Section 2.5. Reassignment of Ineligible Receivables. (a) Reassignment of Receivables. In the event that (i) any representation or warranty of the Transferor contained in subsection 2.4(a)(ii), (iii), (iv),
(vii), (viii) or (ix) is not true and correct in any material respect as of the date specified therein with respect to any Receivable transferred to the Trust by the Transferor or any Account owned by the Credit Card Originator and as a result of such breach any Receivables in the related Account become Defaulted Receivables or the Trust's rights in, to or under such Receivables or the proceeds of such Receivables are impaired or such proceeds are not available for any reason to the Trust free and clear of any Lien, unless cured within 60 days (or such longer period, not in excess of 150 days, as may be agreed to by the Trustee) after the earlier to occur of the discovery thereof by the Transferor or receipt by the Transferor or a designee of the Transferor of notice thereof given by the Trustee, or
(ii) it is so provided in subsection 2.7(a) with respect to any Receivables transferred to the Trust by the Transferor, then such Receivable shall be designated an "Ineligible Receivable" and shall be assigned a principal balance of zero for the purpose of determining the aggregate amount of Principal Receivables on any day; provided, however, that such Receivables will not be deemed to be Ineligible Receivables but will be deemed an Eligible Receivable and such Principal Receivables shall be included in determining the aggregate Principal Receivables in the Trust if, on any day prior to the end of such 60-day or longer period, (x) either (A) in the case of an event described in clause (i) above the relevant representation and warranty shall be true and correct in all material respects as if made on such day or (B) in the case of an event described in clause (ii) above the circumstances causing such Receivable to become an Ineligible Receivable shall no longer exist and (y) the Transferor shall have delivered an Officer's Certificate describing the nature of such breach and the manner in which the relevant representation and warranty became true and correct.

            (b) Price of Reassignment. On and after the date of its designation as an Ineligible Receivable, each Ineligible Receivable shall not be given credit in determining the aggregate amount of Principal Receivables used to calculate the Transferor Amount, and the Floating Allocation Percentage and the Principal Allocation Percentage applicable to any Series. If, following the exclusion of such Principal Receivables from the calculation of the Transferor Amount, the Transferor Amount (excluding the interest represented by any Supplemental Certificate) would otherwise be less than the Required Retained Transferor Amount, the Transferor shall make a deposit into the Special Funding Account in immediately available funds prior to the next succeeding Business Day in an amount equal to the amount by which the Transferor Amount (excluding the interest represented by any Supplemental Certificate) would otherwise be less than the Required Retained Transferor Amount (up to the amount of such Principal Receivables). The payment of such deposit amount in immediately available funds shall otherwise be considered payment in full of all of the Ineligible Receivables.

            The obligation of the Transferor to make the deposits, if any, required to be made to the Special Funding Account as provided in this
Section 2.5, shall constitute the sole remedy respecting the event giving rise to such obligation available to Certificateholders (or the Trustee on behalf of the Certificateholders) or any Enhancement Provider.

            Section 2.6. Reassignment of Receivables in Trust Portfolio. If any representation or warranty of the Transferor set forth in subsection 2.3(a), (b) or (c) or subsection 2.4(a)(i), (v) or (vi) is not true and correct in any material respect and such breach has a material adverse effect on the Certificateholders' Interest in the Receivables transferred to the Trust by the Transferor, then either the Trustee or the Holders of Investor Certificates evidencing not less than 50% of the aggregate unpaid principal amount of all outstanding Investor Certificates, by notice then given to the Transferor and the Servicer (and to the Trustee if given by the Investor Certificateholders), may direct the Transferor to accept a reassignment of the Receivables transferred to the Trust by the Transferor if such breach and any material adverse effect caused by such breach is not cured within 60 days of such notice (or within such longer period, not in excess of 150 days, as may be specified in such notice), and upon those conditions the Transferor shall be obligated to accept such reassignment on the terms set forth below; provided, however, that such Receivables will not be reassigned to the Transferor if, on any day prior to the end of such 60-day or longer period (i) the relevant representation and warranty shall be true and correct in all material respects as if made on such day and
(ii) the Transferor shall have delivered an Officer's Certificate describing the nature of such breach and the manner in which the relevant representation and warranty became true and correct.

            The Transferor shall deposit in the Collection Account in immediately available funds not later than 12:00 noon, New York City time, on the first Distribution Date following the Monthly Period in which such reassignment obligation arises, in payment for such reassignment, an amount equal to the sum of the amounts specified therefor with respect to each outstanding Series in the related Supplement. Notwithstanding anything to the contrary in this Agreement, such amounts shall be distributed on such Distribution Date in accordance with Article IV and the terms of each Supplement. The payment of such deposit amount in immediately available funds shall otherwise be considered payment in full of all of the Receivables.

            Upon the deposit, if any, required to be made to the Collection Account as provided in this Section 2.6 and the reassignment of the applicable Receivables, the Trustee, on behalf of the Trust, shall automatically and without further action be deemed to transfer, assign, set over and otherwise convey to the Transferor or its designee, without recourse, representation or warranty (except for the warranty that since the date of transfer by the Transferor, the Trustee has not sold, transferred or encumbered any such Receivables or interest therein), all the right, title and interest of the Trust in and to such Receivables, all monies due or to become due and all amounts received with respect thereto and all proceeds thereof. The Trustee shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the Transferor to effect the conveyance of such Receivables pursuant to this Section 2.6. The obligation of the Transferor to accept reassignment of any Receivables, and to make the deposits, if any, required to be made to the Collection Account as provided in this
Section 2.6, shall constitute the sole remedy respecting the event giving rise to such obligation available to Certificateholders (or the Trustee on behalf of the Certificateholders).

            Section 2.7. Covenants of the Transferor. The Transferor hereby covenants as follows:

            (a) Receivables to be Accounts, General Intangibles or Chattel Paper. Except in connection with the enforcement or collection of an Account, the Transferor will take no action to cause any Receivable transferred by it to the Trust to be evidenced by any instrument (as defined in the UCC) and, if any such Receivable is so evidenced (whether or not in connection with the enforcement or collection of an Account), it shall be deemed to be an Ineligible Receivable in accordance with subsection 2.5(a) and shall be reassigned to the Transferor in accordance with subsection 2.5(b).

            (b) Security Interests. Except for the conveyances hereunder, the Transferor will not sell, pledge, assign or transfer or otherwise convey to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Receivable, whether now existing or hereafter created, or any interest therein; the Transferor will immediately notify the Trustee of the existence of any Lien on any Receivable of which the Transferor has knowledge; and the Transferor shall defend the right, title and interest of the Trust in, to and under the Receivables, whether now existing or hereafter created, against all claims of third parties claiming through or under the Transferor; provided, however, that nothing in this subsection 2.7(b) shall prevent or be deemed to prohibit the Transferor from suffering to exist upon any of the Receivables any Liens for taxes if such taxes shall not at the time be due and payable or if the Transferor shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto. Notwithstanding the foregoing, nothing in this subsection 2.7(b) shall be construed to prevent or be deemed to prohibit (i) the transfer of the Transferor Certificate and certain other rights of the Transferor in accordance with the terms of this Agreement and any related Supplement or (ii) the sale of any Defaulted Receivables and Finance Charge Receivables in Accounts that have been reconveyed to the Transferor pursuant to
      Section 2.10 provided that Recoveries on such Accounts shall be applied as provided herein and that with respect to any Monthly Period, the aggregate amount of sales proceeds received from such sold receivables shall not exceed the greater of (x) 0.20% of the aggregate outstanding balance of all Receivables on the first day of such Monthly Period or (y) $5,000,000.

            (c) Transferor's Interest. Except as otherwise permitted herein, including in Sections 2.12, 6.3 and 7.2, the Transferor agrees not to transfer, assign, exchange or otherwise convey or pledge, hypothecate or otherwise grant a security interest in the Transferor's Interest represented by the Transferor Certificate or any Supplemental Certificate and any such attempted transfer, assignment, exchange, conveyance, pledge, hypothecation or grant shall be void.

            (d) Delivery of Collections or Recoveries. If the Transferor receives Collections or Recoveries, the Transferor agrees to pay the Servicer all such Collections and Recoveries as soon as practicable after receipt thereof but in no event later than two Business Days after the Date of Processing by the Transferor.

            (e) Notice of Liens. The Transferor shall notify the Trustee and each Enhancement Provider, if any, entitled to such notice pursuant to the relevant Supplement promptly after becoming aware of any Lien on any Receivable other than the conveyances hereunder or Liens permitted under subsection 2.7(b).

            (f) Separate Corporate Existence. The Transferor shall:

                  (i) Maintain in full effect its existence, rights and
            franchises as a corporation under the laws of the state of its incorporation and obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement and the Receivables Purchase Agreement and each other instrument or agreement necessary or appropriate to proper administration hereof and permit and effectuate the transactions contemplated hereby.

                  (ii) Maintain its own deposit account or accounts,
            separate from those of any Affiliate of the Transferor, with commercial banking institutions. The funds of the Transferor will not be diverted to any other Person or for other than the corporate use of the Transferor, and, except as may be expressly permitted by this Agreement or the Receivables Purchase Agreement, the funds of the Transferor shall not be commingled with those of any Affiliate of the Transferor.

                  (iii) Ensure that, to the extent that it shares the same
            officers or other employees as any of its stockholders or Affiliates, the salaries of and the expenses related to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with all such common officers and employees.

                  (iv) Ensure that, to the extent that it jointly contracts
            with any of its stockholders or Affiliates to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing shall be allocated fairly among such entities, and each such entity shall bear its fair share of such costs. To the extent that the Transferor contracts or does business with vendors or service providers where the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods and services are provided, and each such entity shall bear its fair share of such costs. All material transactions between the Transferor and any of its Affiliates shall be only on an arm's-length basis.

                  (v) Maintain a principal executive and administrative
            office through which its business is conducted separate from those of its stockholders and Affiliates. To the extent that the Transferor and any of its stockholders or Affiliates have offices in contiguous space, there shall be fair and appropriate allocation of overhead costs among them, and each such entity shall bear its fair share of such expenses.

                  (vi) Conduct its affairs strictly in accordance with its
            Articles of Incorporation and observe all necessary, appropriate and customary corporate formalities, including, but not limited to, holding all regular and special stockholders' and directors' meetings appropriate to authorize all corporate action, keeping separate and accurate minutes of such meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts. Regular stockholders' and directors' meetings shall be held at least annually.

                  (vii) Ensure that its Board of Directors shall be elected
            independently from the Boards of Directors of its Affiliates and shall at all times include at least one Independent Director (for purposes hereof, "Independent Director" shall mean any member of the Board of Directors of the Transferor who is not and has not at any time been (x) a director, officer, employee or shareholder of any Affiliate of the Transferor within a period of three years prior to such Person's election to the Board of Directors or (y) a member of the immediate family of any of the foregoing).

                  (viii) Ensure that decisions with respect to its business
            and daily operations shall be independently made by the Transferor (although the officer making any particular decision may also be an officer or director of an Affiliate of the Transferor) and shall not be dictated by an Affiliate of the Transferor.

                  (ix) Act solely in its own corporate name and through its
            own authorized officers and agents, and no Affiliate of the Transferor shall be appointed to act as agent of the Transferor, except as expressly contemplated by this Agreement or the Receivables Purchase Agreement.

                  (x) Ensure that no Affiliate of the Transferor shall
            advance funds to the Transferor, other than capital contributions from TCC made to enable the Transferor to pay the purchase price of Receivables or as is otherwise provided in the Receivables Purchase Agreement, and no Affiliate of the Transferor will otherwise supply funds to, or guaranty debts of, the Transferor; provided, however, that an Affiliate of the Transferor may provide funds to the Transferor in connection with capitalization of the Transferor provided to assure that the Transferor has "substantial assets" as described in Treasury Regulation Section 301.7701- 2(d)(2).

                  (xi) Not enter into any guaranty, or otherwise become
            liable, with respect to any obligation of any Affiliate of the Transferor other than with respect to Section 7.4.

                  (xii) Ensure that any financial reports required of the
            Transferor shall comply with generally accepted accounting principles and shall be issued separately from, but may be consolidated with, any reports prepared for any of its Affiliates.

            (g) Continuous Perfection. The Transferor shall not change its name, identity or structure in any manner that could cause any financing or continuation statement filed pursuant to this Agreement to be misleading within the meaning of Section 9-402(7) of the UCC (or any other then applicable provision of the UCC) unless the Transferor shall have delivered to the Trustee at least 30 days' prior written notice thereof and, no later than 30 days after making such change, shall have taken all action necessary or advisable to amend such financing statement or continuation statement so that it is not misleading. The Transferor shall not change its chief executive office or change the location of its principal records concerning the Receivables, the Trust Assets or the Collections unless it has delivered to the Trustee at least 30 days' prior written notice of its intention to do so and has taken such action as is necessary or advisable to cause the interest of the Trustee in the Receivables and other Trust Assets to continue to be perfected with the priority required by this Agreement.

            (h) Reports to the Commission. The Transferor shall, on behalf of the Trust, cause to be filed with the Commission any periodic reports required to be filed under the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

            (i) Net Worth. The Transferor shall retain in force and shall enforce according to its terms that certain demand note (the "Demand Note") dated as of September 13, 1995, between Dayton Hudson Corporation (now known as Target Corporation), as the maker, and Dayton Hudson Capital Corporation (now known as Target Capital Corporation), as the payee and any other demand note provided by Target Corporation to TCC pursuant to the Demand Note. Notwithstanding the foregoing, at such time as the Demand Note shall become due according to its terms, the Transferor may enter into a new demand note or alternative arrangement (in lieu of retaining the cash paid under the Demand Note) if it obtains an opinion of counsel that use of such replacement demand note or alternative arrangement will not cause the Trust to be classified for federal income tax purposes as an association taxable as a corporation.

            Section 2.8. Covenants of the Transferor with Respect to the Bank Purchase Agreement. The Transferor, in its capacity as purchaser of the Receivables from TCC pursuant to the Receivables Purchase Agreement, hereby covenants that the Transferor will at all times enforce the covenants and agreements of the Credit Card Originator in the Bank Purchase Agreement assigned by TCC to the Transferor in the Receivables Purchase Agreement, including, without limitation, covenants to the effect set forth below.

            (a) Periodic Finance Charges and Other Fees. Except as otherwise required by any Requirement of Law, or as is deemed by the Credit Card Originator in its sole discretion to be appropriate, it shall not at any time reduce the annual percentage rates of the Periodic Finance Charges assessed on the Receivables or reduce other fees on the Accounts, if, either (a) as a result of such reduction it is reasonably expected that such reduction will cause an Early Amortization Event to occur with respect to a Series or (b) such reduction (x) if the Credit Card Originator owns a comparable segment of receivables, is not applied to any such comparable segment of consumer open end credit accounts owned by the Credit Card Originator that have characteristics the same as or substantially similar to the Receivables that are the subject of such change and (y) if the Credit Card Originator does not own such a comparable segment of receivables, will not be made with the intent to materially benefit the Transferor over the Investor Certificateholders or to materially adversely affect the Investor Certificateholders, except as otherwise restricted by an endorsement, sponsorship, or other agreement between the Transferor and an unrelated third party or by the terms of the Accounts.

            (b) Credit Card Agreements and Credit Card Guidelines. The Credit Card Originator shall comply with and perform its obligations under the Credit Card Agreements relating to the Accounts and the Credit Card Guidelines except insofar as any failure so to comply or perform would not materially and adversely affect the rights of the Trust or the Certificateholders hereunder or under the Certificates. Unless required by law or unless, in its sole discretion, the Credit Card Originator deems it appropriate, it will not change the terms and provisions of the Credit Card Agreements or the Credit Card Guidelines with respect to any of the Accounts in any respect (including the calculation of the amount, or the timing, of charge-offs and the Periodic Finance Charges and other fees to be assessed thereon), if, either (i) as a result of such change it is reasonably expected that such change will cause an Early Amortization Event to occur with respect to a Series or (ii) such change (x) if the Credit Card Originator owns a comparable segment of receivables, is not applied to any such comparable segment of consumer open end credit accounts owned by the Credit Card Originator that have characteristics the same as or substantially similar to the Receivables that are the subject of such change and (y) if the Credit Card Originator does not own such a comparable segment of receivables, will not be made with the intent to materially benefit the Transferor over the Investor Certificateholders or to materially adversely affect the Investor Certificateholders, except as otherwise restricted by an endorsement, sponsorship, or other agreement between the Transferor and an unrelated third party or by the terms of the Accounts.

            The Transferor further covenants that the Transferor will not enter into any amendments to the Receivables Purchase Agreement unless the Rating Agency Condition has been satisfied.

            Section 2.9. Addition of Accounts. (a) Required Additions. (i) If, as of the close of business on the last Business Day of any Monthly Period, either (x) the Transferor Amount (excluding the interest represented by any Supplemental Certificate) is less than the Required Retained Transferor Amount on such date or (y) the aggregate amount of Principal Receivables is less than the Required Principal Balance on such date, the Transferor shall on or prior to the close of business on the 10th Business Day following the last Business Day of such Monthly Period (the "Required Designation Date"), unless the Transferor Amount (excluding the interest represented by any Supplemental Certificate) equals or exceeds the Required Retained Transferor Amount or the aggregate amount of Principal Receivables equals or exceeds the Required Principal Balance, as the case may be, in either case as of the close of business on any day after the last Business Day of such Monthly Period and prior to the Required Designation Date, designate additional Eligible Accounts to be included as Accounts as of the Required Designation Date or any earlier date in a sufficient amount such that, after giving effect to such addition, the Transferor Amount (excluding the interest represented by any Supplemental Certificate) as of the close of business on the Addition Date is at least equal to the Required Retained Transferor Amount on such date and the aggregate amount of Principal Receivables equals or exceeds the Required Principal Balance on such date. The failure of any condition set forth in paragraph (c) or (d) below, as the case may be, shall not relieve the Transferor of its obligation pursuant to this paragraph; provided, however, that the failure of the Transferor to transfer Receivables to the Trust as provided in this paragraph solely as a result of the unavailability of a sufficient amount of Eligible Receivables shall not constitute a breach of this Agreement; provided, further, that any such failure which has not been timely cured will nevertheless result in the occurrence of an Early Amortization Event with respect to each Series for which, pursuant to the Supplement therefor, a failure by the Transferor to convey Receivables in Supplemental Accounts or Participation Interests to the Trust by the day on which it is required to convey such Receivables or Participation Interests constitutes an "Early Amortization Event" (as defined in such Supplement).

            (ii) In lieu of, or in addition to, designating Supplemental Accounts pursuant to clause (i) above, the Transferor may, subject to the conditions specified in paragraph (c) below, convey to the Trust participations representing undivided interests in a pool of assets primarily consisting of open end credit card receivables generated in credit card accounts owned by a Credit Card Originator, and any interests in the foregoing, including securities representing or backed by such receivables, and other self- liquidating financial assets including, without limitation, any "Eligible Assets" as such term is defined in Rule 3a-7 under the Investment Company Act (or any successor to such Rule) and collections thereon ("Participation Interests"); provided that an Opinion of Counsel is delivered that such Participation Interest will not be classified or cause the Trust to be classified as an equity interest in an association taxable as a corporation; provided, further, that to the extent required pursuant to the Act, any Participation Interests transferred to the Trust (a) shall have been (i) registered under the Act or (ii) held for at least the Rule 144(k) holding period, and (b) shall be acquired in secondary market transactions not from the issuer or an affiliate. The addition of Participation Interests in the Trust pursuant to this paragraph
(a) or paragraph (b) below shall be effected by a Supplement, dated the applicable Addition Date, pursuant to subsection 13.1(a).

            (b) Permitted Additions. The Transferor may from time to time after an Automatic Addition Termination Date or an Automatic Addition Suspension Date (and in the latter case, prior to a Restart Date), at its sole discretion, subject to the conditions specified in paragraph (c) below, designate additional Eligible Accounts to be included as Accounts or Participation Interests to be included as Trust Assets, in either case as of the applicable Addition Date.

            (c) Conditions to Addition. On the Addition Date with respect to any Supplemental Accounts or Participation Interests added pursuant to subsection 2.9(a) or 2.9(b), the Credit Card Originator will sell to TCC, TCC will thereafter sell to the Transferor and the Transferor will thereafter transfer to the Trust the Receivables arising in Supplemental Accounts (and such Supplemental Accounts shall be deemed to be Accounts for purposes of this Agreement) and Participation Interests, subject to the satisfaction of the following conditions:

                  (i) on or before the tenth Business Day immediately
            preceding the Addition Date, the Transferor shall have given the Trustee, the Servicer, each Rating Agency and any Enhancement Provider entitled thereto pursuant to the relevant Supplement written notice that the Supplemental Accounts or Participation Interests will be included and specifying the applicable Addition Date, the Addition Cut-Off Date, the approximate number of accounts expected to be added and the approximate aggregate balances expected to be outstanding in the accounts to be added;

                  (ii) in the case of Supplemental Accounts, the Transferor
            shall have delivered to the Trustee copies of UCC-1 financing statements covering such Supplemental Accounts, if necessary to perfect the Trust's interest in the Receivables arising therein;

                  (iii) as of each of the Addition Cut-Off Date and the
            Addition Date, (x) no Insolvency Event with respect to the Credit Card Originator, TCC or the Transferor shall have occurred, (y) the Credit Card Originator, TCC and the Transferor shall not be insolvent and (z) the transfer of the Receivables arising in the Supplemental Accounts or the Participation Interests to the Trust shall not have been made in contemplation of the occurrence of an Insolvency Event or the insolvency thereof;

                  (iv) except in the case of an Addition pursuant to
            subsection 2.9(a), the Rating Agency Condition shall have been satisfied and in the case of an Addition pursuant to subsection 2.9(a) which would exceed the Aggregate Addition Limit, the Transferor shall have provided to Standard & Poor's at least 10 Business Days' prior written notice of such Addition and at or prior to the end of such 10 Business Day period, the Transferor shall receive a notice in writing from Standard & Poor's that such Addition will not result in the lowering or withdrawal of its then existing rating of the Investor Certificates of any Series;

                  (v) the Transferor shall have delivered to the Trustee
            and any Enhancement Provider entitled thereto pursuant to the relevant Supplement an Officer's Certificate, dated the Addition Date, stating that (x) in the case of Supplemental Accounts, as of the applicable Addition Date the Supplemental Accounts are all Eligible Accounts, (y) to the extent applicable, the conditions set forth in clauses (ii) through
            (iv) above have been satisfied and (z) the Transferor reasonably believes that (A) the addition by the Transferor of the Receivables arising in the Supplemental Accounts or of the Participation Interests to the Trust will not, based on the facts known to such officer at the time of such certification, then or thereafter cause an Early Amortization Event to occur with respect to any Series and (B) in the case of Supplemental Accounts, no selection procedure was utilized by the Transferor which would result in a selection of Supplemental Accounts (from among the available Eligible Accounts owned by the Credit Card Originator) that would have a result that would be materially less favorable to the interests of the Investor Certificateholders of any Series as of the Addition Date than a random selection; and

                  (vi) the Transferor shall have delivered to the Trustee,
            each Rating Agency and any Enhancement Provider entitled thereto pursuant to the relevant Supplement an outside Opinion of Counsel, dated the Addition Date, in accordance with subsection 13.2(d).

            (d)   Automatic Additional Accounts.

                  (i) All accounts which meet the definition of Automatic
            Additional Accounts shall be included as Accounts from and after the date upon which such Automatic Additional Accounts are created and all Receivables in such Automatic Additional Accounts, whether such Receivables are then existing or thereafter created, shall be transferred automatically to the Trust upon purchase by the Transferor. For all purposes of this Agreement, all receivables of such Automatic Additional Accounts shall be treated as Receivables upon their creation. The Transferor may elect at any time to terminate the inclusion in Accounts of new accounts which would otherwise be Automatic Additional Accounts as of any Business Day (the "Automatic Addition Termination Date"), or suspend any such inclusion as of any Business Day (an "Automatic Addition Suspension Date") until a date (the "Restart Date") to be notified in writing by the Transferor to the Trustee by delivering to the Trustee, the Servicer and each Rating Agency prior written notice of such election at least 10 days prior to such Automatic Addition Termination Date or Automatic Addition Suspension date. Promptly after an Automatic Addition Termination Date or any Automatic Addition Suspension Date, or a Restart Date, the Transferor and the Trustee agree to execute and the Transferor agrees to record and file at its own expense an amendment to the financing statements referred to in Section 2.1 to specify the accounts then subject to this Agreement (which specification may incorporate a list of accounts by reference) and, except in connection with any such filing made after a Restart Date, to release any security interest in any accounts created after the Automatic Addition Termination Date or any Automatic Addition Suspension Date.

                  (ii) The Transferor shall not be permitted to continue to
            designate Automatic Additional Accounts to be included as Accounts pursuant to this subsection 2.9(d) (and the Determination Date on which such determination is made shall be also referred to as an "Automatic Addition Suspension Date") unless:

                        (I)     the arithmetic average for the three
                                Monthly Periods preceding the then current
                                Monthly Period, of the annualized
                                percentage equivalent of a fraction for
                                each respective Monthly Period, the
                                numerator of which is equal to the
                                Defaulted Amount for the respective Monthly
                                Period and the denominator of which is
                                equal to the aggregate Principal
                                Receivables as of the first day of the
                                respective Monthly Period, is less than
                                10.50%;

                        (II)    the arithmetic average for the three
                                Monthly Periods preceding the then current
                                Monthly Period, of the percentage
                                equivalent of a fraction for each
                                respective Monthly Period, the numerator of which is equal to the amount of Collections received during the respective Monthly Period and the denominator of which is equal to the aggregate Principal Receivables as of the first day of the respective Monthly Period, is greater than or equal to 10.0%;

                        (III)   the arithmetic average for the three
                                Monthly Periods preceding the then current
                                Monthly Period of the Trust Portfolio Yield minus the weighted arithmetic average of the Base Rates for each Series then outstanding for such three Monthly Periods is greater than or equal to 1.5%;

                        (IV) the number of accounts to be included as Automatic Additional Accounts with respect to the related six-month period is less than or equal to 30% of the number of Accounts as of the first day of such six-month period;

provided, however, that the designation of Automatic Additional Accounts shall be permitted to continue in the event that as of any date of determination on which (x) any of the conditions in clauses (I) through
(III) listed above is not met, and if the Aggregate Addition Limit would be exceeded as a result of the inclusion of such Automatic Additional Accounts as Accounts or (y) the condition in clause (IV) above would not be satisfied because the threshold specified therein would be exceeded as a result of the inclusion of such Automatic Additional Accounts as Accounts, the Rating Agency Condition shall have been satisfied with respect to such inclusion;

                        (V) on each Determination Date, the Transferor shall have delivered to the Rating Agencies and the Trustee an Officer's Certificate, certifying (i) that each Automatic Additional Account designated as an Eligible Account is an Eligible Account and
                                (ii) that either (x) the conditions under clauses (I), (II) or (III) above shall be satisfied or the Aggregate Addition Limit would not be exceeded as a result of the inclusion of such Automatic Additional Accounts as Accounts and the limitation under clause (IV) above will not be exceeded or (y) if the conditions under clauses (I), (II) or (III) shall not be satisfied and the Aggregate Addition Limit would be exceeded as a result of the inclusion of such Automatic Additional Accounts as Accounts, or the condition under clause (IV) above would not be satisfied because the threshold specified therein would be exceeded as a result of the inclusion of Automatic Additional Accounts as Accounts, the Rating Agency Condition has been satisfied with respect to such inclusion; and

                        (VI) as of the Addition Date, (x) no Insolvency Event with respect to the Credit Card Originator, TCC or the Transferor shall have occurred, (y) the Credit Card Originator, TCC and the Transferor shall not be insolvent and (z) the transfer of the Receivables arising in the Automatic Additional Accounts to the Trust shall not have been made in contemplation of the occurrence of an Insolvency Event or the insolvency thereof.

            (iii) If the conditions of clauses (I) through (III) of clause
      (ii) above are not satisfied and clause (IV) of clause (ii) above is satisfied, the Transferor intends to continue to automatically add accounts so long as the Aggregate Addition Limit is not exceeded. Upon either (x) any one of the conditions set forth in clauses (I) through (III) of clause (ii) above not being satisfied and the Aggregate Addition Limit being exceeded or (y) the condition set forth in clause (IV) above not being satisfied because the threshold specified therein has been exceeded as specified in an Officer's Certificate of the Transferor delivered pursuant to clause (ii)(V) above, the Transferor shall cease to designate Automatic Additional Accounts to be included as Accounts pursuant to this subsection 2.9(d) until a date (the "Restart Date") specified in a written notice given by the Transferor to the Trustee; provided, however, that the Transferor shall specify in such notice that on such Restart Date (x) the conditions under clauses (I) through (III) of clause
      (ii) above will be satisfied or the Aggregate Addition Limit would not be exceeded as a result of the inclusion of Automatic Additional Accounts as Accounts and the condition under clause (ii)(IV) above will be satisfied on the Restart Date and (y) all accounts of the Credit Card Originators shall have been designated Accounts either as Automatic Additional Accounts prior to the Automatic Addition Suspension Date or as Supplemental Accounts.

            (e) Representations and Warranties. The Transferor hereby represents and warrants to the Trust as of the related Addition Date as to the matters relating to it set forth in paragraph (d)(iii) above and that the file or list delivered pursuant to paragraph (f) below is, as of the applicable Addition Cut-Off Date, true and complete in all material respects.

            (f) Delivery of Documents. In the case of the designation of Supplemental Accounts, the Transferor shall deliver to the Trustee (i) the computer file, microfiche list or printed list required to be delivered pursuant to Section 2.1 with respect to such Supplemental Accounts on the applicable Document Delivery Date and (ii) a duly executed, written Assignment (including an acceptance by the Trustee for the benefit of the Certificateholders), substantially in the form of Exhibit B (the "Assignment"), on the Document Delivery Date.

            (g) Adjustment to Calculations. The Transferor may direct that the Principal Receivables in the Additional Accounts be treated as Principal Receivables outstanding on the last day of the Monthly Period preceding the Monthly Period in which the Addition is made for purposes of calculating Floating Allocation Percentages and Principal Allocation Percentages for the Monthly Period of such Addition. Such direction may be made on the Addition Date only if all collections with respect to the Additional Accounts for the period from the last day of the preceding Monthly Period through the Addition Date are deposited in the Collection Account on the Addition Date. Following any such Addition, the Servicer shall allocate collections for the balance of such Monthly Period, including the collections deposited on the Addition Date, to the Certificateholders' Interest of each Series and the Transferor Amount so that each interest receives the same allocations of Finance Charge Receivables, Principal Receivables and Defaulted Amounts that it would have received if such Additional Accounts had been included in the Trust for the entire Monthly Period in which the Addition occurred.

            Section 2.10. Removal of Accounts. On any day of any Monthly Period the Transferor shall have the right to require the reassignment to it or its designee of all the Trust's right, title and interest in, to and under the Receivables then existing and thereafter created, all monies due or to become due and all amounts received with respect thereto and all proceeds thereof in or with respect to the Accounts then owned by the Credit Card Originator and designated by the Transferor (the "Removed Accounts") or Participation Interests (unless otherwise set forth in the applicable Supplement), upon satisfaction of the following conditions:

                  (a) on or before the tenth Business Day immediately
            preceding the Removal Date (the "Removal Notice Date") the Transferor shall have given the Trustee, the Servicer, each Rating Agency and any Enhancement Provider entitled thereto pursuant to the relevant Supplement written notice of such removal and specifying the date for removal of the Removed Accounts and Participation Interests (the "Removal Date");

                  (b) with respect to Removed Accounts, on or prior to the
            date that is 10 Business Days after the Removal Date, the Transferor shall have delivered to the Trustee a computer file, microfiche list or printed list containing a true and complete list of the Removed Accounts specifying for each such Account, as of the Removal Notice Date, its account number, the aggregate amount outstanding, and the aggregate amount of Principal Receivables outstanding in such Account;

                  (c) with respect to Removed Accounts, the Transferor
            shall have represented and warranted as of the Removal Date that the list of Removed Accounts delivered pursuant to paragraph (b) above, as of the Removal Date, is true and complete in all material respects;

                  (d)  the Rating Agency Condition shall have
            been satisfied with respect to such removal;

                  (e) the Transferor shall have delivered to the Trustee
            and any Enhancement Provider entitled thereto pursuant to the relevant Supplement an Officer's Certificate, dated as of the Removal Date, to the effect that the Transferor reasonably believes that (i) such removal will not, based on the facts known to such officer at the time of such certification, then or thereafter cause an Early Amortization Event or an event which with notice or lapse of time would constitute an Early Amortization Event to occur with respect to any Series and (ii) no selection procedure believed by the Transferor to be materially adverse to the interests of the Investor Certificateholders has been used in removing Removed Accounts from among any pool of Accounts or Participation Interests of a similar type;

                  (f) the Transferor shall not utilize a selection
            procedure intended to include a disproportionately higher level of Defaulted Receivables in the Removed Accounts than exist in the Accounts and shall not remove such Accounts for the intended purpose of mitigating losses to the Trust; and

                  (g) the Transferor shall pay to the Trust the greater of
            (i) the fair market value (as of the Removal Date) of the Receivables to be removed and (ii) the amount of the Principal Receivables to be removed; to the extent the fair market value of the Receivables exceeds the amount of the Principal Receivables to be removed, the amount of such excess shall be treated as Collections of Finance Charge Receivables.

            Upon satisfaction of the above conditions, the Trustee shall execute and deliver to the Transferor or its designee a written reassignment in substantially the form of Exhibit C (the "Reassignment") and shall, without further action, be deemed to transfer, assign, set over and otherwise convey to the Transferor or its designee, effective as of the Removal Date, without recourse, representation or warranty, all the right, title and interest of the Trust in and to the Receivables arising in the Removed Accounts or the Participation Interests, all monies due and to become due and all amounts received with respect thereto and all proceeds thereof. In addition, the Trustee shall execute such other documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the Transferor to effect the conveyance of Receivables pursuant to this Section 2.10.

            In addition to the foregoing, on the date when any Receivable in an Account becomes a Defaulted Receivable, the Trust shall automatically and without further action or consideration be deemed to transfer, set over and otherwise convey to the Transferor, without recourse, representation or warranty, all right, title and interest of the Trust in and to the Defaulted Receivables and Finance Charge Receivables which have been charged off as uncollectible, in such Account, all monies due or to become due with respect thereto and all proceeds thereof; provided that Recoveries of such Account shall be applied as provided herein. Each such Account shall constitute a Removed Account for which the applicable Removal Date shall be the first date on which any Receivable in such Account became a Defaulted Receivable.

            Section 2.11. Discount Option. (a) The Transferor shall have the option to designate at any time a fixed or floating percentage (the "Discount Percentage"), of the amount of Receivables arising in the Accounts on or after the date such designation becomes effective that would otherwise constitute Principal Receivables (prior to subtracting from Principal Receivables, Finance Charge Receivables that are Discount Option Receivables) to be treated as Finance Charge Receivables. The Transferor may from time to time increase (subject to the limitations described below), reduce or eliminate the Discount Percentage for Discount Option Receivables arising in the Accounts on and after the date of such change. The Transferor must provide 30 days' prior written notice to the Servicer, the Trustee and each Rating Agency of any such increase, reduction or elimination, and such increase, reduction or elimination shall become effective on the date specified therein only if (i) the Transferor has delivered to the Trustee an Officer's Certificate to the effect that, based on the facts known to such officer at the time, the Transferor reasonably believes that such increase, reduction or elimination shall not at the time of its occurrence cause an Early Amortization Event, or an event which with notice or the lapse of time would constitute an Early Amortization Event, to occur with respect to any Series and (ii) the Discount Percentage shall not be greater than 3% at any time, unless the Transferor, the Servicer and the Trustee shall have received written confirmation from each Rating Agency that the Rating Agency Condition is satisfied.

            (b) On each Date of Processing after the date on which the Transferor's exercise of its discount option takes effect, the Transferor shall treat Discount Option Receivables Collections as Collections of Finance Charge Receivables.

            Section 2.12. Additional Transferors. The Transferor may designate additional Persons to be included as Transferors under this Agreement by an amendment to this Agreement (which amendment shall be subject to Section 13.1) and, in connection with such designation, the Transferor shall surrender the Transferor Certificate to the Trustee in exchange for a newly issued Transferor Certificate reflecting such additional Transferor's interest in the Transferor's Interest; provided, however, that prior to any such designation and issuance the conditions set forth in subsection 6.3(c) shall have been satisfied with respect thereto.

            Section 2.13 Account Allocations. In the event that the Transferor is unable for any reason to transfer Receivables to the Trust in accordance with the provisions of this Agreement, including by reason of the application of the provisions of Section 9.1 or any order of any Governmental Authority (a "Transfer Restriction Event"), then, in any such event, (a) the Transferor and the Servicer agree (except as prohibited by any such order) to allocate and pay to the Trust, after the date of such inability, all Collections, including Collections of Receivables transferred to the Trust prior to the occurrence of such event, and all amounts which would have constituted Collections but for the Transferor's inability to transfer Receivables (up to an aggregate amount equal to the amount of Receivables transferred to the Trust by the Transferor in the Trust on such date), (b) the Transferor and the Servicer agree that such amounts will be applied as Collections in accordance with Article IV and the terms of each Supplement and (c) for so long as the allocation and application of all Collections and all amounts that would have constituted Collections are made in accordance with clauses (a) and (b) above, Principal Receivables and all amounts which would have constituted Principal Receivables but for the Transferor's inability to transfer Receivables to the Trust which are written off as uncollectible in accordance with this Agreement shall continue to be allocated in accordance with Article IV and the terms of each Supplement. For the purpose of the immediately preceding sentence, the Transferor and the Servicer shall treat the first received Collections with respect to the Accounts as allocable to the Trust until the Trust shall have been allocated and paid Collections in an amount equal to the aggregate amount of Principal Receivables in the Trust as of the date of the occurrence of such event. If the Transferor and the Servicer are unable pursuant to any Requirements of Law to allocate Collections as described above, the Transferor and the Servicer agree that, after the occurrence of such event, payments on each Account with respect to the principal balance of such Account shall be allocated first to the oldest principal balance of such Account and shall have such payments applied as Collections in accordance with Article IV and the terms of each Supplement. The parties hereto agree that Finance Charge Receivables, whenever created, accrued in respect of Principal Receivables which have been conveyed to the Trust shall continue to be a part of the Trust notwithstanding any cessation of the transfer of additional Principal Receivables to the Trust and Collections with respect thereto shall continue to be allocated and paid in accordance with Article IV and the terms of each Supplement.


                                ARTICLE III

                       Administration and Servicing
                               of Receivables

            Section 3.1. Acceptance of Appointment and Other Matters Relating to the Servicer. (a) Retailers National Bank agrees to act as Servicer under this Agreement and the Certificateholders by their acceptance of Certificates consent to Retailers National Bank acting as Servicer.

            (b) The Servicer shall service and administer the Receivables, shall collect payments due under the Receivables and shall charge off as uncollectible Receivables, all in accordance with its customary and usual servicing procedures for servicing credit card and other consumer open end credit receivables comparable to the Receivables and in accordance with the Credit Card Guidelines. The Servicer shall have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, subject to Section 10.1 and provided Retailers National Bank is the Servicer, the Servicer or its designee (rather than the Trustee) is hereby authorized and empowered (i) to make withdrawals and payments or to instruct the Trustee to make withdrawals and payments from the Collection Account and any Series Account, as set forth in this Agreement or any Supplement, and (ii) to take any action required or permitted under any Enhancement, as set forth in this Agreement or any Supplement. Without limiting the generality of the foregoing and subject to
Section 10.1, the Servicer or its designee is hereby authorized and empowered to make any filings, reports, notices, applications and registrations with, and to seek any consents or authorizations from, the Commission and any state securities authority on behalf of the Trust as may be necessary or advisable to comply with any Federal or state securities laws or reporting requirements; provided, however, that initially, the Transferor shall make any filings with the Commission and under state securities laws on behalf of the Trust. The Trustee shall furnish the Servicer with any powers of attorney or other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

            (c) The Servicer shall not be obligated to use separate servicing procedures, offices, employees or accounts for servicing the Receivables from the procedures, offices, employees and accounts used by the Servicer in connection with servicing other credit card receivables.

            (d) The Servicer shall comply with and perform its servicing obligations with respect to the Accounts and Receivables in accordance with the Credit Card Agreements relating to the Accounts and the Credit Card Guidelines except insofar as any failure to so comply or perform would not materially and adversely affect the Trust or the Investor Certificateholders.

            (e) The Servicer shall be liable for the payment, without reimbursement, of all expenses incurred in connection with the Trust and the servicing activities hereunder including expenses related to enforcement of the Receivables, fees and disbursements of the Trustee, any Paying Agent and any Transfer Agent and Registrar (including the reasonable fees and expenses of its counsel) in accordance with Section 11.5, fees and disbursements of independent accountants and all other fees and expenses, including the costs of filing UCC continuation statements and the costs and expenses relating to obtaining and maintaining the listing of any Investor Certificates on any stock exchange, that are not expressly stated in this Agreement to be payable by the Trust, the Investor Certificateholders of a Series or the Transferor (other than Federal, state, local and foreign income, franchise and other taxes, if any, or any interest or penalties with respect thereto, assessed on the Trust).

            (f) The Servicer agrees that upon a request by the Transferor it will use its best efforts to obtain and maintain the listing of the Investor Certificates of any Series or Class on any specified securities exchange. If any such request is made, the Servicer shall give notice to the Transferor and the Trustee on the date on which such Investor Certificates are approved for such listing. Within three Business Days following receipt of notice by the Servicer of any actual, proposed or contemplated delisting of such Investor Certificates by any such securities exchange the Servicer, in its sole discretion, may terminate any listing on any such securities exchange.

            Section 3.2. Servicing Compensation. As full compensation for its servicing activities hereunder and as reimbursement for any expense incurred by it in connection therewith, the Servicer shall be entitled to receive a servicing fee (the "Servicing Fee") with respect to each Monthly Period, payable monthly on the related Distribution Date, in an amount equal to one-twelfth of the product of (a) the weighted average of the Servicing Fee Rates with respect to each outstanding Series (based upon the Servicing Fee Rate for each Series and the Series Invested Amount (or such other amount as specified in the related Supplement) of such Series, in each case as of the last day of the prior Monthly Period) and (b) the amount of Principal Receivables on the last day of the prior Monthly Period. The share of the Servicing Fee allocable to (i) the Certificateholders' Interest of a particular Series with respect to any Monthly Period (the "Monthly Servicing Fee") and (ii) the Enhancement Invested Amount, if any, of a particular Series with respect to any Monthly Period will each be determined in accordance with the relevant Supplement. The share of the Servicing Fee allocable to any Participation with respect to any Monthly Period will be determined in accordance with the applicable Participation Supplement. The portion of the Servicing Fee with respect to any Monthly Period not so allocated to the Certificateholders' Interest or the Enhancement Invested Amount, if any, of a particular Series or any Participation shall be paid from amounts allocable to the Holder of the Transferor Certificate on the related Distribution Date. In no event shall the Trust, the Trustee, the Investor Certificateholders of any Series, the holder of any Participation or any Enhancement Provider be directly liable for the share of the Servicing Fee with respect to any Monthly Period to be paid from amounts allocable to the Holder of the Transferor Certificate.

            Section 3.3. Representations, Warranties and Covenants of the Servicer. Retailers National Bank, in its capacity as initial Servicer, hereby makes, and any Successor Servicer by its appointment hereunder shall make, on each Closing Date (and on the date of any such appointment), the following representations, warranties and covenants to the Trust (and agrees that the Trustee may rely on each such representation, warranty and covenant in accepting the Receivables in trust and in authenticating the Certificates):

                  (a) Organization and Good Standing. The Servicer is a
            national banking association (or with respect to such Successor Servicer, such other corporate entity as may be applicable) duly organized, validly existing and in good standing under the laws of the United States, and has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Agreement and each Supplement and, in all material respects, to own its properties and conduct its business as such properties are presently owned and as such business is presently conducted.

                  (b) Due Qualification. The Servicer is duly qualified to
            do business and is in good standing as a foreign corporation (or is exempt from such requirements), and has obtained all necessary licenses and approvals in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would have a material adverse effect on the interests of the Investor Certificateholders hereunder or under any Supplement.

                  (c)  Due Authorization.  The execution,
            delivery, and performance of this Agreement and each Supplement have been duly authorized by the Servicer by all necessary corporate action on the part of the Servicer.

                  (d) Binding Obligation. This Agreement and each
            Supplement constitutes a legal, valid and binding obligation of the Servicer, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, affecting the enforcement of creditors' rights in general (or with respect to such Successor Servicer, such other corporate entity as may be applicable) and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

                  (e) No Violation. The execution and delivery of this
            Agreement and each Supplement by the Servicer, the performance of the transactions contemplated by this Agreement and each Supplement and the fulfillment of the terms hereof and thereof applicable to the Servicer, will not conflict with, violate, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any Requirement of Law applicable to the Servicer or any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it or any of its properties are bound.

                  (f) No Proceedings. There are no proceedings or
            investigations pending or, to the best knowledge of the Servicer, threatened against the Servicer before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement or any Supplement, seeking any determination or ruling that, in the reasonable judgment of the Servicer, would materially and adversely affect the performance by the Servicer of its obligations under this Agreement or any Supplement, or seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or any Supplement.

                  (g) Compliance with Requirements of Law. The Servicer
            shall duly satisfy all obligations on its part to be fulfilled under or in connection with the Receivables and the related Accounts, will maintain in effect all qualifications required under Requirements of Law in order to properly service the Receivables and the related Accounts and will comply in all material respects with all other Requirements of Law in connection with servicing the Receivables and the related Accounts, the failure to comply with which would have a material adverse effect on the interests of the Investor Certificateholders.

                  (h) No Rescission or Cancellation. Subject to Section
            3.9, the Servicer shall not permit any rescission or cancellation of a Receivable except as ordered by a court of competent jurisdiction or other Governmental Authority or in the ordinary course of its business and in accordance with the Credit Card Guidelines.

                  (i) Protection of Certificateholders' Rights. Except as
            provided in subsections 2.8(a) and (b) hereof with respect to the Bank Purchase Agreement, the Servicer shall take no action which, nor omit to take any action the omission of which, would substantially impair the rights of Certificateholders in any Receivable or Account, nor shall it, except in the ordinary course of its business and in accordance with the Credit Card Guidelines, reschedule, revise or defer Collections due on the Receivables.

                  (j) Receivables Not To Be Evidenced by Promissory Notes.
            Except in connection with its enforcement or collection of an Account, the Servicer will take no action to cause any Receivable to be evidenced by any instrument, other than an instrument that, taken together with one or more other writings, constitutes chattel paper (as such terms are defined in the UCC) and, if any Receivable is so evidenced (whether or not in connection with the enforcement or collection of an Account), it shall be reassigned or assigned to the Servicer as provided in this Section 3.3.

                  (k) All Consents Required. All approvals, authorizations,
            consents, orders or other actions of any Person or of any governmental body or official required in connection with the execution and delivery by the Servicer of this Agreement and each Supplement, the performance by the Servicer of the transactions contemplated by this Agreement and each Supplement and the fulfillment by the Servicer of the terms hereof and thereof, have been obtained; provided, however, that the Servicer makes no representation or warranty regarding state securities or "blue sky" laws in connection with the distribution of the Certificates.

                  (l) Maintenance of Records and Books of Account. The
            Servicer shall maintain and implement administrative and operating procedures (including the ability to recreate records evidencing the Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, computer records and other information, reasonably necessary or advisable for the collection of all the Receivables. Such documents, books and computer records shall reflect all facts giving rise to the Receivables, all payments and credits with respect thereto, and, to the extent required pursuant to Section 2.1, such documents, books and computer records shall indicate the interests of the Trust in the Receivables.

            For purposes of the representations, warranties and covenants set forth in this Section 3.3, each reference to a Supplement shall be deemed to refer only to those Supplements in effect as of the relevant Closing Date or the date of appointment of a Successor Servicer, as applicable.

            If any of the representations, warranties or covenants of the Servicer contained in paragraph (g), (h), (i) or (j) with respect to any Receivable or the related Account is breached, and as a result of such breach the Trust's rights in, to or under any Receivables in the related Account or the proceeds of such Receivables are materially impaired or such proceeds are not available for any reason to the Trust free and clear of any Lien, then no later than the expiration of 60 days (or such longer period, not in excess of 150 days, as may be agreed to by the Trustee) from the earlier to occur of the discovery of such event by the Servicer, or receipt by the Servicer of notice of such event given by the Trustee, all Receivables in the Account or Accounts to which such event relates shall be reassigned or assigned to the Servicer on the terms and conditions set forth below; provided, however, that such Receivables will not be reassigned or assigned to the Servicer if, on any day prior to the end of such 60-day or longer period, (i) the relevant representation and warranty shall be true and correct, or the relevant covenant shall have been complied with, in all material respects and (ii) the Servicer shall have delivered an Officer's Certificate describing the nature of such breach and the manner in which such breach was cured.

            The Servicer shall effect such assignment by making a deposit into the Collection Account in immediately available funds prior to the next succeeding Business Day in an amount equal to the amount of such Receivables, which deposit shall be considered a Collection with respect to such Receivables and shall be applied in accordance with Article IV and the terms of each Supplement.

            Upon each such assignment to the Servicer, the Trustee, on behalf of the Trust, shall automatically and without further action be deemed to transfer, assign, set over and otherwise convey to the Servicer, without recourse, representation or warranty (except for the warranty that since the date of transfer by the Transferor, the Trustee has not sold, transferred or encumbered any such Receivables or interest therein), all right, title and interest of the Trust in and to such Receivables, all monies due or to become due and all amounts received with respect thereto and all proceeds thereof. The Trustee shall execute such documents and instruments of transfer or assignment and take such other actions as shall be reasonably requested by the Servicer to effect the conveyance of any such Receivables pursuant to this Section 3.3. The obligation of the Servicer to accept assignment of such Receivables, and to make the deposits, if any, required to be made to the Special Funding Account or the Collection Account as provided in the preceding paragraph, shall constitute the sole remedy respecting the event giving rise to such obligation available to Certificateholders (or the Trustee on behalf of Certificateholders) or any Enhancement Provider, except as provided in
Section 8.4.

            Section 3.4.  Report to the Trustee.

            (a) Daily Reports. On the second Business Day immediately following each Date of Processing, the Servicer shall prepare and make available at the office of the Servicer for inspection by the Trustee a report (the "Daily Report") that shall set forth (i) the aggregate amount of Collections processed by the Servicer on such Date of Processing, (ii) estimates of the aggregate amount of Collections processed by the Servicer with respect to Principal Receivables on such Date of Processing, (iii) estimates of the aggregate amount of Collections processed by the Servicer with respect to Finance Charge Receivables, on such Date of Processing,
(iv) the aggregate amount of Defaulted Receivables for such Date of Processing, and (v) the estimates of the aggregate amount of Principal Receivables in the Trust as of such Date of Processing. The estimate of the aggregate amount of Collections processed by the Servicer with respect to Principal Receivables required by clause (ii) above shall equal (x) the product of (a) the Collections, other than Merchant Fees and Deferred Billing Fees, and (b) a fraction, the numerator of which shall be the aggregate amount of Collections of Principal Receivables as of the last day of the preceding Monthly Period and the denominator of which shall be the aggregate amount of Collections, excluding Merchant Fees and Deferred Billing Fees, as of such last day. The estimate of the aggregate amount of Collections processed by the Servicer with respect to Finance Charge Receivables required by clause (iii) above shall equal the sum of (x) the product of (a) the Collections, excluding Merchant Fees and Deferred Billing Fees, and (b) a fraction, the numerator of which shall be the aggregate amount of Collections of Finance Charge Receivables other than Merchant Fees and Deferred Billing Fees (including Discount Option Receivables) as of the last day of the preceding Monthly Period and the denominator of which shall be the aggregate amount of Collections, other than Merchant Fees and Deferred Billing Fees, as of such last day and (y) the Merchant Fees and Deferred Billing Fees.

            (b) Monthly Reports; Adjustments. On or before each Determination Date, the Servicer shall prepare and make available at the office of the Servicer for inspection by the Trustee a report (the "Monthly Report") that shall set forth (x) during the Monthly Period the amount on deposit in the Special Funding Account as of the last day of the preceding Monthly Period and (y) a calculation of the Transferor Amount and the Required Retained Transferor Amount as of the last day of the preceding Monthly Period and a determination of whether the Transferor Amount (excluding the interest represented by any Supplemental Certificate) on such day was greater than the Required Retained Transferor Amount on such day and such other information as may be specified in any applicable Supplement. In addition, on the Determination Date following each Monthly Period during which the methods of estimating shall have been used pursuant to subsection 3.4(a) above by the Servicer, the Servicer shall make in the Monthly Report an appropriate "true-up" adjustment of the aggregate amounts allocated as Collections of Principal Receivables and Finance Charge Receivables in the Collection Account for such Monthly Period pursuant to subsection 3.4(a) above to the actual amount of Collections of Principal Receivables included in the Trust Assets, the amount of Discount Option Receivables for such Monthly Period, and the actual amount of Collections of Finance Charge Receivables included in the Trust Assets, in each case, to reflect the difference between (x) the amounts that should have been recorded as Collections in respect of Principal Receivables and Finance Charge Receivables if actual Collections of Principal Receivables and Finance Charge Receivables had been known and (y) the amount allocated thereto pursuant to the last two sentences of subsection 3.4(a).

            (c) Monthly Servicer's Certificate. Unless otherwise stated in the Supplement related to any Series, on each Determination Date, the Servicer shall forward to the Trustee, the Paying Agent, each Rating Agency and each Enhancement Provider, if any, a certificate of a Servicing Officer setting forth (i) the aggregate amounts for the preceding Monthly Period with respect to each of the items specified in clauses (i), (ii) and (iii) of subsection 3.4(a), together with the amount and nature of any "true-up" adjustment required by subsection 3.4(b), (ii) the Defaulted Amount for the preceding Monthly Period, (iii) Recoveries for the preceding Monthly Period, (iv) a calculation of the Portfolio Yield and Base Rate for each Series then outstanding, (v) the aggregate amount of Receivables and the balance on deposit in the Collection Account (or any subaccount thereof) or any Series Account applicable to any Series then outstanding with respect to Collections processed as of the end of the last day of the preceding Monthly Period, (vi) the aggregate amount of adjustments from the preceding Monthly Period, (vii) the aggregate amount, if any, of withdrawals, drawings or payments under any Enhancement with respect to each Series required to be made with respect to the preceding Monthly Period, (viii) the sum of all amounts payable to the Investor Certificateholders on the succeeding Distribution Date in respect of interest and principal payable with respect to the Investor Certificates and (ix) such other amounts, calculations, and/or information as may be required by any relevant Supplement.

            (d) Transferred Accounts. The Servicer covenants and agrees hereby to deliver to the Trustee, after the Automatic Addition Termination Date or any Automatic Addition Suspension Date (but in the latter case, prior to a Restart Date) within a reasonable time period after any Transferred Account is created, but in any event not later than 15 days after the end of the Monthly Period within which the Transferred Account is created, a notice specifying the new account number for any Transferred Account and the replaced account number.

            Section 3.5. Annual Certificate of Servicer. The Servicer shall deliver to the Trustee, each Rating Agency and each Enhancement Provider, if any, entitled thereto pursuant to the relevant Supplement, on or before the 90th day following the Transferor's fiscal year an Officer's Certificate (with appropriate insertions) substantially in the form of Exhibit D.

            Section 3.6. Annual Servicing Report of Independent Public Accountants; Copies of Reports Available. (a) On or before the 90th day following the end of the Transferor's fiscal year the Servicer shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or the Transferor) to furnish a report (addressed to the Trustee) to the Trustee, the Servicer and each Rating Agency to the effect that they have applied certain procedures agreed upon with the Servicer to certain documents relating to the administration and servicing of Accounts under this Agreement and each Supplement, and that based on such agreed upon procedures, such firm will provide a report stating that the administration and servicing was conducted in compliance with Article III and Article IV and Section 8.8 of this Agreement and the applicable provisions of any Supplement, except for such exceptions or errors as they believe to be immaterial and such other exceptions as shall be set forth in such report. A copy of such report shall be delivered to each Enhancement Provider, if any, entitled thereto pursuant to the relevant Supplement.

            (b) On or before the 90th day following the end of the Transferor's fiscal year, beginning with May 3, 1996, the Servicer shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or the Transferor) to furnish a report to the Trustee, the Servicer and each Rating Agency to the effect that they have randomly selected at least one (1) of the Servicer's Certificates delivered pursuant to subsection 3.4(c) during each of the three month periods ended March 31, June 30, September 30 and December 31 during the period covered by such report and applied certain procedures agreed upon with the Servicer to compare the mathematical calculations of certain amounts set forth in such report with the Servicer's computer reports which were the source of such amounts and that on the basis of such agreed upon procedures and comparison, such accountants are of the opinion that such amounts are in agreement, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such statement. A copy of such report shall be delivered to each Enhancement Provider, if any, entitled thereto pursuant to the relevant Supplement. Notwithstanding the foregoing, the report furnished by the independent public accountants shall cover each of the twelve (12) Servicer's Certificates delivered pursuant to Section 3.4(c) if any material exceptions were set forth in that report by the independent public accountants pursuant to this Section 3.6(b).

            (c) A copy of each certificate and report provided pursuant to
Section 3.4(c), 3.5 or 3.6 may be obtained by any Investor
Certificateholder or Certificate Owner by a request to the Trustee addressed to the Corporate Trust Office.

            Section 3.7. Tax Treatment. The Transferor has entered into this Agreement, and the Certificates will be issued with the intention that, unless otherwise specified in any Supplement, for Federal, state and local income and franchise tax purposes, the Investor Certificates (except any Certificates held by the Transferor) of each Series will qualify as debt secured by the Receivables. The Transferor, by entering into this Agreement, each Certificateholder, by the acceptance of its Certificate (and each Certificate Owner, by its acceptance of an interest in the applicable Certificate), agree to treat the Investor Certificates for Federal, state and local income and franchise tax purposes as debt. Each Holder of an Investor Certificate agrees that it will cause any Certificate Owner acquiring an interest in an Investor Certificate through it to comply with this Agreement as to treatment as debt under applicable tax law, as described in this Section 3.7. Furthermore, subject to Section 11.11 or unless the Transferor shall determine that the filing of returns is appropriate, the Trustee shall treat the Trust as a security device only and shall not file tax returns or obtain an employer identification number on behalf of the Trust.

            Section 3.8. Notices to Retailers National Bank. If Retailers National Bank is no longer acting as Servicer, any Successor Servicer shall deliver to Retailers National Bank each certificate and report required to be provided thereafter pursuant to Section 3.4(c), 3.5 or 3.6.

            Section 3.9. Adjustments. (a) If the Servicer adjusts downward the amount of any Receivable because of a rebate, refund, unauthorized charge or billing error to an accountholder, or because such Receivable was created in respect of merchandise which was refused or returned by an accountholder, or if the Servicer otherwise adjusts downward the amount of any Receivable without receiving Collections therefor or charging off such amount as uncollectible, then, in any such case, the amount of Principal Receivables will be reduced by the amount of the adjustment. Similarly, the amount of Principal Receivables will be reduced by the amount of any Principal Receivable which was discovered as having been created through a fraudulent or counterfeit charge or with respect to which the covenant of the Transferor contained in subsection 2.7(b) has been breached. Notwithstanding the foregoing, any Collection with respect to such Receivables, the balances of which have been adjusted downward, which would otherwise have been treated as Collections of Principal Receivables shall be treated as Collections of Principal Receivables. Any adjustment required as provided above shall be made on or prior to the end of the Monthly Period in which such adjustment obligation arises. If, following the exclusion of such Principal Receivables from the calculation of the Transferor Amount, the Transferor Amount (excluding the interest represented by any Supplemental Certificate) would otherwise be less than the Required Retained Transferor Amount, not later than 12:00 noon, New York City time, on the Distribution Date following the Monthly Period in which such adjustment obligation arises, the Transferor shall make a deposit into the Special Funding Account in immediately available funds in an amount equal to the amount by which the Transferor Amount (excluding the interest represented by any Supplemental Certificate) would otherwise be less than the Required Retained Transferor Amount (up to the amount of such Principal Receivables). Any amount deposited into the Special Funding Account pursuant to the preceding sentence shall be considered Collections of Principal Receivables and shall be applied in accordance with Article IV and the terms of each Supplement.

            (b) If (i) the Servicer makes a deposit into the Collection Account in respect of a Collection of a Receivable and such Collection was received by the Servicer in the form of a check which is not honored for any reason or (ii) the Servicer makes a mistake with respect to the amount of any Collection and deposits an amount that is less than or more than the actual amount of such Collection, the Servicer shall appropriately adjust the amount subsequently deposited into the Collection Account to reflect such dishonored check or mistake. Any Receivable in respect of which a dishonored check is received shall be deemed not to have been paid. Notwithstanding the first two sentences of this paragraph, any adjustments made pursuant to this paragraph will be reflected in a current report but will not change any amount of Collections previously reported pursuant to subsection 3.4(c).

                                ARTICLE IV

                     Rights of Certificateholders and
                 Allocation and Application of Collections

            Section 4.1. Rights of Certificateholders. The Investor Certificates shall represent fractional undivided interests in the Trust, which, with respect to each Series, shall consist of the right to receive, to the extent necessary to make the required payments with respect to the Investor Certificates of such Series at the times and in the amounts specified in the related Supplement, the portion of Collections allocable to Investor Certificateholders of such Series pursuant to this Agreement and such Supplement, funds on deposit in the Collection Account allocable to Certificateholders of such Series pursuant to this Agreement and such Supplement, funds on deposit in any related Series Account and funds available pursuant to any related Enhancement (collectively, with respect to all Series, the "Certificateholders' Interest"), it being understood that, unless otherwise specified in the Supplement with respect to such Series, the Investor Certificates of any Series or Class shall not represent any interest in any Series Account or Enhancement for the benefit of any other Series or Class. The Transferor Certificate shall represent the ownership interest in the remainder of the Trust Assets not allocated, pursuant to this Agreement, any Supplement or any Participation Supplement, to the Certificateholders' Interest or any Participation, respectively, including the right to receive Collections with respect to the Receivables and other amounts at the times and in the amounts specified in this Agreement or any Supplement to be paid to the Transferor on behalf of the Holder of the Transferor Certificate (the "Transferor's Interest"); provided, however, that the Transferor Certificate shall not represent any interest in the Collection Account, any Series Account or any Enhancement, except as specifically provided in this Agreement or any Supplement.

            Section 4.2. Establishment of Collection Account and Special Funding Account. The Servicer, for the benefit of the Certificateholders, shall establish and maintain in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders (the "Collection Account"). The Collection Account shall initially be established with the Trustee. The Trustee shall possess all right, title and interest in and to all funds on deposit from time to time in the Collection Account and in all proceeds thereof for the benefit of the Certificateholders. The Collection Account shall be under the sole dominion and control of the Trustee for the benefit of the Certificateholders. Except as expressly provided in this Agreement, the Servicer agrees that it shall have no right of set-off or banker's lien against, and no right to otherwise deduct from, any funds held in the Collection Account for any amount owed to it by the Trustee, the Trust, any Certificateholder or any Enhancement Provider. If at any time the Collection Account ceases to be an Eligible Deposit Account, the Trustee (or the Servicer on its behalf) shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Collection Account meeting the conditions specified above, transfer any cash or any investments to such new Collection Account and from the date such new Collection Account is established, it shall be the "Collection Account."

            Funds on deposit in the Collection Account (other than amounts deposited pursuant to Section 2.6, 10.1 or 12.2) shall at the direction of the Servicer or the Transferor be invested by the Trustee in Eligible Investments selected by the Servicer or the Transferor. All such Eligible Investments shall be held by the Trustee for the benefit of the Certificateholders. The Trustee shall maintain for the benefit of the Certificateholders possession of the negotiable instruments or certificated securities, if any, evidencing such Eligible Investments. Investments of funds representing Collections collected during any Monthly Period shall be invested in Eligible Investments that will convert or be convertible into cash so that all funds will be available at the close of business on the Transfer Date following such Monthly Period. No Eligible Investment shall be disposed of prior to its maturity; provided, however, that the Trustee may sell, liquidate or dispose of an Eligible Investment before its maturity, at the written direction of the Servicer, if such sale, liquidation or disposal would not result in a loss of all or part of the principal portion of such Eligible Investment or if, prior to the maturity of such Eligible Investment, a default occurs in the payment of principal, interest or any other amount with respect to such Eligible Investment. On each Distribution Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Collection Account shall be treated as Collections of Finance Charge Receivables with respect to the last day of the related Monthly Period, except as otherwise specified in any Supplement. For purposes of determining the availability of funds or the balances in the Collection Account for any reason under this Agreement, all investment earnings net of investment expenses and losses on such funds shall be deemed not to be available or on deposit.

            The Servicer, for the benefit of the Certificateholders, shall establish and maintain in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders (the "Special Funding Account"). The Special Funding Account shall initially be established with the Trustee. The Trustee shall possess all right, title and interest in and to all funds on deposit from time to time in the Special Funding Account and in all proceeds thereof. The Special Funding Account shall be under the sole dominion and control of the Trustee for the benefit of the Certificateholders. Except as expressly provided in this Agreement, the Servicer agrees that it shall have no right of set-off or banker's lien against, and no right to otherwise deduct from, any funds held in the Special Funding Account for any amount owed to it by the Trustee, the Trust, any Certificateholder or any Enhancement Provider. If, at any time, the Special Funding Account ceases to be an Eligible Deposit Account, the Trustee (or the Servicer on its behalf) shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Special Funding Account meeting the conditions specified above, transfer any cash or any investments to such new Special Funding Account and from the date such new Special Funding Account is established, it shall be the "Special Funding Account."

            Funds on deposit in the Special Funding Account shall at the direction of the Servicer or the Transferor be invested by the Trustee in Eligible Investments selected by the Servicer or the Transferor. All such Eligible Investments shall be held by the Trustee for the benefit of the Certificateholders. The Trustee shall maintain for the benefit of the Certificateholders possession of the negotiable instruments or certificated securities, if any, evidencing such Eligible Investments. Funds on deposit in the Special Funding Account on any day will be invested in Eligible Investments that will convert or be convertible into cash so that all funds will be available at the close of business on the next Business Day. No Eligible Investment shall be disposed of prior to its maturity; provided, however, that the Trustee may sell, liquidate or dispose of an Eligible Investment before its maturity, at the written direction of the Servicer, if such sale, liquidation or disposal would not result in a loss of all or part of the principal portion of such Eligible Investment or if, prior to the maturity of such Eligible Investment, a default occurs, in the payment of principal, interest or any other amount with respect to such Eligible Investment. Unless directed by the Servicer, funds deposited in the Special Funding Account on a Transfer Date with respect to the next following Distribution Date are not required to be invested overnight. On each Distribution Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Special Funding Account shall be treated as Collections of Finance Charge Receivables with respect to the last day of the related Monthly Period except as otherwise specified in the related Supplement. Unless otherwise directed by the Servicer, funds on deposit in the Special Funding Account will be withdrawn and paid to the Holder of the Transferor Certificate or such other Person as may be specified in a Supplement on any Business Day to the extent that the Transferor Amount (excluding the interest represented by any Supplemental Certificate) would otherwise exceed the Required Retained Transferor Amount on such date. On any Transfer Date on which one or more Series is in an Accumulation Period or Amortization Period, the Servicer shall determine the aggregate amounts of Principal Shortfalls, if any, with respect to each such Series that is a Principal Sharing Series (after giving effect to the allocation and payment provisions in the Supplement with respect to each such Series), and the Servicer shall instruct the Trustee to withdraw such amount (up to the amount on deposit in the Special Funding Account) on the succeeding Distribution Date and allocate such amount among each such Series as specified in each related Supplement; provided, however, that funds shall only be withdrawn from the Special Funding Account for allocation to cover such Principal Shortfalls if, and to the extent, that such allocation will not result in the reduction of the Transferor Amount (excluding the interest represented by any Supplemental Certificate) to an amount below the Required Retained Transferor Amount. For purposes of determining the availability of funds or the balances in the Special Funding Account for any reason under this Agreement, all investment earnings net of investment expenses and losses on such funds shall be deemed not to be available or on deposit.

            Section 4.3. Collections and Allocations. (a) The Servicer will apply or will instruct the Trustee to apply all funds on deposit in the Collection Account as described in this Article IV and in each Supplement. Except as otherwise provided below and in each Supplement, the Servicer shall deposit Collections into the Collection Account no later than the second Business Day following the Date of Processing of such Collections. Subject to the express terms of any Supplement, but notwithstanding anything else in this Agreement to the contrary, if Retailers National Bank remains the Servicer and (x) for so long as Target Corporation maintains a short-term debt rating of "A-1" or better by Standard & Poor's and "P-1" or better by Moody's (or such other rating below "A-1" or "P-1", as the case may be, which is satisfactory to each Rating Agency), or (y) Retailers National Bank has provided to the Trustee a letter of credit covering collection risk of the Servicer acceptable to each Rating Agency (as evidenced by a letter from each Rating Agency to the effect that the Rating Agency Condition has been satisfied), the Servicer need not make the daily deposits of Collections into the Collection Account as provided in the preceding sentence, but may make a single deposit in the Collection Account in immediately available funds not later than 12:00 noon, New York City time, on the related Transfer Date.

            (b) With respect to each day during each Monthly Period, (i) Collections of Finance Charge Receivables will be allocated to the Certificateholders' Interest of each Series, and (ii) Collections of Principal Receivables will be allocated to the Certificateholders' Interest of each Series, each as set forth in the Supplement related to such Series.

            On each Determination Date, (i) Collections of Recoveries will be treated as Collections of Principal Receivables and allocated to the Certificateholders' Interest of each Series and (ii) Defaulted Receivables will be allocated to the Certificate-holders' Interest of each Series, each as set forth in the related Supplement.

            (c) Throughout the existence of the Trust, unless otherwise stated in any Supplement, the Servicer shall allocate to the Holder of the Transferor Certificate an amount equal to the product of (A) the Transferor's Percentage and (B) the aggregate amount of such Collections allocated to Principal Receivables and Finance Charge Receivables, respectively, in respect of each Monthly Period; provided, however, that, if the Transferor Amount (determined after giving effect to any payment of such amount and any Principal Receivables transferred to the Trust on such date and excluding the interest represented by any Supplemental Certificate), would otherwise be less than or equal to the Required Retained Transferor Amount, the Servicer will not distribute to the Holder of the Transferor Certificate any such amounts that otherwise would be distributed to the Holder of the Transferor Certificate, but shall deposit such funds in the Special Funding Account. Notwithstanding anything in this Agreement to the contrary, unless otherwise stated in any Supplement, the Servicer need not deposit this amount or any other amounts so allocated to the Transferor Certificate pursuant to any Supplement into the Collection Account and shall pay, or be deemed to pay, such amounts as collected to the Holder of the Transferor Certificate.

            The payments to be made to the Holder of the Transferor Certificate pursuant to this subsection 4.3(c) do not apply to deposits to the Collection Account or other amounts that do not represent Collections, including payment of the purchase price for Receivables pursuant to Section
2.6 or 10.1, proceeds from the sale, disposition or liquidation of Receivables pursuant to Section 12.2 or payment of the purchase price for the Certificateholders' Interest of a specific Series pursuant to the related Supplement.

            (d) Throughout the existence of the Trust, unless otherwise stated in any Participation Supplement, the Servicer shall allocate to the holders of any Participations an amount equal to the product of (A) the related Participation Percentage and (B) the aggregate amount of such Collections allocated to Principal Receivables, Finance Charge Receivables and Recoveries, respectively, and the aggregate amount of Defaulted Receivables, in each case, in respect of each Monthly Period. Notwithstanding anything in this Agreement to the contrary, unless otherwise stated in any Participation Supplement, the Servicer need not deposit these amounts or any other amounts so allocated to any Participation pursuant to any Participation Supplement into the Collection Account and shall pay such amounts as collected to the holder of the related Participation.

            The payments to be made to the holder of any Participation pursuant to this subsection 4.3(d) do not apply to deposits to the Collection Account or other amounts that do not represent Collections, including payment of the purchase price for Receivables pursuant to Section
2.6 or 10.1, proceeds from the sale, disposition or liquidation of Receivables pursuant to Section 12.2 or payment of the purchase price for the Certificateholders' Interest of a specific Series pursuant to the related Supplement.

            Section 4.4. Shared Principal Collections. On each Distribution Date, (a) the Servicer shall allocate Shared Principal Collections to each Principal Sharing Series, pro rata, in proportion to the Principal Shortfalls, if any, with respect to each such Series, and any remainder may, at the option of the Transferor, be applied as principal with respect to any Variable Funding Certificate and (b) the Servicer shall withdraw from the Collection Account or the Special Funding Account and pay to the Holder of the Transferor Certificate an amount equal to the excess, if any, of (x) the sum of the aggregate amount for all outstanding Series of Collections of Principal Receivables which the related Supplements or this Agreement specify are to be treated as "Shared Principal Collections" for such Distribution Date plus the amount of any payment received by the Trustee from the holder of any Participation with respect to the purchase of a Participation or any increases in the principal amount of such Participation (such sum to be treated for purposes of this Agreement as "Shared Principal Collections") over (y) the aggregate amount for all outstanding Principal Sharing Series which the related Supplements specify are "Principal Shortfalls," for such Distribution Date; provided, however, that, if, on any Distribution Date the Transferor Amount (determined after giving effect to any Principal Receivables transferred to the Trust on such date and excluding the interest represented by any Supplemental Certificate), would otherwise be less than or equal to the Required Retained Transferor Amount, the Servicer will not distribute to the Holder of the Transferor Certificate any Shared Principal Collections that otherwise would be distributed to the Holder of the Transferor Certificate, but shall deposit such funds in the Special Funding Account.

            Section 4.5. Excess Finance Charge Collections. On each Distribution Date, (a) for each Group the Servicer shall apply the aggregate amount for all outstanding Series in such Group of the amounts which the related Supplements specify are to be treated as "Excess Finance Charge Collections" for such Distribution Date to each Series in such Group, pro rata, in proportion to the Finance Charge Shortfalls, if any, with respect to each such Series, and (b) the Servicer shall withdraw (or shall instruct the Trustee to withdraw) from the Collection Account and pay to the Holder of the Transferor Certificate an amount equal to the excess, if any, of (x) the aggregate amount for all outstanding Series in a Group of the amounts which the related Supplements specify are to be treated as "Excess Finance Charge Collections" for such Distribution Date over (y) the aggregate amount for all outstanding Series in such Group which the related Supplements specify are "Finance Charge Shortfalls" for such Distribution Date; provided, however, that the sharing of Excess Finance Charge Collections among Series in a Group will continue only until such time, if any, at which the Transferor shall deliver to the Trustee an Officer's Certificate to the effect that, in the reasonable belief of the Transferor, the continued sharing of Excess Finance Charge Collections among Series in any Group would have adverse regulatory implications with respect to the Transferor. Following the delivery by the Transferor of such an Officer's Certificate to the Trustee, there will not be any further sharing of Excess Finance Charge Collections among Series in any Group.

            Section 4.6. Allocations During Funding Period. To the extent that the Servicer establishes an Eligible Deposit Account as a pre-funding account (the "Pre-Funding Account") with respect to any Series, bearing a designation indicating that the funds deposited therein are for the benefit of such Series, during the period (the "Funding Period"), as set forth in the related Supplement, that the Pre-Funding Account maintains a balance, the date upon which an increase in the Invested Amount of such Series in accordance with the terms of such related Supplement occurs shall be treated as an Addition Date solely for the purpose of calculating the Floating Allocation Percentage and the Principal Allocation Percentage. Such Addition Date shall be deemed to occur on the date of each such increase and the Floating Allocation Percentage and Principal Allocation Percentage shall be calculated accordingly.

                                 ARTICLE V

                       Distributions and Reports to
                            Certificateholders

            Distributions shall be made to, and reports shall be provided to, Certificateholders as set forth in the applicable Supplement.

                                ARTICLE VI

                             The Certificates

            Section 6.1. The Certificates. The Investor Certificates of any Series or Class may be issued in bearer form ("Bearer Certificates") with attached interest coupons and any other applicable coupon (collectively, the "Coupons") or in fully registered form ("Registered Certificates") and shall be substantially in the form of the exhibits with respect thereto attached to the applicable Supplement. The Transferor Certificate will be issued in registered form, substantially in the form of Exhibit A, and shall upon issue, be executed and delivered by the Transferor to the Trustee for authentication and redelivery as provided in Section 6.2. Unless otherwise specified in the applicable Participation Supplement, each Participation shall be uncertificated. Each Supplemental Certificate shall be either issued in registered form or shall be uncertificated, in either case as specified in the applicable Supplement. Except as otherwise provided in Section 6.3 or in any Supplement, Bearer Certificates shall be issued in minimum denominations of $5,000 and Registered Certificates shall be issued in minimum denominations of $1,000 and in integral multiples of $1,000 in excess thereof and shall be subject to the terms specified in the applicable Supplement. If specified in any Supplement, the Investor Certificates of any Series or Class shall be issued upon initial issuance as a single certificate evidencing the aggregate original principal amount of such Series or Class as described in Section 6.13. The Transferor Certificate shall initially be a single certificate and shall initially represent the entire Transferor's Interest. Each Certificate shall be executed by manual or facsimile signature on behalf of the Transferor by its President or any Vice President. Certificates bearing the manual or facsimile signature of an individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Transferor shall not be rendered invalid, notwithstanding that such individual ceased to be so authorized prior to the authentication and delivery of such Certificates or does not hold such office at the date of such Certificates. No Certificates shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by or on behalf of the Trustee by the manual signature of a duly authorized signatory, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. Bearer Certificates shall be dated the Closing Date. All Registered Certificates and the Transferor Certificate shall be dated the date of their authentication.

            Section 6.2. Authentication of Certificates. The Trustee shall authenticate and deliver the Investor Certificates of each Series and Class that are issued upon original issuance to or upon the order of the Transferor against payment to the Transferor of the purchase price therefor. The Trustee shall authenticate and deliver the Transferor Certificate to the Transferor simultaneously with its delivery of the Investor Certificates of the first Series to be issued hereunder. If specified in the related Supplement for any Series or Class, the Trustee shall authenticate and deliver outside the United States the Global Certificate that is issued upon original issuance thereof.

            Section 6.3. New Issuances. (a) The Transferor may from time to time direct the Trustee, on behalf of the Trust, to authenticate one or more new Series of Investor Certificates. The Investor Certificates of all outstanding Series shall be equally and ratably entitled as provided herein to the benefits of this Agreement without preference, priority or distinction, all in accordance with the terms and provisions of this Agreement and the applicable Supplement except, with respect to any Series or Class, as provided in the related Supplement.

            (b) On or before the Closing Date relating to any new Series, the parties hereto will execute and deliver a Supplement which will specify the Principal Terms of such new Series. The terms of such Supplement may modify or amend the terms of this Agreement solely as applied to such new Series. The obligation of the Trustee to authenticate the Investor Certificates of such new Series and to execute and deliver the related Supplement is subject to the satisfaction of the following conditions; provided, however, that the conditions set forth in clauses (i), (iii),
(iv) and (v) below shall not be applicable to the issuance of the first Series of Investor Certificates:

                  (i) on or before the fifth Business Day immediately preceding the Closing Date, the Transferor shall have given the Trustee, the Servicer, each Rating Agency and any Enhancement Provider entitled thereto pursuant to the relevant Supplement notice of such issuance and the Closing Date;

                  (ii) the Transferor shall have delivered to the Trustee the related Supplement, executed by each party hereto other than the Trustee;

                  (iii) the Transferor shall have delivered to the Trustee any related Enhancement Agreement executed by each of the parties thereto, other than the Trustee;

                  (iv) the Rating Agency Condition shall have been satisfied with respect to such issuance;

                  (v) the Transferor shall have delivered to the Trustee and any Enhancement Provider entitled thereto pursuant to the relevant Supplement an Officer's Certificate, dated the Series Issuance Date, to the effect that the Transferor reasonably believes that such issuance will not, based on the facts known to such officer at the time of such certification, then or thereafter cause an Early Amortization Event to occur with respect to any Series;

                  (vi) the Transferor shall have delivered to the Trustee and each Rating Agency a Tax Opinion, dated the Closing Date, with respect to such issuance; and

                  (vii) the Transferor Amount (excluding the interest represented by any Supplemental Certificate) shall not be less than the Required Retained Transferor Amount, as of the Closing Date and after giving effect to such issuance.

Upon satisfaction of the above conditions, the Trustee shall execute the Supplement and authenticate the Investor Certificates of such Series upon execution thereof by the Transferor.

            (c) The Transferor may surrender the Transferor Certificate to the Trustee in exchange for a newly issued Transferor Certificate and one or more additional certificates (each, a "Supplemental Certificate"), the terms of which shall be defined in a Supplement (which Supplement shall be subject to subsection 13.1(a) to the extent that it amends any of the terms of this Agreement), to be delivered to or upon the order of the Transferor (or the Holder of a Supplemental Certificate, in the case of the transfer or exchange thereof, as provided below), upon satisfaction of the following conditions:

                  (i) the Transferor Amount (excluding the interest represented by any Supplemental Certificate) shall not be less than the Required Retained Transferor Amount, as of the date of, and after giving effect to, such exchange;

                  (ii) the Rating Agency Condition shall have been satisfied with respect to such exchange (or transfer or exchange as provided below); and

                  (iii) the Transferor shall have delivered to the Trustee and each Rating Agency a Tax Opinion, dated the date of such exchange (or transfer or exchange as provided below), with respect thereto.

Any Supplemental Certificate may be transferred or exchanged only upon satisfaction of the conditions set forth in clauses (ii) and (iii) above.

            (d) The Transferor Certificate (or any interest therein) may be transferred to a Person which is a member of the "affiliated group" as defined in Code Section 1504(a) of which Retailers National Bank is a member without the consent or approval of the Holders of the Investor Certificates, provided that (i) the Rating Agency Condition shall have been satisfied with respect to such transfer, (ii) the Transferor shall have delivered to the Trustee and each Rating Agency a Tax Opinion, dated the date of such transfer, with respect thereto, and (iii) the Transferor Amount (excluding the interest represented by any Supplemental Certificate) shall not be less than the Required Retained Transferor Amount. In connection with any such transfer, the Person to whom the Transferor Certificate is transferred will, by its acquisition and holding of an interest in the Transferor Certificate, assume all of the rights and obligations of the Transferor as described in this Agreement and in any Supplement or amendment thereto (including the right under this paragraph
(d) with respect to subsequent transfers of an interest in the Transferor Certificate).

            (e) The Transferor may direct the Trustee to issue on behalf of the Trust one or more participations (each, a "Participation"), the terms of which shall be defined in a Participation Supplement (which Participation Supplement shall be subject to subsection 13.1(a) to the extent that it amends any of the terms of this Agreement), to be delivered to or upon the order of the Transferor upon satisfaction of the following conditions:

                  (i) the Transferor Amount (excluding the interest represented by any Supplemental Certificate) shall not be less than the Required Retained Transferor Amount, as of the date of, and after giving effect to, such exchange;

                  (ii) the Rating Agency Condition shall have been satisfied with respect to such issuance (or transfer as provided below); and

                  (iii) the Transferor shall have delivered to the Trustee and each Rating Agency a Tax Opinion, dated the date of such issuance (or transfer as provided below), with respect thereto.

Any Participation may be transferred or exchanged only upon satisfaction of the conditions set forth in clauses (ii) and (iii) above. Notwithstanding the foregoing, on the Closing Date, the Transferor shall issue to Retailers National Bank a Participation with respect to which the conditions above need not be specifically satisfied. The Trustee, at the direction of the Transferor, may agree to extend the term of any Participation. Any payments made by the holder of any Participation and received by the Trustee with respect to the purchase of any Participation or the increase in the principal amount of the Participation shall be treated as Collections of Principal Receivables pursuant to Section 4.4.

            Section 6.4. Registration of Transfer and Exchange of Certificates. (a) The Trustee shall cause to be kept at the office or agency to be maintained in accordance with the provisions of Section 11.16 a register (the "Certificate Register") in which, subject to such reasonable regulations as it may prescribe, a transfer agent and registrar (which may be the Trustee) (the "Transfer Agent and Registrar") shall provide for the registration of the Registered Certificates and of transfers and exchanges of the Registered Certificates as herein provided. The Transfer Agent and Registrar shall initially be Norwest Bank Minnesota, National Association, and any co-transfer agent and co-registrar chosen by the Transferor and acceptable to the Trustee, including, if and so long as any Series or Class is listed on the Luxembourg Stock Exchange and such exchange shall so require, a co-transfer agent and co-registrar in Luxembourg. So long as any Investor Certificates are outstanding, the Transferor shall maintain a co-transfer agent and co-registrar in New York City. Any reference in this Agreement to the Transfer Agent and Registrar shall include any co-transfer agent and co-registrar unless the context requires otherwise.

            The Trustee may revoke such appointment and remove any Transfer Agent and Registrar if the Trustee determines in its sole discretion that such Transfer Agent and Registrar failed to perform its obligations under this Agreement in any material respect. Any Transfer Agent and Registrar shall be permitted to resign as Transfer Agent and Registrar upon 30 days' notice to the Transferor, the Trustee and the Servicer; provided, however, that such resignation shall not be effective and such Transfer Agent and Registrar shall continue to perform its duties as Transfer Agent and Registrar until the Trustee has appointed a successor Transfer Agent and Registrar reasonably acceptable to the Transferor.

            Subject to paragraph (c) below, upon surrender for registration of transfer of any Registered Certificate at any office or agency of the Transfer Agent and Registrar maintained for such purpose, one or more new Registered Certificates (of the same Series and Class) in authorized denominations of like aggregate fractional undivided interests in the Certificateholders' Interest shall be executed, authenticated and delivered, in the name of the designated transferee or transferees.

            At the option of a Registered Certificateholder, Registered Certificates (of the same Series and Class) may be exchanged for other Registered Certificates of authorized denominations of like aggregate fractional undivided interests in the Certificateholders' Interest, upon surrender of the Registered Certificates to be exchanged at any such office or agency; Registered Certificates, including Registered Certificates received in exchange for Bearer Certificates, may not be exchanged for Bearer Certificates. At the option of the Holder of a Bearer Certificate, subject to applicable laws and regulations, Bearer Certificates may be exchanged for other Bearer Certificates or Registered Certificates (of the same Series and Class) of authorized denominations of like aggregate fractional undivided interests in the Certificateholders' Interest, upon surrender of the Bearer Certificates to be exchanged at an office or agency of the Transfer Agent and Registrar located outside the United States. Each Bearer Certificate surrendered pursuant to this Section 6.4 shall have attached thereto all unmatured Coupons; provided that any Bearer Certificate, so surrendered after the close of business on the Record Date preceding the relevant payment date or distribution date after the expected final payment date need not have attached the Coupon relating to such payment date or distribution date (in each case, as specified in the applicable Supplement).

            Whenever any Investor Certificates are so surrendered for exchange, the Transferor shall execute, the Trustee shall authenticate and the Transfer Agent and Registrar shall deliver (in the case of Bearer Certificates, outside the United States) the Investor Certificates which the Investor Certificateholder making the exchange is entitled to receive. Every Investor Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in a form satisfactory to the Trustee or the Transfer Agent and Registrar duly executed by the Investor Certificateholder or the attorney-in-fact thereof duly authorized in writing.

            No service charge shall be made for any registration of transfer or exchange of Investor Certificates, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such transfer or exchange.

            All Investor Certificates (together with any Coupons) surrendered for registration of transfer and exchange or for payment shall be canceled and disposed of in a manner satisfactory to the Trustee. The Trustee shall cancel and destroy any Global Certificate upon its exchange in full for Definitive Euro-Certificates and shall deliver a certificate of destruction to the Transferor. Such certificate shall also state that a certificate or certificates of a foreign Clearing Agency to the effect referred to in Section 6.13 was received with respect to each portion of the Global Certificate exchanged for Definitive Euro-Certificates.

            The Transferor shall execute and deliver to the Trustee Bearer Certificates and Registered Certificates in such amounts and at such times as are necessary to enable the Trustee to fulfill its responsibilities under this Agreement, each Supplement and the Certificates.

            (b) The Transfer Agent and Registrar will maintain at its expense in the City of New York and, if and so long as any Series or Class is listed on the Luxembourg Stock Exchange, Luxembourg, an office or agency where Investor Certificates may be surrendered for registration of transfer or exchange (except that Bearer Certificates may not be surrendered for exchange at any such office or agency in the United States).

            (c) (i) Registration of transfer of Investor Certificates containing (x) a legend substantially to the effect set forth on Exhibit E-1-A shall be effected only if such transfer is made pursuant to an effective registration statement under the Act or is exempt from the registration requirements under the Act and (y) a legend substantially to the effect set forth on Exhibit E-1-B shall be effected only if such transfer is made to a Person that is not (1) an employee benefit plan or other plan, trust or account (including an individual retirement account) that is subject to ERISA or Section 4975 of the Code or (2) any collective investment fund, insurance company separate or general account or other entity (except an entity registered under the Investment Company Act) whose underlying assets include "plan assets" under ERISA by reason of a plan's investment in such entity (a "Benefit Plan"). In the event that registration of a transfer is to be made in reliance upon an exemption from the registration requirements under the Act, the transferor or the transferee shall deliver, at its expense, to the Transferor, the Servicer and the Trustee, an investment letter from the transferee, substantially in the form of the investment representation letter attached hereto as Exhibit E-2, and no registration of transfer shall be made until such letter is so delivered.

                  Investor Certificates issued upon registration or transfer of, or Investor Certificates issued in exchange for, Investor Certificates bearing the legend referred to above shall also bear such legend unless the Transferor, the Servicer, the Trustee and the Transfer Agent and Registrar receive an Opinion of Counsel, satisfactory to each of them, to the effect that such legend may be removed.

                  Whenever an Investor Certificate containing the legend referred to above is presented to the Transfer Agent and Registrar for registration of transfer, the Transfer Agent and Registrar shall promptly seek instructions from the Servicer regarding such transfer and shall be entitled to receive instructions signed by a Servicing Officer prior to registering any such transfer. The Transferor hereby agrees to indemnify the Transfer Agent and Registrar and the Trustee and to hold each of them harmless against any loss, liability or expense incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by them in relation to any such instructions furnished pursuant to this clause (i).

                  (ii) Registration of transfer of Investor Certificates containing a legend to the effect set forth on Exhibit E-3 shall be effected only if such transfer is made to a Person which is not a Benefit Plan. By accepting and holding any such Investor Certificate, an Investor Certificateholder shall be deemed to have represented and warranted that it is not a Benefit Plan. By acquiring any interest in a Book-Entry Certificate which contains such legend, a Certificate Owner shall be deemed to have represented and warranted that it is not a Benefit Plan.

                  (iii) If so requested by the Transferor, the Trustee will make available to any prospective purchaser of Investor Certificates who so requests, a copy of a letter provided to the Trustee by or on behalf of the Transferor relating to the transferability of any Series or Class to a Benefit Plan.

            Section 6.5. Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate (together, in the case of Bearer Certificates, with all unmatured Coupons (if any) appertaining thereto) is surrendered to the Transfer Agent and Registrar, or the Transfer Agent and Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Transfer Agent and Registrar and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Transferor shall execute, the Trustee shall authenticate and the Transfer Agent and Registrar shall deliver (in the case of Bearer Certificates, outside the United States), in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and aggregate fractional undivided interest. In connection with the issuance of any new Certificate under this Section 6.5, the Trustee or the Transfer Agent and Registrar may require the payment by the Certificateholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and Transfer Agent and Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section 6.5 shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            Section 6.6. Persons Deemed Owners. The Trustee, the Paying Agent, the Transfer Agent and Registrar and any agent of any of these may
(a) prior to due presentation of a Registered Certificate for registration of transfer, treat the Person in whose name any Registered Certificate is registered as the owner of such Registered Certificate for the purpose of receiving distributions pursuant to the terms of the applicable Supplement and for all other purposes whatsoever, and (b) treat the bearer of a Bearer Certificate or Coupon as the owner of such Bearer Certificate or Coupon for the purpose of receiving distributions pursuant to the terms of the applicable Supplement and for all other purposes whatsoever; and, in any such case, neither the Trustee, the Paying Agent, the Transfer Agent and Registrar nor any agent of any of them shall be affected by any notice to the contrary. Notwithstanding the foregoing, in determining whether the Holders of the requisite Investor Certificates have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Certificates owned by the Transferor, the Servicer, any other Holder of the Transferor Certificate, the Trustee or any Affiliate thereof, shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates which the Trustee actually knows to be so owned shall be so disregarded. Certificates so owned which have been pledged in good faith shall not be disregarded and may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Certificates and that the pledgee is not the Transferor, the Servicer, any other Holder of the Transferor Certificate or any Affiliate thereof.

            Section 6.7. Appointment of Paying Agent. The Paying Agent shall make distributions to Investor Certificateholders from the Collection Account or any applicable Series Account pursuant to the provisions of the applicable Supplement and shall report the amounts of such distributions to the Trustee. Any Paying Agent shall have the revocable power to withdraw funds from the Collection Account or any applicable Series Account for the purpose of making the distributions referred to above. The Trustee may revoke such power and remove the Paying Agent if the Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement or any Supplement in any material respect. The Paying Agent shall initially be Norwest Bank Minnesota, National Association, and any co- paying agent chosen by the Transferor and acceptable to the Trustee, including, if and so long as any Series or Class is listed on the Luxembourg Stock Exchange and such exchange so requires, a co-paying agent in Luxembourg or another western European city. Any Paying Agent shall be permitted to resign as Paying Agent upon 30 days' notice to the Trustee. In the event that any Paying Agent shall resign, the Trustee shall appoint a successor to act as Paying Agent. The Trustee shall cause each successor or additional Paying Agent to execute and deliver to the Trustee an instrument in which such successor or additional Paying Agent shall agree with the Trustee that it will hold all sums, if any, held by it for payment to the Investor Certificateholders in trust for the benefit of the Investor Certificateholders entitled thereto until such sums shall be paid to such Investor Certificateholders. The Paying Agent shall return all unclaimed funds to the Trustee and upon removal shall also return all funds in its possession to the Trustee. The provisions of Sections 11.1, 11.2,
11.3 and 11.5 shall apply to the Trustee also in its role as Paying Agent, for so long as the Trustee shall act as Paying Agent. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

            Section 6.8. Access to List of Registered Certificateholders' Names and Addresses. The Trustee will furnish or cause to be furnished by the Transfer Agent and Registrar to the Servicer or the Paying Agent, within five Business Days after receipt by the Trustee of a request therefor, a list in such form as the Servicer or the Paying Agent may reasonably require, of the names and addresses of the Registered Certificateholders. If any Holder or group of Holders of Investor Certificates of any Series or all outstanding Series, as the case may be, evidencing not less than 10% of the aggregate unpaid principal amount of such Series or all outstanding Series, as applicable (the "Applicants"), apply to the Trustee, and such application states that the Applicants desire to communicate with other Investor Certificateholders with respect to their rights under this Agreement or any Supplement or under the Investor Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee, after having been adequately indemnified by such Applicants for its costs and expenses shall afford or shall cause the Transfer Agent and Registrar to afford such Applicants access during normal business hours to the most recent list of Registered Certificateholders of such Series or all outstanding Series, as applicable, held by the Trustee, within five Business Days after the receipt of such application. Such list shall be as of a date no more than 45 days prior to the date of receipt of such Applicants' request.

            Every Registered Certificateholder, by receiving and holding a Registered Certificate, agrees with the Trustee that neither the Trustee, the Transfer Agent and Registrar, nor any of their respective agents, shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Registered Certificateholders hereunder, regardless of the sources from which such information was derived.

            Section 6.9. Authenticating Agent. (a) The Trustee may appoint one or more authenticating agents with respect to the Certificates which shall be authorized to act on behalf of the Trustee in authenticating the Certificates in connection with the issuance, delivery, registration of transfer, exchange or repayment of the Certificates. Whenever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an authenticating agent and certificate of authentication executed on behalf of the Trustee by an authenticating agent. Each authenticating agent must be acceptable to the Transferor and the Servicer.

            (b) Any institution succeeding to the corporate agency business of an authenticating agent shall continue to be an authenticating agent without the execution or filing of any power or any further act on the part of the Trustee or such authenticating agent. An authenticating agent may at any time resign by giving notice of resignation to the Trustee and to the Transferor. The Trustee may at any time terminate the agency of an authenticating agent by giving notice of termination to such authenticating agent and to the Transferor. Upon receiving such a notice of resignation or upon such a termination, or in case at any time an authenticating agent shall cease to be acceptable to the Trustee or the Transferor, the Trustee promptly may appoint a successor authenticating agent. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an authenticating agent. No successor authenticating agent shall be appointed unless acceptable to the Trustee and the Transferor. The Transferor agrees to pay to each authenticating agent from time to time reasonable compensation for its services under this Section 6.9. The provisions of Sections 11.1, 11.2 and 11.3 shall be applicable to any authenticating agent.

            (c) Pursuant to an appointment made under this Section 6.9, the Certificates may have endorsed thereon, in lieu of the Trustee's certificate of authentication, an alternate certificate of authentication in substantially the following form:

          This is one of the Certificates described in the Amended and Restated Pooling and Servicing Agreement.



                                          ------------------------------------
                                          ------------------------------------
                                          as Authenticating Agent
                                                for the Trustee,

                                          By:---------------------------------
                                             Authorized Officer


            Section 6.10. Book-Entry Certificates. Unless otherwise specified in the related Supplement for any Series or Class, the Investor Certificates, upon original issuance, shall be issued in the form of one or more typewritten Investor Certificates representing the Book-Entry Certificates, to be delivered to the Clearing Agency, by, or on behalf of, the Transferor. The Investor Certificates shall initially be registered on the Certificate Register in the name of the Clearing Agency or its nominee, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner's interest in the Investor Certificates, except as provided in Section 6.12. Unless and until definitive, fully registered Investor Certificates ("Definitive Certificates") have been issued to the applicable Certificate Owners pursuant to Section 6.12 or as otherwise specified in any such Supplement:

            (a) the provisions of this Section 6.10 shall be in full force and effect;

            (b) the Transferor, the Servicer and the Trustee may deal with the Clearing Agency and the Clearing Agency Participants for all purposes (including the making of distributions) as the authorized representatives of the respective Certificate Owners;

            (c) to the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section
6.10 shall control; and

            (d) the rights of the respective Certificate Owners shall be exercised only through the Clearing Agency and the Clearing Agency Participants and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency or the Clearing Agency Participants. Pursuant to the Depository Agreement, unless and until Definitive Certificates are issued pursuant to Section 6.12, the Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the related Investor Certificates to such Clearing Agency Participants.

            For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Investor Certificateholders evidencing a specified percentage of the aggregate unpaid principal amount of Investor Certificates, such direction or consent may be given by Certificate Owners (acting through the Clearing Agency and the Clearing Agency Participants) owning Investor Certificates evidencing the requisite percentage of principal amount of Investor Certificates.

            Section 6.11. Notices to Clearing Agency. Whenever any notice or other communication is required to be given to Investor Certificateholders of any Series or Class with respect to which Book-Entry Certificates have been issued, unless and until Definitive Certificates shall have been issued to the related Certificate Owners, the Trustee shall give all such notices and communications to the applicable Clearing Agency.

            Section 6.12. Definitive Certificates. If Book- Entry Certificates have been issued with respect to any Series or Class and (a) the Transferor advises the Trustee that the Clearing Agency is no longer willing or able to discharge properly its responsibilities under the Depository Agreement with respect to such Series or Class and the Trustee or the Transferor is unable to engage a qualified successor, (b) the Transferor, at its option, advises the Trustee that it elects to terminate the book-entry system with respect to such Series or Class through the Clearing Agency or (c) after the occurrence of a Servicer Default, Certificate Owners of such Series or Class evidencing not less than 50% of the aggregate unpaid principal amount of such Series or Class advise the Trustee and the Clearing Agency through the Clearing Agency Participants that the continuation of a book-entry system with respect to the Investor Certificates of such Series or Class through the Clearing Agency is no longer in the best interests of the Certificate Owners with respect to such Certificates, then the Trustee shall notify all Certificate Owners of such Certificates, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of any such Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration, the Transferor shall execute and the Trustee shall authenticate and deliver such Definitive Certificates. Neither the Transferor nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of such Definitive Certificates all references herein to obligations imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of such Definitive Certificates as Investor Certificateholders hereunder.

            Section 6.13. Global Certificate. If specified in the related Supplement for any Series, or Class, the Investor Certificates for such Series or Class will initially be issued in the form of a single temporary global Certificate (the "Global Certificate") in bearer form, without interest coupons, in the denomination of the aggregate principal amount of such Series or Class and substantially in the form set forth in the exhibit with respect thereto attached to the related Supplement. The Global Certificate will be executed by the Transferor and authenticated by the Trustee upon the same conditions, in substantially the same manner and with the same effect as the Definitive Certificates. The Global Certificate may be exchanged for Bearer or Registered Certificates in definitive form (the "Definitive EuroCertificates") pursuant to the terms of any applicable Supplement.

            Section 6.14. Uncertificated Classes. Notwithstanding anything to the contrary contained in this Article VI or in Article XII, unless otherwise specified in any Supplement, any provisions contained in this
Article VI and in Article XII relating to the registration, form, execution, authentication, delivery, presentation, cancellation and surrender of Certificates shall not be applicable to any uncertificated Certificates.

                                ARTICLE VII

                 Other Matters Relating to the Transferor

            Section 7.1. Liability of the Transferor. The Transferor shall be liable in all respects for the obligations, covenants, representations and warranties of the Transferor arising under or related to this Agreement or any Supplement. The Transferor shall be liable only to the extent of the obligations specifically undertaken by it in its capacity as Transferor.

            Section 7.2. Merger or Consolidation of, or Assumption of the Obligations of, the Transferor. (a) The Transferor shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person unless:

                  (i)(x) the business entity formed by such consolidation or into which the Transferor is merged or the Person which acquires by conveyance or transfer the properties and assets of the Transferor substantially as an entirety shall be, if the Transferor is not the surviving entity, organized and existing under the laws of the United States of America or any state or the District of Columbia, and, if the Transferor is not the surviving entity, such business entity shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the performance of every covenant and obligation of the Transferor hereunder, including its obligations under Section 7.4;
      (y) the Transferor has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section 7.2, that such supplemental agreement is a valid and binding obligation of such surviving entity enforceable against such surviving entity in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally from time to time in effect and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity), and that all conditions precedent herein provided for relating to such transaction have been complied with;

                  (ii) the Rating Agency Condition shall have been satisfied with respect to such consolidation, merger, conveyance or transfer;

                  (iii) the Transferor shall have delivered to the Trustee and each Rating Agency a Tax Opinion, dated the date of such consolidation, merger, conveyance or transfer, with respect thereto;

                  (iv) in connection with any merger or consolidation, the business entity into which the Transferor shall merge or consolidate shall be (x) a business entity that is not subject to Title 11 of the United States Code or (y) a special-purpose corporation, the powers and activities of which shall be limited to the performance of the Transferor's obligations under this Agreement, any Supplement and the Receivables Purchase Agreement; and

                  (v) if the Transferor is not the surviving entity, the surviving entity shall file new UCC-1 financing statements with respect to the interest of the Trust in the Receivables.

            (b) The obligations of the Transferor hereunder shall not be assignable nor shall any Person succeed to the obligations of the Transferor hereunder except in each case in accordance with (i) the provisions of the foregoing paragraph, (ii) Sections 2.12 or 6.3(d), or
(iii) conveyances, mergers, consolidations, assumptions, sales or transfers to other entities (1) for which the Transferor delivers an Officer's Certificate to the Trustee indicating that the Transferor reasonably believes that such action will not adversely affect in any material respect the interests of any Investor Certificateholder, (2) which meet the requirements of clause (ii) of the preceding paragraph and (3) for which such purchaser, transferee, pledgee or entity shall expressly assume, in an agreement supplemental hereto, executed and delivered to the Trustee in writing in form satisfactory to the Trustee, the performance of every covenant and obligation of the Transferor thereby conveyed.

            (c) This Section 7.2 shall not be construed to prohibit or in any way limit the Transferor's ability to effectuate any consolidation or merger pursuant to which the Transferor would be the surviving entity.

            Section 7.3. Limitations on Liability of the Transferor. Subject to Sections 7.1 and 7.4, neither the Transferor, any Holder of the Transferor Certificate nor any of the directors, officers, employees or agents of the Transferor acting in such capacities shall be under any liability to the Trust, the Trustee, the Certificateholders, any Enhancement Provider or any other Person for any action taken or for refraining from the taking of any action in good faith in their capacities as Transferor pursuant to this Agreement; provided, however, that this provision shall not protect the Transferor, any Holder of the Transferor Certificate or any such Person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Transferor and any director, officer, employee or agent of the Transferor may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (other than the Transferor) respecting any matters arising hereunder.

            Section 7.4. Liabilities. (a) Notwithstanding Section 7.3 (and notwithstanding Sections 8.3 and 8.4), the Transferor by entering into this Agreement, and any Holder of any interest in the Transferor Certificate (excluding, unless otherwise provided in any Supplement, any Supplemental Certificate and not including, unless otherwise provided in any Participation Supplement, any Participation) by its acceptance thereof, agree to be liable, directly to the injured party, for the entire amount of any losses, claims, damages or liabilities (other than those that would be incurred by an Investor Certificateholder if the Investor Certificates were notes secured by the Receivables, for example, as a result of the performance of the Receivables, market fluctuations, a shortfall or failure to make payment under any Enhancement or other similar market or investment risks associated with ownership of the Investor Certificates) arising out of or based on the arrangement created by this Agreement or the actions of the Servicer taken pursuant hereto (to the extent that, if the Trust Assets at the time the claim is made were used to pay in full all outstanding Certificates of all Series, the Trust Assets that would remain after the Investor Certificateholders and Enhancement Providers, if any, were paid in full would be insufficient to pay any such losses, claims, damages or liabilities) as though this Agreement created a partnership under the Delaware Revised Uniform Partnership Act in which the Transferor and such Holder of the Transferor Certificate were general partners. To the extent provided in Section 8.4, the Servicer will (from its own assets and not from the assets of the Trust) indemnify and hold harmless the Transferor and each Holder of the Transferor Certificate against and from certain losses, claims, damages and liabilities of the Transferor or such Holder as described in this Section 7.4 arising from the actions or omissions of the Servicer.

            (b) The Transferor shall indemnify and hold harmless the Trustee and its officers, directors, employees and agents, from and against any loss, liability, expense, damage or injury (collectively, a "Loss") suffered or sustained by reason of the acceptance by the Trustee of the Trust pursuant to this Agreement, other than as specified in Section 8.4, including any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any action, proceeding or claim; provided, however, that the Transferor's duty to indemnify under this subsection 7.4(b) shall not extend to any Losses
(i) for which the Trustee has a right to indemnification under any other provision of this Agreement, or (ii) that are caused by or result from the breach of contract by, or the fraud, negligence, or willful misconduct of, the Trustee, its employees or its agents.

                               ARTICLE VIII

                  Other Matters Relating to the Servicer

            Section 8.1. Liability of the Servicer. The Servicer shall be liable under this Agreement only to the extent of the obligations specifically undertaken by the Servicer in its capacity as Servicer.

            Section 8.2. Merger or Consolidation of, or Assumption of the Obligations of, the Servicer. The Servicer shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

             (a) (i) the corporation formed by such consolidation or into which the Servicer is merged or the Person which acquires by conveyance or transfer the properties and assets of the Servicer substantially as an entirety shall be, if the Servicer is not the surviving entity, a corporation organized and existing under the laws of the United States of America or any state or the District of Columbia, and, if the Servicer is not the surviving entity, such corporation shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the performance of every covenant and obligation of the Servicer hereunder;

                  (ii) the Servicer has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section 8.2, that such supplemental agreement is a valid and binding obligation of such surviving entity enforceable against such surviving entity in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally from time to time in effect and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity), and that all conditions precedent herein provided for relating to such transaction have been complied with; and

                  (iii) either (x) the corporation formed by such consolidation or into which the Servicer is merged or the Person which acquired by conveyance or transfer the properties and assets of the Servicer substantially as an entirety shall be an Eligible Servicer (taking into account, in making such determination, the experience and operations of the predecessor Servicer) or (y) upon the effectiveness of such consolidation, merger, conveyance or transfer, a Successor Servicer shall have assumed the obligations of the Servicer in accordance with this Agreement.

            (b) This Section 8.2 shall not be construed to prohibit or in any way limit the Servicer's ability to effectuate any consolidation or merger pursuant to which the Servicer would be the surviving entity.

            (c) The Servicer shall notify each Rating Agency promptly after any consolidation, merger, conveyance or transfer effected pursuant to this
Section 8.2.

            Section 8.3. Limitation on Liability of the Servicer and Others. Except as provided in Sections 8.4 and 11.5, neither the Servicer nor any of the directors, officers, employees or agents of the Servicer in its capacity as Servicer shall be under any liability to the Trust, the Trustee, the Certificateholders, any Enhancement Providers or any other person for any action taken or for refraining from the taking of any action in good faith in its capacity as Servicer pursuant to this Agreement; provided, however, that this provision shall not protect the Servicer or any such Person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (other than the Servicer) respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties as Servicer in accordance with this Agreement and which in its reasonable judgment may involve it in any expense or liability. The Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable for the benefit of the Certificateholders with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder.

            Section 8.4. Servicer Indemnification of the Trust and the Trustee. The Servicer shall indemnify and hold harmless the Trust and the Trustee and its officers, directors, employees and agents, from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts or omissions of the Servicer with respect to the Trust pursuant to this Agreement, including any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any action, proceeding or claim; provided, however, that the Servicer shall not indemnify the Trustee if such acts, omissions or alleged acts or omissions constitute or are caused by fraud, negligence, or willful misconduct by the Trustee; provided, further, that the Servicer shall not indemnify the Trust, the Investor Certificateholders or the Certificate Owners for any liabilities, costs or expenses of the Trust with respect to any action taken by the Trustee at the request of the Investor Certificateholders; provided, further, that the Servicer shall not indemnify the Trust, the Investor Certificateholders or the Certificate Owners as to any losses, claims or damages incurred by any of them in their capacities as investors, including, without limitation, losses with respect to market or investment risks associated with ownership of the Investor Certificates or losses incurred as a result of Defaulted Receivables; and provided, further, that the Servicer shall not indemnify the Trust, the Investor Certificateholders or the Certificate Owners for any liabilities, costs or expenses of the Trust, the Investor Certificateholders or the Certificate Owners arising under any tax law, including, any Federal, state, local or foreign income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by the Trust, the Investor Certificateholders or the Certificate Owners in connection herewith to any taxing authority. Indemnification pursuant to this Section 8.4 shall not be payable from the Trust Assets. The provisions of this indemnity shall run directly to and be enforceable by an indemnitee subject to the limitations hereof.

            Section 8.5. The Servicer Not To Resign. The Servicer shall not resign from the obligations and duties hereby imposed on it except (x) upon the determination that (i) the performance of its duties hereunder is no longer permissible under Requirements of Law (other than the charter and by-laws of the Servicer) and (ii) there is no reasonable action which the Servicer could take to make the performance of its duties hereunder permissible under such Requirements of Law or (y) as may be required, in connection with the Servicer's consolidation with, or merger into any other corporation or the Servicer's conveyance or transfer of its properties and assets substantially as an entirety to any Person in each case, in accordance with Section 8.2. Any determination permitting the resignation of the Servicer pursuant to clause (x) above shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No resignation shall become effective until the Trustee or a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 10.2. If within 120 days of the date of the determination that the Servicer may no longer act as Servicer, and if the Trustee is unable to appoint a Successor Servicer, the Trustee shall serve as Successor Servicer. Notwithstanding the foregoing, the Trustee shall, if it is legally unable so to act, petition a court of competent jurisdiction to appoint any established institution having a net worth of not less than $50,000,000 and whose regular business includes the servicing of credit card accounts as the Successor Servicer hereunder. The Trustee shall give prompt notice to each Rating Agency and each Enhancement Provider, if any, entitled thereto under the terms of the applicable Supplement upon the appointment of a Successor Servicer.

            Section 8.6. Access to Certain Documentation and Information Regarding the Receivables. The Servicer shall provide to the Trustee access to the documentation regarding the Accounts and the Receivables in such cases where the Trustee is required in connection with the enforcement of the rights of Certificateholders or by applicable statutes or regulations to review such documentation, such access being afforded without charge but only (a) upon reasonable request, (b) during normal business hours, (c) subject to the Servicer's normal security and confidentiality procedures and (d) at reasonably accessible offices in the continental United States designated by the Servicer. Nothing in this Section 8.6 shall derogate from the obligation of the Credit Card Originator, TCC, the Transferor, the Trustee and the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of the Servicer to provide access as provided in this Section 8.6 as a result of such obligation shall not constitute a breach of this Section 8.6.

            Section 8.7. Delegation of Duties. In the ordinary course of business, the Servicer may at any time delegate any duties hereunder to any Person who agrees to conduct such duties in accordance with the Credit Card Guidelines and this Agreement. Any such delegations shall not relieve the Servicer of its liability and responsibility with respect to such duties, and shall not constitute a resignation within the meaning of
Section 8.5 and the Servicer will remain jointly and severally liable with such Person for any amounts which would otherwise be payable pursuant to this Article VIII as if the Servicer had performed such duty; provided, however, that in the case of any significant delegation to a Person other than an Affiliate of Retailers National Bank, at least 30 days' prior written notice shall be given to the Trustee, each Rating Agency and each Enhancement Provider, if any, entitled thereto pursuant to the relevant Supplement, of such delegation to any entity that is not an Affiliate of the Servicer.

            Section 8.8. Examination of Records. To the extent required pursuant to Section 2.1, the Transferor and the Servicer shall clearly and unambiguously indicate in their computer files or other records that the Receivables arising in the Accounts have been conveyed to the Trustee, on behalf of the Trust, pursuant to this Agreement for the benefit of the Certificateholders. From and after the date the actions referred to in the preceding sentence are required to be taken, the Transferor and the Servicer shall, prior to the sale or transfer to a third party of any receivable held in its custody, examine its computer and other records to determine that such receivable is not a Receivable.

                                ARTICLE IX

                         Early Amortization Events

            Section 9.1. Early Amortization Events. If any one of the following events (each, an "Early Amortization Event") shall occur with respect to any Series:

            (a) Retailers National Bank, TCC, the Transferor or any Holder of the Transferor Certificate shall fail generally to, or admit in writing its inability to, pay its debts as they become due or makes an assignment for the benefit of its creditors; or a proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of Retailers National Bank, TCC, the Transferor or any Holder of the Transferor Certificate in an involuntary case under any Debtor Relief Law, or for the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of such Person or for any substantial part of its property, or for the winding-up or liquidation, dissolution, reorganization or readjustment of its affairs or similar relief and, if instituted against the Transferor or any Holder of the Transferor Certificate, any such proceeding shall continue undismissed or unstayed and in effect, for a period of 60 consecutive days, or any of the actions sought in such proceeding shall occur; or the commencement by Retailers National Bank, TCC, the Transferor or any Holder of the Transferor Certificate, of a voluntary case under any Debtor Relief Law, or such Person's seeking, consenting or acquiescing to the entry of an order for relief in an involuntary case under any Debtor Relief Law, or seeking, consenting or acquiescing to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of such Person or for any substantial part of its property, or any general assignment for the benefit of creditors; or such Person or any subsidiary of such Person shall have taken any corporate action in furtherance of any of the foregoing actions (any such event, an "Insolvency Event");

            (b) the Trust shall become an "investment company" within the meaning of the Investment Company Act;

            (c) the Transferor Amount (excluding the interest represented by any Supplemental Certificate) shall be less than the Required Retained Transferor Amount; or

            (d) the Transferor shall become unable for any reason to transfer Receivables to the Trust pursuant to this Agreement;

then in the case of any such event, an Early Amortization Event shall occur with respect to such Series without any notice or other action on the part of the Trustee or the Investor Certificateholders, immediately upon the occurrence of such event.

            Section 9.2. Additional Rights upon the Occurrence of Certain Events. If an Insolvency Event occurs with respect to the Transferor (excluding any Supplemental Certificate), or the event set forth in subsection 9.1(c) shall occur, the Transferor shall on the day any such event occurs, immediately cease to transfer Principal Receivables, or interests in Principal Receivables represented by any Participation Interests to the Trust and shall promptly give notice to the Trustee thereof. Notwithstanding any cessation of the transfer to the Trust of additional Principal Receivables or any Participation Interests, Principal Receivables or any Participation Interests transferred to the Trust prior to the occurrence of such Insolvency Event and Collections in respect of such Principal Receivables and Participation Interests, and Finance Charge Receivables whenever created accrued in respect of such Principal Receivables, shall continue to be a part of the Trust.

                                 ARTICLE X

                             Servicer Defaults

            Section 10.1.  Servicer Defaults.  If any one of the
following events (a "Servicer Default") shall occur and be continuing:

                  (a) any failure by the Servicer to make any payment, transfer or deposit or to give instructions or notice to the Trustee pursuant to the terms of this Agreement or any Supplement on or before the date occurring five Business Days after the date such payment, transfer or deposit or such instruction or notice is required to be made or given, as the case may be, under the terms of this Agreement or any Supplement;

                  (b) failure on the part of the Servicer to duly observe or perform in any material respect any other covenants or agreements of the Servicer set forth in this Agreement or any Supplement which has a material adverse effect on the interests hereunder of the Investor Certificateholders of any Series or Class (which determination shall be made without regard to whether funds are then available pursuant to any Enhancement) and which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by Holders of Investor Certificates evidencing not less than 25% of the aggregate unpaid principal amount of all Investor Certificates (or, with respect to any such failure that does not relate to all Series, 25% of the aggregate unpaid principal amount of all Series to which such failure relates); the Servicer shall delegate its duties under this Agreement, except as permitted by Sections 8.2 and 8.7, a Responsible Officer of the Trustee has actual knowledge of such delegation and such delegation continues unremedied for 15 days after the date on which written notice thereof, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by Holders of Investor Certificates evidencing not less than 25% of the aggregate unpaid principal amount of all Investor Certificates;

                  (c) any representation, warranty or certification made by the Servicer in this Agreement or any Supplement or in any certificate delivered pursuant to this Agreement or any Supplement shall prove to have been incorrect when made, which has a material adverse effect on the rights of the Investor Certificateholders of any Series or Class (which determination shall be made without regard to whether funds are then available pursuant to any Enhancement) and which continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by the Holders of Investor Certificates evidencing not less than 25% of the aggregate unpaid principal amount of all Investor Certificates (or, with respect to any such representation, warranty or certification that does not relate to all Series, 25% of the aggregate unpaid principal amount of all Series to which such representation, warranty or certification relates); or

                  (d) the Servicer shall fail generally to, or admit in writing its inability to, pay its debts as they become due; or a proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of the Servicer in an involuntary case under any Debtor Relief Law, or for the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of such Person or for any substantial part of its property, or for the winding-up or liquidation of its affairs and, if instituted against the Servicer, any such proceeding shall continue undismissed or unstayed and in effect, for a period of 60 consecutive days, or any of the actions sought in such proceeding shall occur; or the commencement by the Servicer, of a voluntary case under any Debtor Relief Law, or such Person's consent to the entry of an order for relief in an involuntary case under any Debtor Relief Law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of such Person or for any substantial part of its property, or any general assignment for the benefit of creditors; or such Person or any subsidiary of such Person shall have taken any corporate action in furtherance of any of the foregoing actions;

then, in the event of any Servicer Default, so long as the Servicer Default shall not have been remedied, either the Trustee or the Holders of Investor Certificates evidencing more than 50% of the aggregate unpaid principal amount of all Investor Certificates, by notice given to the Servicer (and to the Trustee and any Enhancement Provider entitled thereto pursuant to the relevant Supplement if given by the Investor Certificateholders) (a "Termination Notice"), may terminate all but not less than all the rights and obligations of the Servicer, as Servicer, under this Agreement and in and to the Receivables and the proceeds thereof; provided, however, if within 60 days of receipt of a Termination Notice the Trustee is unable to obtain any bids from Eligible Servicers in accordance with subsection 10.2(c) to act as a Successor Servicer and receives an Officer's Certificate of the Servicer to the effect that the Servicer cannot in good faith cure the Servicer Default which gave rise to the Termination Notice, the Trustee shall offer the Transferor the right at its option to purchase the Certificateholders' Interest and the interest in the Trust Assets represented by any Participation on the Distribution Date occurring in the next calendar month. The purchase price for the Certificateholders' Interest shall be equal to the sum of the amounts specified therefor with respect to each outstanding Series in the related Supplement. The Transferor shall notify the Trustee prior to the Record Date for the related Distribution Date of the purchase if it is exercising such option. If it exercises such option, the Transferor shall (x) deliver to the Trustee an Opinion of Counsel (which must be an independent outside counsel) to the effect that, in reliance on certain certificates to the effect that the Receivables constitute fair value for consideration paid therefor and as to the solvency of the Transferor, the purchase would not be considered a fraudulent conveyance and (y) deposit the purchase price into the Collection Account not later than 12:00 noon, New York City time, on such Distribution Date in immediately available funds. The purchase price shall be allocated and distributed to Investor Certificateholders in accordance with Article IV and the terms of each Supplement.

            After receipt by the Servicer of such Termination Notice, and on the date that a Successor Servicer shall have been appointed by the Trustee pursuant to Section 10.2, all authority and power of the Servicer under this Agreement shall pass to and be vested in the Successor Servicer (a "Service Transfer"); and, without limitation, the Trustee is hereby authorized and empowered (upon the failure of the Servicer to cooperate) to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments upon the failure of the Servicer to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Servicer agrees to cooperate with the Trustee and the Successor Servicer in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing hereunder including, without limitation, the transfer to the Successor Servicer of all authority of the Servicer to service the Receivables provided for under this Agreement, including, without limitation, all authority over all Collections which shall on the date of transfer be held by the Servicer for deposit, or which have been deposited by the Servicer, in the Collection Account, or which shall thereafter be received with respect to the Receivables, and in assisting the Successor Servicer and in enforcing all rights to Insurance Proceeds. The Servicer shall promptly transfer its electronic records relating to the Receivables to the Successor Servicer in such electronic form as the Successor Servicer may reasonably request and shall promptly transfer to the Successor Servicer all other records, correspondence and documents necessary for the continued servicing of the Receivables in the manner and at such times as the Successor Servicer shall reasonably request. To the extent that compliance with this Section 10.1 shall require the Servicer to disclose to the Successor Servicer information of any kind which the Servicer reasonably deems to be confidential, the Successor Servicer shall be required to enter into such customary licensing and confidentiality agreements as the Servicer shall deem appropriate to protect its interests.

            Notwithstanding the foregoing, any delay in or failure of performance under subsection 10.1(a) for a period of five Business Days or under subsection 10.1(b) or (c) for a period of 60 days (in addition to any period provided in subsection 10.1(a), (b) or (c)) shall not constitute a Servicer Default until the expiration of such additional five Business Days or 60 days, respectively, if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes. The preceding sentence shall not relieve the Servicer from the obligation to use its best efforts to perform its obligations in a timely manner in accordance with the terms of this Agreement and any Supplement and the Servicer shall provide the Trustee, each Rating Agency, any Enhancement Provider entitled thereto pursuant to the relevant Supplement, the Holder of the Transferor Certificate and the Investor Certificateholders with an Officer's Certificate giving immediate notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

            Section 10.2. Trustee to Act; Appointment of Successor. (a) On and after the receipt by the Servicer of a Termination Notice pursuant to
Section 10.1, the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Termination Notice or otherwise specified by the Trustee or until a date mutually agreed upon by the Servicer and the Trustee. The Trustee shall, as promptly as possible after the giving of a Termination Notice, appoint an Eligible Servicer as a successor servicer (the "Successor Servicer"), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Trustee. In the event that a Successor Servicer has not been appointed or has not accepted its appointment at the time when the Servicer ceases to act as Servicer, the Trustee without further action shall automatically be appointed the Successor Servicer. The Trustee may delegate any of its servicing obligations to an Affiliate of the Trustee or agent in accordance with Section 3.1(b) and 8.7. Notwithstanding the foregoing, the Trustee shall, if it is legally unable so to act, petition a court of competent jurisdiction to appoint any established institution having a net worth of not less than $50,000,000 and whose regular business includes the servicing of credit card receivables as the Successor Servicer hereunder. The Trustee shall give prompt notice to each Rating Agency and each Enhancement Provider, if any, entitled thereto pursuant to the applicable Supplement upon the appointment of a Successor Servicer.

            (b) Upon its appointment, the Successor Servicer shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities (except for liabilities arising during the period of time when the prior Servicer was performing and acting as Servicer) relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement to the Servicer shall be deemed to refer to the Successor Servicer.

            (c) In connection with any Termination Notice, the Trustee will review any bids which it obtains from Eligible Servicers and shall be permitted to appoint any Eligible Servicer submitting such a bid as a Successor Servicer for servicing compensation not in excess of the aggregate Servicing Fees for all Series; provided, however, that the Holder of the Transferor Certificate shall be responsible for payment of the portion of such aggregate Servicing Fees allocable to the Holder of the Transferor Certificate and that no such monthly compensation paid out of Collections shall be in excess of such aggregate Servicing Fees. Each Holder of the Transferor Certificate agrees that, if Retailers National Bank (or any Successor Servicer) is terminated as Servicer hereunder, the portion of the Collections in respect of Finance Charge Receivables that the Holder of the Transferor Certificate is entitled to receive pursuant to this Agreement or any Supplement shall be reduced by an amount sufficient to pay the Holder of the Transferor Certificate share (determined by reference to the Supplements with respect to any outstanding Series) of the compensation of the Successor Servicer.

            (d) All authority and power granted to the Successor Servicer under this Agreement shall automatically cease and terminate upon termination of the Trust pursuant to Section 12.1 and shall pass to and be vested in the Transferor and, without limitation, the Transferor is hereby authorized and empowered to execute and deliver, on behalf of the Successor Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Successor Servicer agrees to cooperate with the Transferor in effecting the termination of the responsibilities and rights of the Successor Servicer to conduct servicing on the Receivables. The Successor Servicer shall transfer its electronic records relating to the Receivables to the Transferor in such electronic form as the Transferor may reasonably request and shall transfer all other records, correspondence and documents to the Transferor in the manner and at such times as the Transferor shall reasonably request. To the extent that compliance with this Section 10.2 shall require the Successor Servicer to disclose to the Transferor information of any kind which the Successor Servicer deems to be confidential, the Transferor shall be required to enter into such customary licensing and confidentiality agreements as the Successor Servicer shall deem appropriate to protect its interests.

            Section 10.3. Notification to Certificateholders. Within two Business Days after the Servicer becomes aware of any Servicer Default, the Servicer shall give notice thereof to the Trustee, each Rating Agency and any Enhancement Provider entitled thereto pursuant to the relevant Supplement and the Trustee shall give notice to the Investor Certificateholders. Upon any termination or appointment of a Successor Servicer pursuant to this Article X, the Trustee shall give prompt notice thereof to the Investor Certificateholders.

                                ARTICLE XI

                                The Trustee

            Section 11.1. Duties of Trustee. (a) The Trustee, prior to the occurrence of a Servicer Default and after the curing of all Servicer Defaults which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If a Servicer Default has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

            (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform on their face to the requirements of this Agreement. The Trustee shall give prompt written notice to the Certificateholders of any material lack of conformity of any such instrument to the applicable requirements of this Agreement discovered by the Trustee which would entitle a specified percentage of the Certificateholders to take any action pursuant to this Agreement.

            (c) Subject to subsection 11.1(a), no provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

                  (i) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                  (ii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Investor Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; provided that such direction is delivered by the Holders of Investor Certificates evidencing the percentage of the aggregate unpaid principal amount of Investor Certificates of all Series to which such action relates required for such action by the terms of this Agreement; and

                  (iii) the Trustee shall not be charged with knowledge of any failure by the Servicer referred to in clauses (a) and (b) of
      Section 10.1 unless a Responsible Officer of the Trustee obtains actual knowledge of such failure or the Trustee receives written notice of such failure from the Servicer, any Holders of Investor Certificates evidencing not less than 25% of the aggregate unpaid principal amount of all Investor Certificates (or, with respect to any such failure that does not relate to all Series, 25% of the aggregate unpaid principal amount of all Investor Certificates of all Series to which such failure relates, or the Enhancement Providers, if any, for all Series to which such failure relates).

            (d) The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers hereunder, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

            (e) The Trustee shall have no power to vary the corpus of the Trust, except as expressly provided in this Agreement.

            (f) In the event that the Paying Agent or the Transfer Agent and Registrar shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or the Transfer Agent and Registrar, as the case may be, under this Agreement, the Trustee shall be obligated as soon as possible upon knowledge of a Responsible Officer thereof and receipt of appropriate records, if any, to perform such obligation, duty or agreement in the manner so required.

            (g) If the Transferor has agreed to transfer any of its receivables (other than the Receivables) to another Person, upon the written request of the Transferor, the Trustee will enter into such intercreditor agreements with the transferee of such receivables as are customary and necessary to separately identify the rights of the Trust and such other Person in the Transferor's receivables; provided that the Trustee shall not be required to enter into any intercreditor agreement which could adversely affect the interests of the Certificateholders and, upon the request of the Trustee, the Transferor will deliver an Opinion of Counsel on any matters relating to such intercreditor agreement, reasonably requested by the Trustee.

            Section 11.2.  Certain Matters Affecting the
Trustee.

                  (a) the Trustee may rely on and shall be protected in acting on, or in refraining from acting in accord with, any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented to it pursuant to this Agreement by the proper party or parties;

                  (b) the Trustee may consult with counsel, and any advice of such counsel, or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

                  (c) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement or any Enhancement Agreement, or to institute, conduct or defend any litigation hereunder or thereunder or in relation to this Agreement or any Enhancement Agreement, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement or any Enhancement Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligations, upon the occurrence of any Servicer Default (which has not been cured) to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs;

                  (d) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (e) the Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond or other paper or document, unless requested in writing to do so by Holders of Investor Certificates evidencing more than 25% of the aggregate unpaid principal amount of all Investor Certificates (or, with respect to any such matters that do not relate to all Series, 25% of the aggregate unpaid principal amount of the Investor Certificates of all Series to which such matters relate);

                  (f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian, and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed with due care by it hereunder; and

                  (g) except as may be required by subsection 11.1(a), the Trustee shall not be required to make any initial or periodic examination of any documents or records related to the Receivables or the Accounts for the purpose of establishing the presence or absence of defects, the compliance by the Transferor with its representations and warranties or for any other purpose.

            Section 11.3. Trustee Not Liable for Recitals in Certificates. The Trustee assumes no responsibility for the correctness of the recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates). Except as set forth in Section 11.15, the Trustee makes no representations as to the validity or sufficiency of this Agreement or any Supplement or of the Certificates (other than the certificate of authentication on the Certificates) or of any Receivable or related document. The Trustee shall not be accountable for the use or application by the Transferor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Transferor or the Holder of the Transferor Certificate in respect of the Receivables or deposited in or withdrawn from the Collection Account, any Series Accounts or any other accounts hereafter established to effectuate the transactions contemplated by this Agreement and in accordance with the terms of this Agreement.

            Section 11.4. Trustee May Own Certificates. Subject to Section 6.6, the Trustee in its individual or any other capacity may become the owner or pledgee of Investor Certificates with the same rights as it would have if it were not the Trustee.

            Section 11.5. The Servicer To Pay Trustee's Fees and Expenses. The Servicer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trust hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and the Servicer will pay or reimburse the Trustee (without reimbursement from the Collection Account or otherwise) upon its request for all reasonable expenses or disbursements incurred or made by the Trustee in accordance with any of the provisions of this Agreement or any Enhancement Agreement (including the reasonable fees and expenses of its agents, any co-trustee and counsel) except any such expense, disbursement or advance as may arise from its own negligence, willful misconduct or bad faith and except as provided in the following sentence. If the Trustee is appointed Successor Servicer pursuant to Section 10.2, the provisions of this Section 11.5 shall not apply to expenses, disbursements and advances made or incurred by the Trustee in its capacity as Successor Servicer.

            The obligations of the Servicer under Section 8.4 and this
Section 11.5 shall survive the termination of the Trust and the resignation or removal of the Trustee.

            Section 11.6. Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be a bank, trust company or a corporation organized and doing business under the laws of the United States of America or any state thereof authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal or state authority and maintain any credit or deposit rating required by any Rating Agency (as of the date hereof "Baa3" for Moody's). If such bank or corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 11.6, the combined capital and surplus of such bank or corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 11.6, the Trustee shall resign immediately in the manner and with the effect specified in Section 11.7.

            Section 11.7. Resignation or Removal of Trustee. (a) The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Servicer. Upon receiving such notice of resignation, the Transferor shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

            (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 11.6 and shall fail to resign after written request therefor by the Servicer or the Transferor, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, in which event the Servicer shall remove the Trustee and promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

            (c) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section
11.7 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 11.8 and any liability of the Trustee arising hereunder shall survive such appointment of a successor trustee.

            Section 11.8. Successor Trustee. (a) Any successor trustee appointed as provided in Section 11.7 shall execute, acknowledge and deliver to the Transferor, to the Servicer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee herein. The predecessor Trustee shall deliver to the successor trustee all documents and statements held by it hereunder, and the Transferor and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

            (b) No successor trustee shall accept appointment as provided in this Section 11.8 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 11.6.

            (c) Upon acceptance of appointment by a successor trustee as provided in this Section 11.8, such successor trustee shall provide notice of such succession hereunder to all Investor Certificateholders and the Servicer shall provide such notice to each Rating Agency and any Enhancement Provider entitled thereto pursuant to the relevant Supplement.

            Section 11.9. Merger or Consolidation of Trustee. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be eligible under the provisions of Section 11.6, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 11.10. Appointment of Co-Trustee or Separate Trustee.
(a) Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust may at the time be located, the Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co- trustees, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 11.10, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable; provided, however, that the Trustee shall exercise due care in the appointment of any co-trustee. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 11.6 and no notice to Certificateholders of the appointment of any co- trustee or separate trustee shall be required under
Section 11.8.

            (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act) except to the extent that under any laws of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder) the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

                  (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

                  (iii)  the Trustee may at any time accept the
      resignation of or remove any separate trustee or co-trustee.

            (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article XI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer.

            (d) Any separate trustee or co-trustee may at any time constitute the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect to this Agreement on its behalf and in its name. If any separate trustee or co- trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            Section 11.11. Tax Return. In the event the Trust shall be required to file tax returns, the Servicer shall prepare or shall cause to be prepared any tax returns required to be filed by the Trust and shall remit such returns to the Trustee for signature (if it is determined that the Trustee is required to sign such returns) at least five days before such returns are due to be filed; the Trustee shall promptly sign such returns and deliver such returns after signature to the Servicer and such returns shall be filed by the Servicer. The Servicer in accordance with the terms of each Supplement shall also prepare or shall cause to be prepared all tax information required by law to be distributed to Investor Certificateholders. The Trustee upon request, will furnish the Servicer with all such information known to the Trustee as may be reasonably required in connection with the preparation of all tax returns of the Trust. In no event shall the Trustee or the Servicer (except as provided in Section 7.4 or 8.4) be liable for any liabilities, costs or expenses of the Trust or the Investor Certificateholders arising under any tax law, including Federal, state, local or foreign income or excise taxes or any other tax imposed or measured by income (or any interest or penalty with respect thereto or arising from a failure to comply therewith).

            Section 11.12. Trustee May Enforce Claims Without Possession of Certificates. All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been obtained.

            Section 11.13. Suits for Enforcement. If a Servicer Default shall occur and be continuing, the Trustee, in its discretion may, subject to the provisions of Sections 10.1 and 11.14, proceed to protect and enforce its rights and the rights of the Certificateholders under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee or the Certificateholders.

            Section 11.14. Rights of Certificateholders to Direct Trustee. Holders of Investor Certificates evidencing more than 50% of the aggregate unpaid principal amount of all Investor Certificates (or, with respect to any remedy, trust or power that does not relate to all Series, 50% of the aggregate unpaid principal amount of the Investor Certificates of all Series to which such remedy, trust or power relates) shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee relating to such proceeding; provided, however, that, subject to Section 11.1, the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by counsel determines that the action so directed may not lawfully be taken, or if the Trustee in good faith shall, by a Responsible Officer or Responsible Officers of the Trustee, determine that the proceedings so directed would be illegal or involve it in personal liability or be unduly prejudicial to the rights of Certificateholders not parties to such direction; and provided further that nothing in this Agreement shall impair the right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction.

            Section 11.15. Representations and Warranties of Trustee. The Trustee represents and warrants as of each Closing Date that:

            (a) the Trustee is a national banking association organized, existing and in good standing under the laws of the United States;

            (b) the Trustee has full power, authority and right to execute, deliver and perform this Agreement and each Supplement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement and each Supplement; and

            (c) this Agreement and each Supplement has been duly executed and delivered by the Trustee and is a binding obligation of the Trustee enforceable against the Trustee in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

            Section 11.16. Maintenance of Office or Agency. The Trustee will maintain at its expense an office or agency (the "Corporate Trust Office") where notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be served (a) in the City of New York, in the case of Registered Certificates and Holders thereof, and (b) in London or Luxembourg, in the case of Bearer Certificates and Holders thereof, if and for so long as any Bearer Certificates are outstanding. The corporate trust office of the Trustee (the "Corporate Trust Office") shall initially be located at Norwest Bank Minnesota, National Association, MAC N9311-161, Sixth and Marquette, Minneapolis, Minnesota 55479. The Trustee will give prompt notice to the Servicer and to Investor Certificateholders of any change in the location of the Certificate Register or any such office or agency.

            Section 11.17. Confidentiality. Information provided by the Credit Card Originator or the Transferor to the Trustee related to the transaction effected hereunder, including all information related to the Obligors with respect to the Receivables, and any computer software provided to the Trustee in connection with the transaction effected hereunder or under any Supplement, in each case whether in the form of documents, reports, lists, tapes, discs or any other form, shall be "Confidential Information." The Trustee and its agents, representatives or employees shall at all times maintain the confidentiality of all Confidential Information and shall not, without the prior written consent of the Credit Card Originator or the Transferor, as applicable, disclose to third parties (including Certificateholders) or use such information, in any manner whatsoever, in whole or in part, except as expressly permitted under this Agreement or under any Supplement or as required to fulfill an obligation of the Trustee under this Agreement or under any Supplement, in which case such Confidential Information shall be revealed only to the extent expressly permitted or only to the Trustee's agents, representatives and employees who need to know such Confidential Information to the extent required for the purpose of fulfilling an obligation of the Trustee under this Agreement or under any Supplement. Notwithstanding the above, Confidential Information may be disclosed to the extent required by law or legal process, provided that the Trustee gives prompt written notice to the Credit Card Originator or the Transferor, as applicable, of the nature and scope of such disclosure.

                                ARTICLE XII

                                Termination

            Section 12.1. Termination of Trust. The Trust and the respective obligations and responsibilities of the Transferor, the Servicer and the Trustee created hereby (other than the obligation of the Trustee to make payments to Investor Certificateholders as hereinafter set forth) shall terminate, except with respect to the duties described in Sections 7.4, 8.4, 9.2 and 12.2(b), upon the earlier of (i) September 30, 2095 and
(ii) the day following the Distribution Date on which the Invested Amount and Enhancement Invested Amount for each Series is zero (provided that the Transferor has delivered a written notice to the Trustee electing to terminate the Trust).

            Section 12.2. Final Distribution. (a) The Servicer shall give the Trustee at least 30 days' prior notice of the Distribution Date on which the Investor Certificateholders of any Series or Class may surrender their Investor Certificates for payment of the final distribution on and cancellation of such Investor Certificates (or, in the event of a final distribution resulting from the application of Section 2.6 or 10.1, notice of such Distribution Date promptly after the Servicer has determined that a final distribution will occur, if such determination is made less than 30 days prior to such Distribution Date). Such notice shall be accompanied by an Officer's Certificate setting forth the information specified in Section
3.5 covering the period during the then current calendar year through the date of such notice. Not later than the fifth day of the month in which the final distribution in respect of such Series or Class is payable to Investor Certificateholders, the Trustee shall provide notice to Investor Certificateholders of such Series or Class specifying (i) the date upon which final payment of such Series or Class will be made upon presentation and surrender of Investor Certificates of such Series or Class at the office or offices therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such payment date is not applicable, payments being made only upon presentation and surrender of such Investor Certificates at the office or offices therein specified (which, in the case of Bearer Certificates, shall be outside the United States). The Trustee shall give such notice to the Transfer Agent and Registrar and the Paying Agent at the time such notice is given to Investor Certificateholders.

            (b) Notwithstanding a final distribution to the Investor Certificateholders of any Series or Class (or the termination of the Trust), except as otherwise provided in this paragraph, all funds then on deposit in the Collection Account, the Special Funding Account and any Series Account allocated to such Investor Certificateholders shall continue to be held in trust for the benefit of such Investor Certificateholders and the Paying Agent or the Trustee shall pay such funds to such Investor Certificateholders upon surrender of their Investor Certificates (and any excess shall be paid in accordance with the terms of any relevant Enhancement Agreement). In the event that all such Investor Certificateholders shall not surrender their Investor Certificates for cancellation within six months after the date specified in the notice from the Trustee described in paragraph (a), the Trustee shall give a second notice to the remaining such Investor Certificateholders to surrender their Investor Certificates for cancellation and receive the final distribution with respect thereto (which surrender and payment, in the case of Bearer Certificates, shall be outside the United States). If within one year after the second notice all such Investor Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining such Investor Certificateholders concerning surrender of their Investor Certificates, and the cost thereof shall be paid out of the funds in the Collection Account or any Series Account held for the benefit of such Investor Certificateholders. The Trustee and the Paying Agent shall pay to the Transferor any monies held by them for the payment of principal or interest that remains unclaimed for two years. After payment to the Transferor, Investor Certificate- holders entitled to the money must look to the Transferor for payment as general creditors unless an applicable abandoned property law designates another Person.

            (c) In the event that the Invested Amount with respect to any Series is greater than zero on its Series Termination Date or such earlier date as is specified in the related Supplement (after giving effect to deposits and distributions otherwise to be made on such date), the Trustee will sell or cause to be sold on such Series Termination Date, in accordance with the procedures and subject to the conditions described in such Supplement, Principal Receivables and the related Finance Charge Receivables (or, if a Tax Opinion is obtained, interests therein) in an amount up to 110% of the Invested Amount with respect to such Series on such date (after giving effect to such deposits and distributions; provided, however, that in no event shall such amount exceed an amount of Principal Receivables (and all associated Finance Charge Receivables) equal to the sum of (i) the product of (A) the Transferor's Percentage, (B) the aggregate outstanding Principal Receivables, and (C) a fraction the numerator of which is the related Investor Percentage of Collections of Finance Charge Receivables and the denominator of which is the sum of all Investor Percentages with respect to Collections of Finance Charge Receivables of all Series outstanding and (ii) the Invested Amount of such Series). The proceeds from any such sale shall be allocated and distributed in accordance with the terms of the applicable Supplement.

            Section 12.3. Transferor's Termination Rights. Upon the termination of the Trust pursuant to Section 12.1 and the surrender of the Transferor Certificate and any Supplemental Certificate, the Trustee shall assign and convey to the Transferor or its designee, without recourse, representation or warranty, all right, title and interest of the Trust in and to the Receivables, whether then existing or thereafter created, all monies due or to become due and all amounts received with respect thereto and all proceeds thereof, except for amounts held by the Trustee pursuant to subsection 12.2(b). The Trustee shall execute and deliver such instruments of transfer and assignment, in each case without recourse, as shall be reasonably requested by the Transferor to vest in the Transferor or its designee all right, title and interest which the Trust had in and to the Receivables and such other related assets.

            Section 12.4. Defeasance. Notwithstanding anything to the contrary in this Agreement or any Supplement:

            (a) The Transferor may at its option be discharged from its obligations hereunder with respect to any Series or all outstanding Series (the "Defeased Series") on the date the applicable conditions set forth in subsection 12.4(c) are satisfied ("Defeasance"); provided, however, that the following rights, obligations, powers, duties and immunities shall survive with respect to the Defeased Series until otherwise terminated or discharged hereunder: (i) the rights of Holders of Investor Certificates of the Defeased Series to receive, solely from the trust fund provided for in subsection 12.4(c), payments in respect of principal of and interest on such Investor Certificates when such payments are due; (ii) the Transferor's obligations with respect to such Certificates under Sections
6.4 and 6.5; (iii) the rights, powers, trusts, duties and immunities of the Trustee, the Paying Agent and the Transfer Agent and Registrar hereunder; and (iv) this Section 12.4

            (b) Subject to subsection 12.4(c), the Transferor at its option may cause Collections allocated to the Defeased Series and available to purchase additional Receivables to be applied to purchase Eligible Investments rather than additional Receivables.

            (c) The following shall be the conditions to Defeasance under subsection 12.4(a): (i) the Transferor irrevocably shall have deposited or caused to be deposited with the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust for making the payments described below, (A) dollars in an amount, or (B) Eligible Investments which through the scheduled payment of principal and interest in respect thereof will provide, not later than the due date of payment thereon, money in an amount, or (C) a combination thereof, in each case sufficient to pay and discharge, and, which shall be applied by the Trustee to pay and discharge, all remaining scheduled interest and principal payments on all outstanding Investor Certificates of the Defeased Series on the dates scheduled for such payments in this Agreement and the applicable Supplements and all amounts owing to the Enhancement Providers, if any, with respect to the Defeased Series; (ii) prior to any exercise of its right pursuant to this Section 12.4 with respect to a Defeased Series to substitute money or Eligible Investments for Receivables, the Transferor shall have delivered to the Trustee a Tax Opinion with respect to such deposit and termination of obligations and an Opinion of Counsel to the effect that such deposit and termination of obligations will not result in the Trust being required to register as an "investment company" within the meaning of the Investment Company Act;
(iii) the Transferor shall have delivered to the Trustee and each Enhancement Provider, if any, entitled thereto pursuant to the relevant Supplement an Officer's Certificate of the Transferor stating that the Transferor reasonably believes that such deposit and termination of obligations will not, based on the facts known to such officer at the time of such certification, then cause an Early Amortization Event or any event that, with the giving of notice or the lapse of time, would constitute an Early Amortization Event to occur with respect to any Series; and (iv) the Rating Agency Condition has been satisfied.

                               ARTICLE XIII

                         Miscellaneous Provisions

            Section 13.1. Amendment; Waiver of Past Defaults. (a) This Agreement or any Supplement may be amended from time to time (including, without limitation, in connection with (i) adding covenants, restrictions or conditions of the Transferor, such further covenants, restrictions or conditions as its Board of Directors and the Trustee shall consider to be for the benefit or protection of the Investor Certificateholders, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions or conditions a default or Early Amortization Event permitting the enforcement of all or any of the several remedies provided in this Agreement as herein set forth; provided, however, that in respect of any such additional covenant, restriction or condition such amendment may provide for a particular period of grace after default or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default, (ii) curing any ambiguity or correcting or supplementing any provision contained herein or in any Supplement which may be defective or inconsistent with any other provision contained herein or in any Supplement or to surrender any right or power conferred upon the Transferor, (iii) the issuance of a Supplemental Certificate or Participation, (iv) the addition of a Participation Interest to the Trust, (v) the assumption by another entity, in accordance with the provisions of this Agreement, of the Transferor's obligations hereunder, (vi) the provision of additional Enhancement for the benefit of Certificateholders of any Series by the Servicer, the Transferor and the Trustee without the consent of any of the Certificateholders, (vii) enabling the Trust or a portion thereof to elect to qualify as a FASIT (or comparable tax entity for the securitization of financial assets) in accordance with the Code or (viii) adding any provision to, changing in any manner or eliminating any of the provisions of this Agreement or any Supplement or modifying in any manner the rights of Certificateholders of any Series then issued and outstanding, provided, in each case, that (x) the Transferor shall have delivered to the Trustee an Officer's Certificate to the effect that the Transferor reasonably believes that such action shall not adversely affect in any material respect the interests of any Investor Certificateholder, (y) except with respect to clauses (i) and
(ii), the Rating Agency Condition shall have been satisfied with respect to any such amendment and (z) a Tax Opinion is delivered in connection with any such amendment. The designation of additional Transferors pursuant to
Section 2.12 shall be subject to this Section 13.1 only to the extent that the supplement to this Agreement providing for such designation amends any of the terms of this Agreement.

            (b) This Agreement or any Supplement may also be amended from time to time by the Servicer, the Transferor and the Trustee, with the consent of the Holders of Investor Certificates evidencing not less than 66-2/3% of the aggregate unpaid principal amount of the Investor Certificates of all adversely affected Series, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or any Supplement or of modifying in any manner the rights of the Investor Certificateholders; provided, however, that no such amendment shall (i) reduce in any manner the amount of or delay the timing of any distributions to be made to Investor Certificateholders or deposits of amounts to be so distributed or the amount available under any Enhancement without the consent of each affected Investor Certificateholder (provided that any amendment of the terms of an Early Amortization Event shall not be deemed to be within the scope of this clause (i)), (ii) change the definition of or the manner of calculating the interest of any Investor Certificateholder without the consent of each affected Investor Certificateholder or (iii) reduce the aforesaid percentage required to consent to any such amendment without the consent of each Investor Certificateholder. Any amendment to be effected pursuant to this paragraph shall be deemed to adversely affect all outstanding Series, other than any Series with respect to which such action shall not, as evidenced by an Opinion of Counsel for the Transferor, addressed and delivered to the Trustee, adversely affect in any material respect the interests of any Investor Certificateholder of such Series. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's rights, duties or immunities under this Agreement or otherwise.

            (c) Promptly after the execution of any such amendment or consent (other than an amendment pursuant to paragraph (a)), the Trustee shall furnish notification of the substance of such amendment to each Investor Certificateholder, and the Servicer shall furnish notification of the substance of such amendment to each Rating Agency and each Enhancement Provider, if any, entitled thereto pursuant to the relevant Supplement.

            (d) It shall not be necessary for the consent of Investor Certificateholders under this Section 13.1 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Investor Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

            (e) Any Supplement executed in accordance with the provisions of Section 6.3 shall not be considered an amendment to this Agreement for the purposes of this Section 13.1.

            (f) The Holders of Investor Certificates evidencing more than 66-2/3% of the aggregate unpaid principal amount of the Investor Certificates of each Series, or, with respect to any Series with two or more Classes, of each Class (or, with respect to any default that does not relate to all Series, 66- 2/3% of the aggregate unpaid principal amount of the Investor Certificates of each Series to which such default relates or, with respect to any such Series with two or more Classes, of each Class) may, on behalf of all Certificateholders, waive any default by the Transferor or the Servicer in the performance of their obligations hereunder (other than any event which would result in an Early Amortization Event as described in Section 9.1 of this Agreement or the failure to add Receivables in Additional Accounts when required to do so pursuant to subsection 2.9(a)(i)) and its consequences, except the failure to make any distributions required to be made to Investor Certificateholders or to make any required deposits of any amounts to be so distributed. Upon any such waiver of a past default, such default shall cease to exist, and any default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

            Section 13.2. Protection of Right, Title and Interest to Trust Assets. (a) The Transferor shall cause this Agreement, all amendments and supplements hereto and all financing statements and continuation statements and any other necessary documents covering the Certificateholders, and the Trustee's right, title and interest to the Trust to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Certificateholders and the Trustee hereunder to all property comprising the Trust Assets. The Transferor shall deliver to the Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing.

            (b) Within 30 days after the Transferor makes any change in its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with paragraph (a) seriously misleading within the meaning of Section 9-402(7) (or any comparable provision) of the UCC, the Transferor shall give the Trustee notice of any such change and shall file such financing statements or amendments as may be necessary to continue the perfection of the Trust's security interest in the Receivables and the proceeds thereof.

            (c) The Transferor and the Servicer will give the Trustee prompt notice of any relocation of any office from which it services Receivables or keeps records concerning the Receivables or of its principal executive office and whether, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall file such financing statements or amendments as may be necessary to perfect or to continue the perfection of the Trust's security interest in the Receivables and the proceeds thereof. The Transferor and the Servicer will at all times maintain each office from which it services Receivables and its principal executive offices within the United States.

            (d) The Transferor will deliver to the Trustee and any Enhancement Provider entitled thereto pursuant to the relevant Supplement:
(i) upon the execution and delivery of each amendment of this Agreement or any Supplement, an Opinion of Counsel to the effect specified in Exhibit H-1; (ii) on each Addition Date on which any Supplemental Accounts are to be designated as Accounts pursuant to subsection 2.9(a) or (b), an Opinion of Counsel substantially in the form of Exhibit H-2, and on each Addition Date on which any Participation Interests are to be included in the Trust pursuant to subsection 2.9(a) or (b), an Opinion of Counsel covering the same substantive legal issues addressed by Exhibit H-2 but conformed to the extent appropriate to relate to Participation Interests; and (iii) on or before March 31 of each year, beginning with March 31, 1996, an Opinion of Counsel substantially in the form of Exhibit H-2.

            Section 13.3. Limitation on Rights of Certificateholders. (a) The death or incapacity of any Certificateholder (other than the Transferor) shall not operate to terminate this Agreement or the Trust, nor shall such death or incapacity entitle such Certificateholders' legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            (b) No Investor Certificateholder shall have any right to vote (except as expressly provided in this Agreement) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall any Investor Certificateholder be under any liability to any third person by reason of any action by the parties to this Agreement pursuant to any provision hereof.

            (c) No Investor Certificateholder shall have any right by virtue of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Investor Certificateholder previously shall have made, and unless the Holders of Investor Certificates evidencing more than 50% of the aggregate unpaid principal amount of all Investor Certificates (or, with respect to any such action, suit or proceeding that does not relate to all Series, 50% of the aggregate unpaid principal amount of the Investor Certificates of all Series to which such action, suit or proceeding relates) shall have made, written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Investor Certificateholder with every other Investor Certificateholder and the Trustee, that no one or more Investor Certificateholders shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of Holders of any other of the Investor Certificates, or to obtain or seek to obtain priority over or preference to any other Investor Certificateholder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Investor Certificateholders except as otherwise expressly provided in this Agreement. For the protection and enforcement of the provisions of this
Section 13.3, each and every Investor Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            SECTION 13.4. GOVERNING LAW; JURISDICTION. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts) and further agrees that service of any process, summons, notice or document by prepaid certified mail with proof of mailing receipt validated by the United States Postal Service to its respective address set forth in Section 13.5 (or to the agent of such party appointed and maintained in the State of Delaware as such party's agent for acceptance of legal process) shall be effective service of process for any litigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of Delaware or of the federal courts sitting in the State of Delaware and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such litigation brought in any such court has been brought in an inconvenient forum.

            Section 13.5. Notices, Payments. (a) All demands notices, instructions, directions and communications (collectively, "Notices") under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered at, mailed by registered mail, return receipt requested, or sent by facsimile transmission (i) in the case of the Transferor, to Target Receivables Corporation, 80 South Eighth Street, 14th Floor, Suite 1401, Minneapolis, Minnesota 55402, Attention Treasurer (facsimile no. (612) 370- 5508), (ii) in the case of the Servicer to Retailers National Bank, 3901 West 53rd Street, Sioux Falls, South Dakota 57106, Attention: Vice President and Manager (facsimile no. (605) 362-2028), (iii) in the case of the Trustee, to Norwest Bank Minnesota, National Association, MAC N9311-161, Sixth and Marquette, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services/Asset-Backed Administration (facsimile no. (612) 667-3464), (iv) in the case of Moody's, to 99 Church Street, New York, New York 10007, Attention of ABS Monitoring Department 4th Floor (facsimile no. (212) 553-4600), (v) in the case of Standard & Poor's, to 55 Water Street, New York, New York 10041, Attention of Asset Backed Group (facsimile no. (212) ________), (vi) in the case of the Paying Agent or the Transfer Agent and Registrar, to Norwest Bank Minnesota, National Association, MAC N9311-161, Sixth and Marquette, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services/Asset-Backed Administration (facsimile no. (612) 667- 3464) and
(vii) to any other Person as specified in any Supplement; or, as to each party, at such other address or facsimile number as shall be designated by such party in a written notice to each other party.

            (b) Any Notice required or permitted to be given to a Holder of Registered Certificates shall be given by first- class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. No Notice shall be required to be mailed to a Holder of Bearer Certificates or Coupons but shall be given as provided below. Any Notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Investor Certificateholder receives such Notice. In addition, (a) if and so long as any Series or Class is listed on the Luxembourg Stock Exchange and such exchange shall so require, any Notice to Investor Certificateholders shall be published in an Authorized Newspaper of general circulation in Luxembourg within the time period prescribed in this Agreement and (b) in the case of any Series or Class with respect to which any Bearer Certificates are outstanding, any Notice required or permitted to be given to Investor Certificateholders of such Series or Class shall be published in an Authorized Newspaper within the time period prescribed in this Agreement.

            Section 13.6. Rule 144A Information. For so long as any of the Investor Certificates of any Series or Class are "restricted securities" within the meaning of Rule 144(a)(3) under the Act, each of the Transferor, the Trustee, the Servicer and any Enhancement Provider agree to cooperate with each other to provide to any Investor Certificateholders of such Series or Class and to any prospective purchaser of Certificates designated by such Investor Certificateholder, upon the request of such Investor Certificateholder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Act.

            Section 13.7. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such provisions shall be deemed severable from the remaining provisions of this Agreement and shall in no way affect the validity or enforceability of the remaining provisions or of the Certificates or the rights of the Certificateholders.

            Section 13.8. Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Article VIII, this Agreement may not be assigned by the Servicer without the prior consent of Holders of Investor Certificates evidencing not less than 66-2/3% of the aggregate unpaid principal amount of all outstanding Investor Certificates.

            Section 13.9. Certificates Nonassessable and Fully Paid. It is the intention of the parties to this Agreement that the Certificateholders shall not be personally liable for obligations of the Trust, that the interests in the Trust represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever and that Certificates upon authentication thereof by the Trustee pursuant to Section 6.2 are and shall be deemed fully paid.

            Section 13.10. Further Assurances. The Transferor and the Servicer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Trustee more fully to effect the purposes of this Agreement, including the execution of any financing statements or continuation statements relating to the Receivables for filing under the provisions of the UCC of any applicable jurisdiction.

            Section 13.11. Nonpetition Covenant. Notwithstanding any prior termination of this Agreement, the Servicer, the Trustee, the Transferor, each Enhancement Provider, if any, each Holder of a Supplemental Certificate and each Holder of a Participation shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Trust or the Transferor, acquiesce, petition or otherwise invoke or cause the Trust or the Transferor to invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against the Trust or the Transferor under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or the Transferor or any substantial part of their respective property or ordering the winding-up or liquidation of the affairs of the Trust or the Transferor.

            Section 13.12. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Trustee or the Certificateholders, any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided under this Agreement are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

            Section 13.13. Counterparts. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

            Section 13.14. Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, the Certificateholders, any Enhancement Provider (to the extent provided in this Agreement and the related Supplement) and their respective successors and permitted assigns. Except as otherwise expressly provided in this Agreement (including, without limitation, Section 7.4), no other Person will have any right or obligation hereunder.

            Section 13.15. Actions by Certificateholders. (a) Wherever in this Agreement a provision is made that an action may be taken or a Notice given by Certificateholders, such action or Notice may be taken or given by any Certificateholder, unless such provision requires a specific percentage of Certificateholders.

            (b) Any Notice, request, authorization, direction, consent, waiver or other act by the Holder of a Certificate shall bind such Holder and every subsequent Holder of such Certificate and of any Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Trustee or the Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

            Section 13.16. Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

            Section 13.17. Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

            Section 13.18. No Proceedings. Each of the Trustee, the Transferor, the Servicer, and each Certificateholder by acceptance of its Certificate, hereby agrees that it will not institute against the Holder of the Transferor Certificate, or join any other Person in instituting against the Holder of the Transferor Certificate, on account of its ownership of the Transferor Certificate or its obligations hereunder, any bankruptcy, insolvency, liquidation, readjustment of debt, marshalling of assets or any similar proceeding so long as there shall not have elapsed one year plus one day since the last day on which any Investor Certificates shall have been outstanding.

          IN WITNESS WHEREOF, the Transferor, the Servicer and the Trustee have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.


                                    TARGET RECEIVABLES
                                      CORPORATION,
                                       as Transferor,


                                    By /s/ Stephen C. Kowalke
                                       ---------------------------------
                                       Name:  Stephen C. Kowalke
                                       Title: Vice President and Treasurer


                                    RETAILERS NATIONAL BANK,
                                       as Servicer,


                                    By /s/ Stephen C. Kowalke
                                       ----------------------------------
                                       Name:  Stephen C. Kowalke
                                       Title: Assistant Treasurer


                                    NORWEST BANK MINNESOTA, NATIONAL
                                       ASSOCIATION, as Trustee,


                                    By /s/ S. Dignan
                                       --------------------------------
                                       Name:  S. Dignan
                                       Title: Corporate Trust Officer




                                                                  EXHIBIT A

                      FORM OF TRANSFEROR CERTIFICATE

            THIS TRANSFEROR CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NEITHER THIS TRANSFEROR CERTIFICATE NOR ANY PORTION HEREOF MAY BE OFFERED OR SOLD EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF SUCH ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION PROVISIONS.

            THIS TRANSFEROR CERTIFICATE IS NOT PERMITTED TO BE TRANSFERRED, ASSIGNED, EXCHANGED OR OTHERWISE PLEDGED OR CONVEYED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

No. R-1                                                            One Unit

                      TARGET CREDIT CARD MASTER TRUST
                          TRANSFEROR CERTIFICATE

                  THIS CERTIFICATE REPRESENTS AN INTEREST
                         IN CERTAIN ASSETS OF THE
                      TARGET CREDIT CARD MASTER TRUST

Evidencing an interest in a trust, the corpus of which consists primarily of receivables generated from time to time in the ordinary course of business in a portfolio of open end credit card accounts owned by Retailers National Bank.

            (Not an interest in or obligation of the Transferor
                         or any affiliate thereof)

            This certifies that TARGET RECEIVABLES CORPORATION is the registered owner of a fractional interest in the assets of a trust (the "Trust") not allocated to the Certificateholders' Interest, the interest of any Holder of a Supplemental Certificate or the interest of any holder of a Participation pursuant to the Amended and Restated Pooling and Servicing Agreement dated as of April 28, 2000 (as amended and supplemented, the "Agreement"), among Target Receivables Corporation, a Minnesota corporation, as transferor (the "Transferor"), Retailers National Bank, a national banking association, as Servicer, and Norwest Bank Minnesota, National Association, a national banking association, as trustee (the "Trustee"). The corpus of the Trust consists of (i) a portfolio of all receivables (the "Receivables") existing in the open end credit card accounts identified under the Agreement from time to time (the "Accounts"),
(ii) all Receivables generated under the Accounts from time to time thereafter, (iii) funds collected or to be collected from accountholders in respect of the Receivables, (iv) all funds which are from time to time on deposit in the Collection Account, the Special Funding Account and in the Series Accounts, (v) the benefits of any Enhancements issued and to be issued by Enhancement Providers, if any, with respect to one or more Series of Investor Certificates and (vi) all other assets and interests constituting the Trust. Although a summary of certain provisions of the Agreement is set forth below, this Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee. A copy of the Agreement may be requested from the Trustee by writing to the Trustee at Norwest Center, Sixth and Marquette, Minneapolis, Minnesota 55479, Attention: Joseph Travis. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to them in the Agreement.

            This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended and supplemented from time to time, the Holder of this Certificate by virtue of the acceptance hereof assents and is bound.

            The Receivables consist of Principal Receivables which arise generally from the purchase of merchandise and services and Finance Charge Receivables which arise generally from Periodic Finance Charges, Late Fees and other fees and charges with respect to the Accounts.

            This Certificate is the Transferor Certificate, which represents the Transferor's interest in certain assets of the Trust, including the right to receive a portion of the Collections and other amounts at the times and in the amounts specified in the Agreement. The aggregate interest represented by the Transferor Certificate at any time in the Receivables in the Trust shall not exceed the Transferor's Interest at such time. In addition to the Transferor Certificate, (i) Investor Certificates will be issued to investors pursuant to the Agreement, which will represent the Certificateholders' Interest, (ii) Supplemental Certificates may be issued pursuant to the Agreement, which will represent that portion of the Transferor's Interest not allocated to the Holder of the Transferor Certificate and (iii) Participations may be issued pursuant to the Agreement, which will represent an undivided ownership interest in the Receivables. This Transferor Certificate shall not represent any interest in the Collection Account, the Special Funding Account or the Series Accounts, except as expressly provided in the Agreement, or any Enhancements.

            The Transferor has entered into the Agreement, and this Certificate is issued, with the intention that, for Federal, state and local income and franchise tax purposes only, the Investor Certificates (except, Transferor Retained Certificates which are held by the Transferor) will qualify as debt secured by the Receivables. The Transferor, by entering into the Agreement and the Holder of the Transferor Certificate by acceptance of this Transferor Certificate, agree to treat such Investor Certificates for Federal, state and local income and franchise tax purposes as debt under applicable tax law.

            Subject to certain conditions and exceptions specified in the Agreement, the obligations created by the Agreement and the Trust created thereby shall terminate upon the earliest of (i) September 30, 2095 and
(ii) the day following the Distribution Date on which the Invested Amount and Enhancement Invested Amount for each Series is zero (provided the Transferor has delivered a written notice to the Trustee electing to terminate the Trust).

            Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Holder of the Transferor Certificate has caused this Certificate to be duly executed.

                                 TARGET RECEIVABLES CORPORATION,
                                    as Transferor,


                                 By ______________________________
                                    Name:
                                    Title:


Dated:  ______________, ____




                  TRUSTEE'S CERTIFICATE OF AUTHENTICATION

            This is the Transferor Certificate described in the within-mentioned Agreement.

NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Trustee,


By ________________________
      Authorized Signatory

or

By [________________________],
      as Authenticating Agent
      for the Trustee,

By _________________________
      Authorized Signatory



                                                                  EXHIBIT B

FORM OF ASSIGNMENT OF RECEIVABLES IN SUPPLEMENTAL ACCOUNTS

              (As required by Section 2.9 of the Amended and
                 Restated Pooling and Servicing Agreement)

            ASSIGNMENT No. ____ OF RECEIVABLES IN SUPPLEMENTAL ACCOUNTS dated as of __________, ____1/ by and among TARGET RECEIVABLES CORPORATION, a Minnesota corporation, as Transferor (the "Transferor"), RETAILERS NATIONAL BANK, as Servicer (the "Servicer"), and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association (the "Trustee"), pursuant to the Amended and Restated Pooling and Servicing Agreement referred to below.

                                 WITNESSETH

            WHEREAS the Transferor, the Servicer and the Trustee are parties to the Amended and Restated Pooling and Servicing Agreement dated as of April 28, 2000 (as may be amended and supplemented from time to time, the "Agreement");

            WHEREAS, pursuant to the Agreement, the Transferor wishes to designate Supplemental Accounts owned by the Credit Card Originator to be included as Accounts and to convey the Receivables of such Supplemental Accounts, whether now existing or hereafter created, to the Trust as part of the corpus of the Trust (as each such term is defined in the Agreement); and

            WHEREAS the Trustee is willing to accept such designation and conveyance subject to the terms and conditions hereof;

            NOW, THEREFORE, the Transferor, the Servicer and the Trustee hereby agree as follows:

            1. Defined Terms. All capitalized terms used herein shall have the meanings ascribed to them in the Agreement unless otherwise defined herein.

            "Addition Date" shall mean, with respect to the Supplemental Accounts designated hereby, ___________, ____.

            "Addition Cut-Off Date" shall mean, with respect to the Supplemental Accounts designated hereby, ___________, ----.


--------
1/    To be dated as of the applicable Addition Date.
-

            2. Designation of Supplemental Accounts. On or before the Document Delivery Date, the Transferor will deliver to the Trustee a computer file, microfiche list or printed list containing a true and complete schedule identifying all such Supplemental Accounts specifying for each such Account, as of the Addition Cut-Off Date, its account number, the aggregate amount outstanding in such Account and the aggregate amount of Principal Receivables outstanding in such Account, which computer file, microfiche list or printed list shall supplement any computer file, microfiche list or printed list previously delivered to the Trustee.

            3. Conveyance of Receivables. The Transferor does hereby transfer, assign, set over and otherwise convey to the Trust, for the benefit of the Certificateholders, all its right, title and interest in, to and under the Receivables of such Supplemental Accounts existing at the close of business on the Addition Date and thereafter created from time to time until the termination of the Trust, all monies due or to become due and all amounts received with respect thereto and all proceeds (including "proceeds" as defined in the UCC) thereof. The foregoing does not constitute and is not intended to result in the creation or assumption by the Trust, the Trustee, any Investor Certificateholder or any Enhancement Provider of any obligation of the Servicer, the Transferor, the Credit Card Originator or any other Person in connection with the Accounts, the Receivables or under any agreement or instrument relating thereto, including any obligation to Obligors, merchant banks, merchants clearance systems or insurers.

            The Transferor agrees to record and file, at its own expense, financing statements (and continuation statements when applicable) with respect to the Receivables now in Supplemental Accounts, meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain perfection of, the assignment of such Receivables to the Trust, and to deliver a file-stamped copy of each such financing statement or other evidence of such filing to the Trustee on or prior to the Addition Date. The Trustee shall be under no obligation whatsoever to file such financing or continuation statements or to make any other filing under the UCC in connection with such assignment.

            In connection with such assignment, the Transferor further agrees, at its own expense, on or prior to the date of this Assignment, to cause the Credit Card Originator to indicate in the appropriate computer files that Receivables created in connection with the Supplemental Accounts and designated hereby have been conveyed to the Trust pursuant to the Agreement and this Assignment for the benefit of the Certificateholders.

            The Transferor does hereby grant to the Trustee a security interest in all of its right, title and interest in and to the Receivables now existing and hereafter created in the Supplemental Accounts, all monies due or to become due and all amounts received with respect thereto and all proceeds (including "proceeds" as defined in the UCC) thereof. This Assignment constitutes a security agreement under the UCC.

            4. Acceptance by Trustee. The Trustee hereby acknowledges its acceptance on behalf of the Trust of all right, title and interest to the property, now existing and hereafter created, conveyed to the Trust pursuant to Section 3 of this Assignment, and declares that it shall maintain such right, title and interest, upon the trust set forth in the Agreement, for the benefit of all Certificateholders. The Trustee further acknowledges that, prior to or simultaneously with the execution and delivery of this Assignment, the Transferor delivered to the Trustee the computer file, microfiche list or printed list described in Section 2 of this Assignment.

            5. Representations and Warranties of the Transferor. The Transferor hereby represents and warrants to the Trustee, on behalf of the Trust, as of the date of this Assignment and as of the Addition Date that:

                  (a) Legal, Valid and Binding Obligation. This Assignment constitutes a legal, valid and binding obligation of the Transferor enforceable against the Transferor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

                  (b) Eligibility of Accounts. Each Supplemental Account designated hereby is an Eligible Account;

                  (c) Insolvency. As of each of the Addition Cut-Off Date and the Addition Date, no Insolvency Event with respect to the Credit Card Originator or the Transferor has occurred and the transfer by the Transferor of Receivables arising in the Supplemental Accounts to the Trust has not been made in contemplation of the occurrence thereof;

                  (d) Early Amortization Event. The Transferor reasonably believes that (A) the addition of the Receivables arising in the Supplemental Accounts will not, based on the facts known to the Transferor, then or thereafter cause an Early Amortization Event to occur with respect to any Series and (B) no selection procedure was utilized by the Transferor which would result in the selection of Supplemental Accounts (from among the available Eligible Accounts owned by the Credit Card Originator) that would be materially less favorable to the interests of the Investor Certificateholders of any Series as of the Addition Date than a random selection;

                  (e) Security Interest. This Assignment constitutes a valid transfer and assignment to the Trust of all right, title and interest of the Transferor in and to the Receivables and other Trust Assets conveyed to the Trust by the Transferor and all monies due or to become due and all amounts received with respect thereto and the proceeds as defined in the UCC, and this Assignment constitutes a grant of a "security interest" (as defined in the UCC) in such property to the Trust, which, in the case of existing Receivables and the proceeds thereof, is enforceable upon execution and delivery of this Assignment, and which will be enforceable with respect to such Receivables hereafter created and the proceeds thereof upon such creation. Upon the filing of the financing statements described in
      Section 3 of this Assignment and, in the case of the Receivables hereafter created and the proceeds thereof, upon the creation thereof, the Trust shall have a first priority security interest in such property except for Liens permitted under Section 2.7(b) of the Agreement;

                  (f) No Conflict. The execution and delivery by the Transferor of this Assignment, the performance of the transactions contemplated by this Assignment and the fulfillment of the terms hereof applicable to the Transferor, will not conflict with or violate any Requirements of Law applicable to the Transferor or conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Transferor is a party or by which it or its properties are bound;

                  (g) No Proceedings. There are no proceedings or investigations, pending or, to the best knowledge of the Transferor, threatened against the Transferor before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (i) asserting the invalidity of this Assignment, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Assignment, (iii) seeking any determination or ruling that, in the reasonable judgment of the Transferor, would materially and adversely affect the performance by the Transferor of its obligations under this Assignment, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Assignment or (v) seeking to affect adversely the income tax attributes of the Trust under the Federal or applicable state income or franchise tax systems; and

                  (h) All Consents. All authorizations, consents, orders or approvals or other actions of any Person or of any court or other governmental authority required to be obtained by the Transferor in connection with the execution and delivery of this Assignment by the Transferor and the performance of the transactions contemplated by this Assignment by the Transferor, have been obtained.

            6. Ratification of Agreement. As supplemented by this Assignment, the Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Assignment shall be read, taken and construed as one and the same instrument.

            7. Counterparts. This Assignment may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

            8. GOVERNING LAW. THIS ASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            IN WITNESS WHEREOF, the Transferor, the Servicer and the Trustee have caused this Assignment to be duly executed by their respective officers as of the day and year first above written.

                        TARGET RECEIVABLES CORPORATION,
                           as Transferor,

                        By ______________________________
                           Name:
                           Title:

                        RETAILERS NATIONAL BANK,
                           as Servicer,

                        By ______________________________
                           Name:
                           Title:

                        NORWEST BANK MINNESOTA, NATIONAL
                          ASSOCIATION, as Trustee,

                        By ______________________________
                           Name:
                           Title:




                                                                     EXHIBIT C

           FORM OF REASSIGNMENT OF RECEIVABLES IN REMOVED ACCOUNTS

                 (As required by Section 2.10 of the Amended
                and Restated Pooling and Servicing Agreement)

            REASSIGNMENT No. _____ OF RECEIVABLES dated as of __________, ___,1/ by and among TARGET RECEIVABLES CORPORATION, a Minnesota corporation, as Transferor (the "Transferor"), RETAILERS NATIONAL BANK, a national banking association, as Servicer (the "Servicer") and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association, as trustee (the "Trustee"), pursuant to the Amended and Restated Pooling and Servicing Agreement referred to below.

                                 WITNESSETH:

            WHEREAS the Transferor, the Servicer and the Trustee are parties to the Amended and Restated Pooling and Servicing Agreement dated as of April 28, 2000 (as may be amended and supplemented from time to time, the "Agreement");

            WHEREAS pursuant to the Agreement, the Transferor wishes to remove from the Trust all Receivables in certain designated Accounts owned by the Credit Card Originator (the "Removed Accounts") and to cause the Trustee to reconvey the Receivables of such Removed Accounts, whether now existing or hereafter created, from the Trust to the Transferor; and

            WHEREAS the Trustee is willing to accept such designation and to reconvey the Receivables in the Removed Accounts subject to the terms and conditions hereof;

            NOW, THEREFORE, the Transferor, the Servicer and the Trustee hereby agree as follows:

            1. Defined Terms. All terms defined in the Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

            "Removal Date" shall mean, with respect to the Removed Accounts designated hereby, ______________, ____.

            "Removal Notice Date" shall mean, with respect to the Removed Accounts, ______________, ____.


--------
1/ To be dated as of the Removal Date.
-

            2. Designation of Removed Accounts. On or before the date that is 10 Business Days after the Removal Date, the Transferor will deliver to the Trustee a computer file, microfiche list or printed list containing a true and complete schedule identifying all Accounts the Receivables of which are being removed from the Trust, specifying for each such Account, as of the Removal Notice Date, its account number, the aggregate amount outstanding in such Account and the aggregate amount of Principal Receivables in such Account, which computer file, microfiche list or printed list shall supplement any computer file, microfiche list or printed list previously delivered to the Trustee pursuant to the Agreement.

            3. Conveyance of Receivables. (a) The Trustee does hereby transfer, assign, set over and otherwise convey to the Transferor, without recourse, on and after the Removal Date, all right, title and interest of the Trust in, to and under the Receivables existing at the close of business on the Removal Date and thereafter created from time to time in the Removed Accounts designated hereby, all monies due or to become due and all amounts received with respect thereto and all proceeds thereof.

                  (b) In connection with such transfer, the Trustee agrees to execute and deliver to the Transferor on or prior to the date this Reassignment is delivered, applicable termination statements with respect to the Receivables existing at the close of business on the Removal Date and thereafter created from time to time in the Removed Accounts reassigned hereby and the proceeds thereof evidencing the release by the Trust of its interest in the Receivables in the Removed Accounts, and meeting the requirements of applicable state law, in such manner and such jurisdictions as are necessary to terminate such interest.

            4. Representations and Warranties of the Transferor. The Transferor hereby represents and warrants to the Trustee, on behalf of the Trust, as of the Removal Date:

                  (a) Legal, Valid and Binding Obligation. This Reassignment constitutes a legal, valid and binding obligation of the Transferor enforceable against the Transferor, in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

                  (b) Early Amortization Event. The Transferor reasonably believes that (A) the removal of the Receivables existing in the Removed Accounts will not, based on the facts known to the Transferor, then or thereafter cause an Early Amortization Event to occur with respect to any Series and (B) no selection procedure believed by the Transferor to be materially adverse to the interests of the Investor Certificateholders has been used in removing Removed Accounts from among any pool of Accounts or Participations of a similar type as of the Removal Date;

                  (c) List of Removed Accounts. The list of Removed Accounts delivered pursuant to Section 2.10(c) of the Agreement, as of the Removal Date, is true and complete in all material respects; and

                  (d) Defaulted Receivables. No selection procedure was utilized by the Transferor with the intent to include a disproportionately higher level of Defaulted Receivables in the Removed Accounts than exist in the Accounts or to remove Accounts for the intended purpose of mitigating losses to the Trust.

            5. Ratification of Agreement. As supplemented by this Reassignment, the Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Reassignment shall be read, taken and construed as one and the same instrument.

            6. Counterparts. This Reassignment may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

            7. GOVERNING LAW. THIS REASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.


            IN WITNESS WHEREOF, the Transferor, the Servicer and the Trustee have caused this Reassignment to be duly executed by their respective officers as of the day and year first above written.

                        TARGET RECEIVABLES CORPORATION,
                           as Transferor,


                        By ______________________________
                           Name:
                           Title:


                        RETAILERS NATIONAL BANK
                                as Servicer,


                        By ______________________________
                           Name:
                           Title:


                        NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION,
                                as Trustee,


                        By ______________________________
                           Name:
                           Title:




                                                                     EXHIBIT D

                   FORM OF ANNUAL SERVICER'S CERTIFICATE

            (To be delivered on or before the 90th day following
         the end of the fiscal year of the Transferor, pursuant to
            Section 3.5 of the Amended and Restated Pooling and
                                 Servicing
                        Agreement referred to below)

                          RETAILERS NATIONAL BANK

                      TARGET CREDIT CARD MASTER TRUST

            The undersigned, a duly authorized representative of Retailers National Bank, as Servicer ("RNB"), pursuant to the Amended and Restated Pooling and Servicing Agreement dated as of April 28, 2000 (as may be amended and supplemented from time to time, the "Agreement"), among Target Receivables Corporation, as Transferor, RNB as Servicer, and Norwest Bank Minnesota, National Association, as Trustee, does hereby certify that:

            1. RNB is, as of the date hereof, the Servicer under the Agreement. Capitalized terms used in this Certificate have their respective meanings as set forth in the Agreement.

            2. The undersigned is a Servicing Officer who is duly authorized pursuant to the Agreement to execute and deliver this Certificate to the Trustee.

            3. A review of the activities of the Servicer during the fiscal year ended __________, ____, and of its performance under the Agreement was conducted under my supervision.

            4. Based on such review, the Servicer has, to the best of my knowledge, performed in all material respects its obligations under the Agreement throughout such year and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 5 below.

            5. The following is a description of each default in the performance of the Servicer's obligations under the provisions of the Agreement known to me to have been made by the Servicer during the fiscal year ended __________, ____, which sets forth in detail (i) the nature of each such default, (ii) the action taken by the Servicer, if any, to remedy each such default and (iii) the current status of each such default: [If applicable, insert "None."]


            IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this _____ day of _______, ____.


                              RETAILERS NATIONAL BANK,
                                 as Servicer,


                        By ______________________________
                           Name:
                           Title:



                                                                EXHIBIT E-1-A



            THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). NEITHER THIS CERTIFICATE NOR ANY PORTION HEREOF MAY BE OFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF THE 1933 ACT AND ANY APPLICABLE PROVISIONS OF ANY STATE BLUE SKY OR SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION PROVISIONS. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.




                                                                 EXHIBIT E-1-B


            THIS CERTIFICATE MAY NOT BE ACQUIRED BY OR FOR THE
ACCOUNT OF A BENEFIT PLAN (AS DEFINED BELOW).1/
                                             -



--------
1/ The following text should be included in any Certificate in which the above legend appears:

                  The [Certificates] may not be acquired by or for the
            account of (a) any employee benefit plan or other plan, trust or account (including an individual retire ment account) that is subject to the Employee Retire ment Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended, or (b) any collective investment fund, insurance company separate or general account or other entity (except an entity registered under the Invest ment Company Act of 1940, as amended) whose underlying assets include "plan assets" under ERISA by reason of any such plan's investment in such entity (a "Benefit Plan"). By accepting and holding this Certificate, the Holder hereof shall be deemed to have represented and warranted that it is not, and is not acting on behalf of, a Benefit Plan. By acquiring any interest in this Certificate, each applicable Certificate Owner shall be deemed to have represented and warranted that it is not, and is not acting on behalf of, a Benefit Plan.




                                                                   EXHIBIT E-2



                        [FORM OF UNDERTAKING LETTER]

                                                                        [Date]


Norwest Bank Minnesota, National Association
Norwest Center
Sixth and Marquette
Minneapolis, Minnesota 55479
Attention: Joseph Travis

Target Receivables Corporation
80 South Eighth Street, 14th Floor, Suite 1401
Minneapolis, Minnesota  55402
Attention:  Treasurer

      Re:  Purchase of $____________1/  principal
           amount of Target Credit Card Master
           Trust, [Class __], [__%] [Floating Rate]
           Asset Backed Certificates, Series [  ]

Dear Sirs:

            In connection with our purchase of the above- referenced Asset Backed Certificates (the "Certificates") we confirm that:

            (i) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "1933 Act"), and are being sold to us in a transaction that is exempt from the registration requirements of the 1933 Act;

            (ii) any information we desire concerning the Certificates or any other matter relevant to our decision to purchase the certificates is or has been made available to us;

            (iii) we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Certificates, and we (and any account for which we are purchasing under paragraph (iv) below) are able to bear the economic risk of an investment in the Certificates; we (and any account for which we are purchasing under paragraph (iv) below) are an "accredited investor" (as such term is defined in Rule 501(a)(1), (2) or (3) of Regulation D under the 1933 Act); and we are not, and none of such accounts is, a Benefit Plan;

--------
      1/    Not less than $250,000 minimum principal amount.
      -

            (iv) we are acquiring the Certificates for our own account or for accounts as to which we exercise sole investment discretion and not with a view to any distribution of the Certificates, subject, nevertheless, to the understanding that the disposition of our property shall at all times be and remain within our control;

            (v) we agree that the Certificates must be held indefinitely by us unless subsequently registered under the 1933 Act or an exemption from any registration requirements of that Act and any applicable state securities laws available;

            (vi) we agree that in the event that at some future time we wish to dispose of or exchange any of the Certificates (such disposition or exchange not being currently foreseen or contemplated), we will not transfer or exchange any of the Certificates unless:

                  (A)(1) the sale is of at least U.S. $250,000 principal
            amount of Certificates to an Eligible Purchaser (as defined below), (2) a letter to substantially the same effect as paragraphs (i), (ii), (iii), (iv), (v) and (vi) of this letter is executed promptly by the purchaser and (3) all offers or solicitations in connection with the sale, whether directly or through any agent acting on our behalf, are limited only to Eligible Purchasers and are not made by means of any form of general solicitation or general advertising whatsoever; or

                  (B) the Certificates are transferred pursuant to Rule 144
            under the 1933 Act by us after we have held them for more than three years; or

                  (C) the Certificates are sold in any other transaction
            that does not require registration under the 1933 Act and, if the Transferor, the Servicer, the Trustee or the Transfer Agent and Registrar so requests, we theretofore have furnished to such party an opinion of counsel satisfactory to such party, in form and substance satisfactory to such party, to such effect; or

                  (D) the Certificates are transferred pursuant to an
            exception from the registration requirements of the 1933 Act under Rule 144A under the 1933 Act; and

            (vii) we understand that the Certificates will bear a legend to substantially the following effect:

            "THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). NEITHER THIS CERTIFICATE NOR ANY PORTION HEREOF MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF THE 1933 ACT AND ANY APPLICABLE PROVISIONS OF ANY STATE BLUE SKY OR SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION PROVISIONS. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN."

            ["THIS CERTIFICATE MAY NOT BE ACQUIRED BY OR FOR THE ACCOUNT OF A BENEFIT PLAN (AS DEFINED BELOW)."]*/

The first paragraph of this legend may be removed if the Transferor, the Servicer, the Trustee and the Transfer Agent and Registrar have received an opinion of counsel satisfactory to them, in form and substance satisfactory to them, to the effect that such paragraph may be removed.

            "Eligible Purchaser" means either an Eligible Dealer or a corporation, partnership or other entity which we have reasonable grounds to believe and do believe can make representations with respect to itself to substantially the same effect as the representations set forth herein. "Eligible Dealer" means any corporation or other entity the principal business of which is acting as a broker and/or dealer in securities. ["Benefit Plan" means (a) any employee benefit plan or other plan, trust or account (including an individual retirement account) that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
Section 4975 of the Internal Revenue Code of 1986, as amended, or (b) any collective investment fund, insurance company separate or general account or other entity (except an entity registered under the Investment Company Act of 1940, as amended) whose underlying assets include "plan assets" under ERISA by reason of a plan's investment in such entity.]**/ Capitalized terms used but not defined herein shall have the meanings given to such terms in the Amended and Restated Pooling and Servicing Agreement, dated as of April 28, 2000, by and among Target Receivables Corporation, Retailers National Bank and Norwest Bank Minnesota, National Association




--------
* This bracketed text should be included only if the Certificate(s) to be purchased include the legend specified on Exhibit E-1-B.

** This bracketed text should be included only if the Certificate(s) to be purchased include the legend specified on Exhibit E-1-B.


                              Very truly yours,


                              ------------------------
                                 (Name of Purchaser)


                              By:_____________________
                                 (Authorized Officer)



                                                                   EXHIBIT E-3



THIS CERTIFICATE MAY NOT BE ACQUIRED BY OR FOR THE ACCOUNT OF
A BENEFIT PLAN (AS DEFINED BELOW).1/
                                  -



--------
1/ The following text should be included in any Certificate in which the above legend appears:

                  The [Certificates] may not be acquired by or for the
            account of (a) any employee benefit plan or other plan, trust or account (including an individual retire ment account) that is subject to the Employee Retire ment Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended, or (b) any collective investment fund, insurance company separate or general account or other entity (except an entity registered under the Invest ment Company Act of 1940, as amended) whose underlying assets include "plan assets" under ERISA by reason of any such plan's investment in such entity (a "Benefit Plan"). By accepting and holding this Certificate, the Holder hereof shall be deemed to have represented and warranted that it is not, and is not acting on behalf of, a Benefit Plan. By acquiring any interest in this Certificate, each applicable Certificate Owner shall be deemed to have represented and warranted that it is not, and is not acting on behalf of, a Benefit Plan.



                                                                     EXHIBIT F



                      Example of a Credit Card Agreement





                                                                     EXHIBIT G



                                  RESERVED.





                                                                   EXHIBIT H-1

                   FORM OF OPINION OF COUNSEL WITH RESPECT
                                TO AMENDMENTS

                         Provisions to be included in
                 Opinion of Counsel to be delivered pursuant
                            to Section 13.2(d)(i)


            The opinions set forth below may be subject to all the qualifications, assumptions, limitations and exceptions taken or made in the Opinions of Counsel delivered on any applicable Closing Date.

            (i) The amendment to the [Amended and Restated Pooling and Servicing Agreement], [Supplement], attached hereto as Schedule 1 (the "Amendment" ), has been duly authorized, executed and delivered by the Transferor and the Servicer and constitutes the legal, valid and binding agreement of the Transferor and the Servicer, respectively, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws from time to time in effect affecting creditors' rights generally or the rights of creditors of national banking associations. The enforceability of the respective obligations of the Transferor and the Servicer is also subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)

            (ii) The Amendment has been entered into in accordance with the terms and provisions of Section 13.1 of the Amended and Restated Pooling and Servicing Agreement.




                                                                   EXHIBIT H-2

                    FORM OF OPINION OF COUNSEL WITH RESPECT
                     TO ADDITION OF SUPPLEMENTAL ACCOUNTS


                         Provisions to be included in
                           Opinion of Counsel to be
                            delivered pursuant to
                         Section 13.2(d)(ii) or (iii)


            The opinions set forth below may be subject to appropriate qualifications, assumptions, limitations and exceptions. Paragraphs 1-3 are not required if the opinion is being delivered solely under Section 13.2(d)(iii).

            1. The Receivables arising in such Supplemental Accounts constitute either "general intangibles," "accounts" or "chattel paper," in each case as defined under Section 9- 106 of the UCC.

            2. The Amended and Restated Pooling and Servicing Agreement creates in favor of the Trust a security interest in the Transferor's rights in the Receivables in such Supplemental Accounts and the proceeds thereof.

            3. The security interest described in paragraph 2 is perfected and of first priority under the UCC.

            4. No further filings or actions are required under the UCC prior to March 31, ____, in order to maintain the perfection and priority of the security interest created by the Amended and Restated Pooling and Servicing Agreement in favor of the Trust in the Transferor's rights in the Receivables and the proceeds thereof.